FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-04

September 9, 2019

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,060,426,720

(Approximate Mortgage Pool Balance)

$912,734,000

(Offered Certificates)

GS Mortgage Securities Trust 2019-GC42

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2019-GC42

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

German American Capital Corporation

As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC	Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners

AmeriVet Securities		Drexel Hamilton
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the “Preliminary Prospectus”) anticipated to be dated September 9, 2019. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY

CERTIFICATE SUMMARY OFFERED CERTIFICATES
Offered Class	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$11,528,000		30.000%	[ ]%	(5)	2.58	10/19 – 06/24
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$117,422,000		30.000%	[ ]%	(5)	4.85	06/24 – 09/24
Class A-3	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(6)		30.000%	[ ]%	(5)	(6)	(6)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$20,849,000		30.000%	[ ]%	(5)	7.46	09/24 – 07/29
Class X-A	AAA(sf) / AAAsf / AAA(sf)	$823,402,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / A(sf)	$89,332,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AAA(sf) / AAAsf / AAA(sf)	$98,394,000		20.500%	[ ]%	(5)	9.95	09/29 – 09/29
Class B	AA-(sf) / AA-sf / AA(sf)	$45,313,000		16.125%	[ ]%	(5)	9.95	09/29 – 09/29
Class C	NR / A-sf / A(low)(sf)	$44,019,000		11.875%	[ ]%	(5)	9.95	09/29 – 09/29

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class D	NR / BBBsf / BBB(high)(sf)	$28,482,000		9.125%	[ ]%	(5)	9.95	09/29 – 09/29
Class X-D(9)	NR / BBB-sf / BBB(sf)	$50,491,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E(9)	NR / BBB-sf / BBB(low)(sf)	$22,009,000		7.000%	[ ]%	(5)	9.95	09/29 – 09/29
Class F-RR(9)	NR / BB-sf / BB(sf)	$22,010,000		4.875%	[ ]%	(5)	9.95	09/29 – 09/29
Class G-RR(9)	NR / B-sf / B(high)(sf)	$10,357,000		3.875%	[ ]%	(5)	9.95	09/29 – 09/29
Class H-RR(9)	NR / NR / NR	$40,134,720		0.000%	[ ]%	(5)	9.95	09/29 – 09/29
Class S(10)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS” and together with S&P and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. The notional amount of each class of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “principal balance certificates” and, together with the Class X certificates and the Class S certificates, the “Non-VRR certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC Rate (defined below), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the WAC Rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR interest. However, losses incurred on the mortgage loans will be allocated between the VRR interest and the principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(5)	For each distribution date, the pass-through rates on each class of principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(6)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $575,209,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$100,000,000 – $270,000,000	9.79 – 9.82	07/29 – 07/29 / 07/29 – 08/29
Class A-4	$305,209,000 – $475,209,000	9.86 – 9.88	07/29 – 09/29 / 08/29 – 09/29

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below.

Class	Related Class X Class
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates

(8)	The pass-through rate of each of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date, as described in the Preliminary Prospectus.

(9)	The initial certificate balance of each of the Class E, Class F-RR, Class G-RR and Class H-RR certificates, and the initial notional amount of the Class X-D certificates, are subject to change based on final pricing of all certificates and the final determination of the Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser and the final determination of the VRR Interest (as defined below) that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(10)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Preliminary Prospectus.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

VRR INTEREST SUMMARY

Non-Offered Eligible Vertical Interest(1)	Approximate Initial VRR Interest Balance(2)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Wtd. Avg. Life (Yrs)(3)	Principal Window(3)
RR Interest	$19,759,775	[__]%	(4)	9.19	10/19 – 09/29
Class RR Certificates	$4,940,225	[__]%	(4)	9.19	10/19 – 09/29

(1)	The Class RR certificates and the RR Interest, which are not offered pursuant to this Term Sheet, collectively comprise the “VRR Interest”. Any information in this Term Sheet concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest represents the right to receive a specified percentage (to be determined as described in footnote (2) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the Non-VRR certificates and the VRR interest on each Distribution Date, as further described under “Credit Risk Retention” in the Preliminary Prospectus. The owner of the RR Interest is referred to in this Term Sheet as the “RR Interest Owner” and the owners of the Class RR certificates and the RR Interest are referred to in this Term Sheet as the “VRR Interest Owners”.

(2)	The initial aggregate VRR Interest balance is subject to change based on final pricing of all certificates and the final determination of the HRR Certificates that will be retained by the retaining third-party purchaser and the final determination of the VRR Interest that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. If the initial VRR Interest balance is reduced, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial VRR Interest balance. If the initial VRR interest balance is increased, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR Interest balance. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

(3)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Class RR Certificates and the RR Interest will be a per annum rate equal to the WAC Rate.

The Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR, Class S and Class R certificates and the VRR Interest are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates and the VRR Interest is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,060,426,720
Number of Mortgage Loans	36
Number of Mortgaged Properties	94
Average Cut-off Date Mortgage Loan Balance	$29,456,298
Weighted Average Mortgage Interest Rate	3.75997%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)	112
Weighted Average Remaining Amortization Term (months)	344
Weighted Average Cut-off Date LTV Ratio(4)	58.8%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	56.6%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	2.66x
Weighted Average Debt Yield on Underwritten NOI(7)	11.1%
% of Mortgage Loans with Mezzanine Debt(8)	13.6%
% of Mortgage Loans with Subordinate Debt(9)	19.4%
% of Mortgage Loans with Preferred Equity	6.1%
% of Mortgage Loans with Single Tenants(10)	33.8%

(1)	With respect to 17 mortgage loans, representing approximately 63.5% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to five mortgage loans, representing approximately 19.4% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, pads or unit calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	One mortgage loan, representing approximately 6.2% of the initial pool balance has an anticipated repayment date and unless otherwise indicated is presented as if it matured on its anticipated repayment date.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to two mortgage loans (6.6% of the initial pool balance) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 59.1%.

(5)	Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to two mortgage loans (6.6% of the initial pool balance) the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value assuming certain reserves were pre-funded instead of the related “as-is” appraised value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 56.9%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

(6)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

(8)	The Moffett Towers II Buildings 3 & 4, Woodlands Mall and Cross Bay Plaza mortgage loans have additional existing subordinate mezzanine loans held by certain limited liability companies owned by certain individuals who also own an indirect interest in the borrowers. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(9)	Each of the Moffett Towers II Buildings 3 & 4, Woodlands Mall, Diamondback Industrial Portfolio 1, 30 Hudson Yards and Grand Canal Shoppes mortgage loans have subordinate companion loans that are generally subordinate in right of payment to the respective related mortgage loans (the “Moffett Towers II Buildings 3 & 4 Subordinate Companion Loans,” the “Woodlands Mall Subordinate Companion Loan”, the “Diamondback Industrial Portfolio 1 Subordinate Companion Loan” the “30 Hudson Yards Subordinate Companion Loans” and the “Grand Canal Shoppes Subordinate Companion Loans”). The Moffett Towers II Buildings 3 & 4 Subordinate Companion Loans have an aggregate outstanding principal balance of $155,000,000 as of the Cut-off Date, and are currently held in the MFTII 2019-B3B4 securitization transaction. The Woodlands Mall Subordinate Companion Loan has an outstanding principal balance of $177,400,000 as of the Cut-off Date, and is currently held in the Benchmark 2019-B12 securitization transaction “loan specific certificates”. The Diamondback Industrial Portfolio 1 Subordinate Companion Loan has an outstanding principal balance of $60,250,000 as of the Cut-off Date, and is currently held in the GSMS 2019-GC40 securitization transaction “loan specific certificates”. The 30 Hudson Yards Subordinate Companion Loans have an aggregate outstanding principal balance of $310,000,000 as of the Cut-off Date, and are currently held in the Hudson Yards 2019-30HY securitization transaction. The Grand Canal Shoppes Subordinate Companion Loans have an aggregate outstanding principal balance of $215,000,000 as of the Cut-off Date, and are currently held by an unrelated third party investor. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(10)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc.

Co-Managers:	AmeriVet Securities, Inc. Drexel Hamilton, LLC

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$1,060,426,720

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wells Fargo Bank, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of September 9, 2019

Closing Date:	September 27, 2019

Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in September 2019 (or, in the case of any mortgage loan that has its first due date in October 2019, the date that would have been its due date in September 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 6th day of each month or next business day, commencing in October 2019

Distribution Date:	The 4th business day after the Determination Date, commencing in October 2019

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	September 2052

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to each class of Class X certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$912,734,000 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 36 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,060,426,720 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $29,456,298 and are secured by 94 mortgaged properties located throughout 22 states

—	LTV: 58.8% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.66x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 11.1% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 18.3% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	8.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	9.5% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity or the anticipated repayment date, as applicable

—	Hard Lockboxes: 79.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 100.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 22 mortgage loans representing 53.9% of the Initial Pool Balance

–	Insurance: 15 mortgage loans representing 28.4% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 25 mortgage loans representing 58.1% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 18 mortgage loans representing 58.4% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 66.3% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 37.0% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 21.9% of the mortgaged properties by allocated Initial Pool Balance are retail properties (11.5% are anchored retail properties)

—	Industrial: 18.6% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Mixed Use: 8.6% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Multifamily: 8.4% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 94 mortgaged properties are located throughout 22 states with three states having greater than 10.0% of the allocated Initial Pool Balance: Texas (18.3%), New York (17.3%) and California (16.0%).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	21	73	$651,650,000	61.5%
Citi Real Estate Funding Inc.	10	11	212,095,000	20.0
German American Capital Corporation	5	10	196,681,720	18.5
Total	36	94	$1,060,426,720	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Unit	Loan Purpose	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
Moffett Towers II Buildings 3 & 4	$65,550,000	6.2%	Office	701,266	Refinance	3.46	x	13.2%	44.3%
Northpoint Tower	65,500,000	6.2	Office	873,335	Refinance	3.31	x	11.3%	62.3%
2 Cooper	65,000,000	6.1	Multifamily	143	Acquisition	2.28	x	9.5%	51.3%
19100 Ridgewood	55,000,000	5.2	Office	618,017	Acquisition	2.42	x	9.9%	69.8%
New Jersey Center of Excellence	54,720,000	5.2	Mixed Use	785,598	Acquisition	3.24	x	13.6%	59.6%
Woodlands Mall	50,000,000	4.7	Retail	758,231	Refinance	3.95	x	17.4%	26.0%
Diamondback Industrial Portfolio 1	50,000,000	4.7	Industrial	2,234,598	Acquisition	4.43	x	16.5%	34.1%
105 East 17th Street	49,500,000	4.7	Office	125,000	Refinance	2.02	x	6.5%	73.3%
USAA Office Portfolio	45,000,000	4.2	Office	881,490	Acquisition	2.84	x	9.8%	63.8%
Covington Portfolio	36,200,000	3.4	Industrial	1,206,288	Refinance	1.43	x	9.7%	70.0%
Top 10 Total / Wtd. Avg.	$536,470,000	50.6%				2.98	x	11.8%	54.9%
Remaining Total / Wtd. Avg.	523,956,720	49.4				2.33	x	10.3%	62.9%
Total / Wtd. Avg.	$1,060,426,720	100.0%				2.66	x	11.1%	58.8%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Moffett Towers II Buildings 3 & 4(2)	$65,550,000	6.2%	10	$284,450,000	$155,000,000	$505,000,000	MFTII 2019-B3B4	Keybank	Situs
Northpoint Tower	65,500,000	6.2%	1	$25,000,000	-	$90,500,000	GSMS 2019-GC42	Midland	Midland
19100 Ridgewood	55,000,000	5.2%	2	$85,000,000	-	$140,000,000	GSMS 2019-GC42	Midland	Midland
New Jersey Center of Excellence	54,720,000	5.2%	1	$36,480,000	-	$91,200,000	GSMS 2019-GC42	Midland	Midland
Woodlands Mall(3)	50,000,000	4.7%	7	$197,600,000	$177,400,000	$425,000,000	BMARK 2019-B12	Midland	Pac Life
Diamondback Industrial Portfolio 1(4)	50,000,000	4.7%	1	$20,000,000	$60,250,000	$130,250,000	GSMS 2019-GC40	Midland	Midland
105 East 17th Street(5)	49,500,000	4.7%	1	$60,500,000	-	$110,000,000	GSMS 2019-GC42	Midland	Midland
USAA Office Portfolio	45,000,000	4.2%	4	$197,400,000	-	$242,400,000	CGCMT 2019-GC41	Midland	Rialto
U.S. Industrial Portfolio V	32,800,000	3.1%	2	$97,558,000	-	$130,358,000	CGCMT 2019-GC41	Midland	Rialto
Powered Shell Portfolio - Manassas	32,250,000	3.0%	1	$51,550,000	-	$83,800,000	CGCMT 2019-GC41	Midland	Midland
Millennium Park Plaza	30,000,000	2.8%	3	$180,000,000	-	$210,000,000	CGCMT 2019-GC41	Midland	Rialto
Pharr Town Center	30,000,000	2.8%	1	$40,000,000	-	$70,000,000	CD 2019-CD8	Midland	Midland
Powered Shell Portfolio – Ashburn	29,000,000	2.7%	1	$40,800,000	-	$69,800,000	CGCMT 2019-GC41	Midland	Rialto
222 Kearny Street	23,750,000	2.2%	1	$23,750,000	-	$47,500,000	GSMS 2019-GC42	Midland	Midland
30 Hudson Yards	20,000,000	1.9%	28	$1,100,000,000	$310,000,000	$1,430,000,000	Hudson Yards 2019-HY	Wells	Situs
Grand Canal Shoppes(6)	20,000,000	1.9%	22	$740,000,000	$215,000,000	$975,000,000	MSC 2019-H7	Midland	LNR
Midland Office Portfolio(7)	20,000,000	1.9%	1	$49,500,000	-	$69,500,000	GSMS 2019-GC42	Midland	Midland

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan. Each subordinate companion loan is subordinate in right of payment to its related mortgage loan.

(2)	The initial controlling holder for the Moffett Towers II Buildings 3 & 4 mortgage loan is PMIT Master Fund, LLC, as the Moffett Towers II Buildings 3 & 4 controlling class representative. Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a Moffett Towers II Buildings 3 & 4 control appraisal period, (i) the holder of note A-1-B will be the controlling holder for the Moffett Towers II Buildings 3 & 4 Whole Loan and (ii) the Moffett Towers II Buildings 3 & 4 Whole Loan will be serviced by the master servicer and, if necessary, the special servicer under the trust and servicing agreement for the securitization that holds note A-1-A. Note A-1-B was included in the BBCMS 2019-C4 securitization, and therefore, the controlling class representative (or equivalent party) under the BBCMS 2019-C4 securitization is expected to exercise the rights of the controlling holder with respect to the Moffett Towers II Buildings 3 & 4 mortgage loan, and the Controlling PSA is expected to remain MFTII 209-B3B4.

(3)	The initial controlling holder for the Woodlands Mall mortgage loan is Pacific Life Insurance Company, as the Woodlands Mall controlling class representative. Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a Woodlands Mall control appraisal period, the holder of note A-1-1 will be the controlling holder for the Woodlands Mall Whole Loan. Note A-1-1 was included in the BMARK 2019-B12 securitization, and therefore, the controlling class representative (or equivalent party) under the BMARK 2019-B12 securitization is expected to exercise the rights of the controlling holder with respect to the Woodlands Mall mortgage loan.

(4)	The initial controlling holder for the Diamondback Industrial Portfolio 1 mortgage loan is FMR LLC, as the Diamondback Industrial Portfolio 1 controlling class representative. Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a Diamondback Industrial Portfolio 1 control appraisal period, (i) the holder of note A-1 will be the controlling holder for the Diamondback Industrial Portfolio 1 Whole Loan and (ii) the Diamondback Industrial Portfolio 1 Whole Loan will be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for the securitization that holds note A-2. Note A-1 is being included in this GSMS 2019-GC42 securitization, and therefore, following the occurrence (and during the continuance) of a Diamondback Industrial Portfolio 1 control appraisal period, the controlling class representative is expected to exercise the rights of the controlling holder with respect to the Diamondback Industrial Portfolio 1 mortgage loan, and the Controlling PSA is expected to remain GSMS 2019-GC40.

(5)	The 105 East 17th Street mortgage loan has one pari passu companion loan with an aggregate outstanding principal balance of $60,500,000. Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,500,000 is currently held by Morgan Stanley Bank National Association (“MSBNA”) and is expected to be contributed to one or more future securitization trusts. The 105 East 17th Street whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 105 East 17th Street companion loan held by MSBNA, the 105 East 17th Street whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the 105 East 17th Street whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(6)	The initial controlling holder for the Grand Canal Shoppes mortgage loan is the holder of the related subordinate companion loan (currently held by CPPIB Credit Investments II Inc.). Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a Grand Canal Shoppes control appraisal period, the holder of note A-1-1 will be the controlling holder for the Grand Canal Shoppes Whole Loan. Note A-1-1 was included in the MSC 2019-H7 securitization, and therefore, the controlling class representative (or equivalent party) under the MSC 2019-H7 securitization is expected to exercise the rights of the controlling holder with respect to the Grand Canal Shoppes mortgage loan.

(7)	The Midland Office Portfolio mortgage loan has one pari passu companion loan with an aggregate outstanding principal balance of $49,500,000. Note A-1 with an outstanding principal balance as of the Cut-off Date of $49,500,000 is currently held by Goldman Sachs Bank USA and is expected to be contributed to one or more future securitization trusts. The Midland Office Portfolio whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 Midland Office Portfolio companion loan held by Goldman Sachs Bank USA, the Midland Office Portfolio whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Midland Office Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR(1)
Moffett Towers II Buildings 3 & 4	$65,550,000	$85,000,000	$590,000,000	4.0500%	44.3%	74.7%	3.46x	1.91x
Woodlands Mall	$50,000,000	$39,755,339	$464,755,339	4.3630%	26.0%	48.7%	3.95x	1.79x
Cross Bay Plaza	$29,000,000	$6,000,000	$35,000,000	5.0787%	60.4%	72.9%	1.93x	1.31x

(1)	Calculated including the mezzanine debt. The Total Debt Interest Rate to full precision for the Woodland Malls Loan and the Cross Bay Plaza Loan is 4.36301075268817% and 5.07874285714286%, respectively. All “Total Debt”, “LTV Ratio” and “UW NCF DSCR” calculations also include any related pari passu companion loan(s).

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Northpoint Tower	Cleveland	Ohio	Office	$65,500,000	6.2%	JPMCC 2017-FL10
105 East 17th Street	New York	New York	Office	$49,500,000	4.7%	MSC 2011-C3
Capitol Commons	Lansing	Michigan	Office	$32,500,000	3.1%	JPMCC 2006-CB16
Agora at Port Richey	Port Richey	Florida	Multifamily	$24,000,000	2.3%	FREMF 2017-KF37
Grand Canal Shoppes	Las Vegas	Nevada	Retail	$20,000,000	1.9%	GSMS 2012-SHOP
Milestone Shopping Center	Castle Rock	Colorado	Retail	$15,000,000	1.4%	WFRBS 2013-C11
6400 Augusta Road	Greenville	South Carolina	Industrial	$5,882,472	0.6%	GSMS 2014-GC20
6410 Augusta Road	Greenville	South Carolina	Industrial	$5,503,294	0.5%	GSMS 2014-GC20
1623 South Highway 14	Greer	South Carolina	Industrial	$3,786,791	0.4%	GSMS 2014-GC20
1627 South Highway 14	Greer	South Carolina	Industrial	$3,554,614	0.3%	GSMS 2014-GC20
1631 South Highway 14	Greer	South Carolina	Industrial	$3,417,034	0.3%	GSMS 2014-GC20

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	17	$392,200,000	37.0%	2.77	x	62.2%	10.7%
CBD	8	205,882,820	19.4	2.65	x	65.1%	10.3
General Suburban	9	186,317,180	17.6	2.90	x	59.0%	11.1
Retail	11	$232,407,900	21.9%	2.73	x	53.6%	11.6%
Anchored	5	122,407,900	11.5	2.34	x	63.9%	10.0
Super Regional Mall	1	50,000,000	4.7	3.95	x	26.0%	17.4
Specialty Retail	1	20,000,000	1.9	2.46	x	46.3%	9.6
Shadow Anchored	2	20,000,000	1.9	2.70	x	60.7%	10.9
Single Tenant Retail	1	12,500,000	1.2	2.65	x	58.4%	10.3
Unanchored	1	7,500,000	0.7	2.02	x	60.5%	8.3
Industrial	55	$197,431,720	18.6%	2.76	x	55.7%	11.6%
Warehouse/Distribution	33	106,953,634	10.1	3.02	x	52.2%	13.0
Data Center	7	61,250,000	5.8	2.60	x	57.0%	9.8
Manufacturing/Distribution	3	14,745,506	1.4	1.80	x	67.5%	10.4
Manufacturing	10	9,264,437	0.9	2.49	x	64.4%	10.3
Cold Storage	1	3,664,663	0.3	2.49	x	64.4%	10.3
Manufacturing /Warehouse	1	1,553,480	0.1	2.49	x	64.4%	10.3
Mixed Use	3	$91,012,100	8.6%	2.81	x	61.7%	11.5%
Office/R&D/Laboratory	1	54,720,000	5.2	3.24	x	59.6%	13.6
Multifamily/Office/Retail	1	30,000,000	2.8	2.01	x	65.8%	7.5
Office/Retail	1	6,292,100	0.6	2.84	x	60.2%	11.8
Multifamily	2	$89,000,000	8.4%	2.20	x	55.3%	9.2%
High Rise	1	65,000,000	6.1	2.28	x	51.3%	9.5
Garden	1	24,000,000	2.3	1.98	x	66.1%	8.3
Hospitality	3	$48,500,000	4.6%	1.88	x	68.6%	12.4%
Limited Service	3	48,500,000	4.6	1.88	x	68.6%	12.4
Self Storage	3	$9,875,000	0.9%	1.53	x	70.6%	9.1%
Self Storage	3	9,875,000	0.9	1.53	x	70.6%	9.1
Total / Avg. / Wtd. Avg.	94	$1,060,426,720	100.0%	2.66	x	58.8%	11.1%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	For one mortgage loan secured by more than one mortgaged property with multiple detailed property types for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
Texas	18	$194,282,852	18.3%	$1,580,289,999	18.7%	$84,396,328	18.0%
New York	6	183,500,000	17.3	2,558,600,000	30.3	139,632,657	29.9
California	7	169,900,000	16.0	924,350,000	10.9	60,685,881	13.0
Ohio	8	76,856,244	7.2	212,700,000	2.5	14,867,258	3.2
Florida	6	68,610,012	6.5	270,865,000	3.2	18,020,247	3.9
Virginia	7	61,250,000	5.8	270,000,000	3.2	15,099,979	3.2
New Jersey	1	54,720,000	5.2	153,000,000	1.8	12,388,036	2.6
Colorado	3	48,500,000	4.6	76,550,000	0.9	5,435,082	1.2
South Carolina	7	43,179,451	4.1	116,370,000	1.4	7,196,598	1.5
Illinois	5	37,069,225	3.5	340,855,000	4.0	17,371,571	3.7
Michigan	5	36,279,237	3.4	69,630,000	0.8	5,286,757	1.1
Pennsylvania	1	25,527,831	2.4	102,100,000	1.2	5,892,100	1.3
Nevada	1	20,000,000	1.9	1,640,000,000	19.4	73,021,709	15.6
Tennessee	4	15,604,806	1.5	26,950,000	0.3	1,884,202	0.4
Wisconsin	2	6,506,815	0.6	32,500,000	0.4	1,777,125	0.4
Kentucky	2	5,497,704	0.5	17,050,000	0.2	1,127,094	0.2
Georgia	2	4,299,486	0.4	9,795,000	0.1	652,596	0.1
Missouri	3	3,935,777	0.4	12,510,000	0.1	961,276	0.2
Indiana	3	2,459,958	0.2	14,600,000	0.2	982,112	0.2
Minnesota	1	1,566,960	0.1	9,300,000	0.1	628,711	0.1
Arkansas	1	463,348	0.04	2,750,000	0.03	194,192	0.04
Mississippi	1	417,014	0.04	2,475,000	0.03	193,791	0.04
Total	94	$1,060,426,720	100.0%	$8,443,239,999	100.0%	$467,695,300	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	For two mortgage loans secured by more than one mortgaged property in multiple states for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,975,000 - 10,000,000	5	$26,975,000	2.5%
10,000,001 - 20,000,000	9	159,481,720	15.0
20,000,001 - 30,000,000	9	239,950,000	22.6
30,000,001 - 40,000,000	4	133,750,000	12.6
40,000,001 - 50,000,000	4	194,500,000	18.3
50,000,001 - 60,000,000	2	109,720,000	10.3
60,000,001 - 65,550,000	3	196,050,000	18.5
Total	36	$1,060,426,720	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.36 - 1.50	2	$66,200,000	6.2%
1.51 – 2.00	8	156,456,720	14.8
2.01 – 2.50	9	284,400,000	26.8
2.51 – 3.00	8	175,850,000	16.6
3.01 – 3.50	7	277,520,000	26.2
3.51 – 4.00	1	50,000,000	4.7
4.01 - 4.43	1	50,000,000	4.7
Total	36	$1,060,426,720	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	25	800,620,000	75.5%
Interest Only, Then Amortizing(2)	5	93,256,720	8.8
Amortizing (30 Years)	4	68,500,000	6.5
Interest Only - ARD	1	65,550,000	6.2
Amortizing (22 Years)	1	32,500,000	3.1
Total	36	$1,060,426,720	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date, as applicable.
(2)	Original partial interest only periods range from 36 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	23	$812,051,720	76.6%
Springing	10	129,375,000	12.2
Soft	2	89,000,000	8.4
Soft (Residential) / Hard (Nonresidential)	1	30,000,000	2.8
Total	36	$1,060,426,720	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
26.0 - 30.0	1	$50,000,000	4.7%
30.1 - 40.0	1	50,000,000	4.7
40.1 - 50.0	2	85,550,000	8.1
50.1 - 60.0	8	223,070,000	21.0
60.1 – 65.0	10	279,750,000	26.4
65.1 - 70.0	12	315,656,720	29.8
70.1 - 73.3	2	56,400,000	5.3
Total	36	$1,060,426,720	100.0%
(1)	See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
26.0 - 30.0	1	$50,000,000	4.7%
30.1 - 40.0	1	50,000,000	4.7
40.1 - 50.0	3	118,050,000	11.1
50.1 - 60.0	13	319,945,000	30.2
60.1 - 65.0	12	320,031,720	30.2
65.1 - 70.0	5	152,900,000	14.4
70.1 – 73.3	1	49,500,000	4.7
Total	36	$1,060,426,720	100.0%
(1)	See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	18	$544,650,000	51.4%
Acquisition	18	515,776,720	48.6
Total	36	$1,060,426,720	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.110 – 3.250	2	$69,500,000	6.6%
3.251 – 3.500	4	153,750,000	14.5
3.501 – 3.750	13	392,051,720	37.0
3.751 – 4.000	6	154,525,000	14.6
4.001 – 4.250	6	145,800,000	13.7
4.251 – 4.450	5	144,800,000	13.7
Total	36	$1,060,426,720	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.5 - 8.0	2	$79,500,000	7.5%
8.1 - 9.0	5	97,400,000	9.2
9.1 - 10.0	8	285,425,000	26.9
10.1 - 11.0	7	132,381,720	12.5
11.1 – 12.0	7	200,950,000	18.9
12.1 -17.4	7	264,770,000	25.0
Total	36	$1,060,426,720	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.5 - 8.0	4	$111,000,000	10.5%
8.1 - 9.0	6	160,075,000	15.1
9.1 - 10.0	8	256,631,720	24.2
10.1 - 11.0	9	180,750,000	17.0
11.1 – 12.0	3	107,100,000	10.1
12.1 – 17.0	6	244,870,000	23.1
Total	36	$1,060,426,720	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
36	3	$39,875,000	3.8%
60	2	$53,381,720	5.0%

Distribution of Original Terms to Maturity Date/ARD
Original Term to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	3	$120,100,000	11.3%
120 – 121	33	940,326,720	88.7
Total	36	$1,060,426,720	100.0%

Distribution of Remaining Terms to Maturity Date/ARD
Range of Remaining Terms to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
57 - 60	3	$120,100,000	11.3%
118 - 120	33	940,326,720	88.7
Total	36	1,060,426,720	100.0%
Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	26	$866,170,000	81.7%
264	1	32,500,000	3.1
360(2)	9	161,756,720	15.3
Total	36	$1,060,426,720	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.
(2)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	26	$866,170,000	81.7%
264	1	32,500,000	3.1
360(2)	9	161,756,720	15.3
Total	36	$1,060,426,720	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.
(2)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	26	$703,045,000	66.3%
Yield Maintenance or Defeasance	6	213,481,720	20.1
Yield Maintenance	4	143,900,000	13.6
Total	36	$1,060,426,720	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	25	$615,626,720	58.1%
Real Estate Tax	22	$571,195,000	53.9%
TI/LC(2)	18	$533,501,720	58.4%
Insurance	15	$300,975,000	28.4%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR		Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Northpoint Tower	Office	$65,500,000	6.2%	60	3.31	x	11.3%	62.3%
Diamondback Industrial Portfolio 1	Industrial	$50,000,000	4.7%	57	4.43	x	16.5%	34.1%
Fairfield Inn & Suites East Peoria	Hospitality	$4,600,000	0.4%	60	2.32	x	16.1%	59.7%

(1)	With respect to the mortgage loans listed in the table above, the Non-VRR Percentage of the balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of certificates, including the Class A-2 certificates, and the RR interest evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Allocations Between
the Non-VRR Certificates

and the VRR Interest	On each Distribution Date, the aggregate amount available for distributions to the holders of the Non-VRR certificates and the VRR Interest Owners (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (i) the VRR Interest, in an amount equal to the product of such amount multiplied by approximately 2.33% (the “VRR Percentage”), and (b) the Non-VRR certificates, in an amount equal to the product of such amount multiplied by approximately 97.67% (the “Non-VRR Percentage”).

Distributions	On each Distribution Date, funds available for distribution to the Non-VRR certificates (net of any Excess Interest, yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the Non-VRR certificates):

1.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-4 in clause (v) above.

However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those principal balance certificates, funds available for distributions of principal to the principal balance certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.	After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution to the principal balance certificates will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F-RR, Class G-RR and Class H-RR certificates, sequentially, in that order in a manner analogous to the Class E certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses	The certificate balances of the principal balance certificates and the VRR Interest will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of principal balance certificates or the VRR Interest, or as applicable, on such Distribution Date. On each Distribution Date, the Non-VRR Percentage of any such loss realized on the mortgage loans will be applied to the principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H-RR certificates, then to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, the VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the VRR Interest Owners. On each Distribution Date, the Non-VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C, Class D and Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class F-RR, Class G-RR, Class H-RR, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges allocated to the Non-VRR certificates will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans	The Moffett Towers II Buildings 3 & 4, Woodlands Mall, Diamondback Industrial Portfolio 1, USAA Office Portfolio, U.S. Industrial Portfolio V, Powered Shell Portfolio – Manassas, Millennium Park Plaza, Pharr Town Center, Powered Shell Portfolio – Ashburn, 30 Hudson Yards and Grand Canal Shoppes mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The 105 East 17th Street and Midland Office Portfolio mortgage loans will each become a “non-serviced loan” upon the securitization of the 105 East 17th Street controlling companion loan and Midland Office Portfolio controlling companion loan, respectively. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan that would otherwise be allocable to the Non-VRR certificates will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of Non-VRR certificates then outstanding (i.e., first, to the Class H-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if the Moffett Towers II Buildings 3 & 4 mortgage loan is still an asset of the issuing entity and such right is being exercised after its Anticipated Repayment Date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the Cut-off Date), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class F-RR certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates and the RR Interest, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) and the RR Interest for the mortgage loans and each REO property remaining in the issuing entity.

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be

(a) with respect to any serviced mortgage loan (other than the 105 East 17th Street and Midland Office Portfolio mortgage loans) and any related serviced companion loan, the Controlling Class Representative;

(b) with respect to the 105 East 17th Street whole loan, (i) until the securitization of the 105 East 17th Street controlling companion loan, the holder of the 105 East 17th Street controlling companion loan, and (ii) upon the securitization of the 105 East 17th Street controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization;

(c) with respect to the Midland Office Portfolio whole loan, (i) until the securitization of the Midland Office Portfolio controlling companion loan, the holder of the Midland Office Portfolio controlling companion loan, and (ii) upon the securitization of the Midland Office Portfolio controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate principal balance). The controlling class is the most subordinate class of the Class F-RR, Class G-RR and Class H-RR certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class F-RR is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that KKR CMBS II Aggregator Type 1 L.P. will purchase the Class F-RR, Class G-RR, Class H-RR and Class S certificates, and, on the Closing Date, is expected to appoint its affiliate, KKR Real Estate Credit Opportunity Partners II L.P. (or another affiliate), to be the initial Controlling Class Representative.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights

The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

A “Control Termination Event” will occur with respect to any serviced mortgage loan (other than the 105 East 17th Street mortgage loan and the Midland Office Portfolio mortgage loan), any related serviced companion loan, and the Diamondback Industrial Portfolio 1 Whole Loan, when the Class F-RR certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

No Control Termination Event may occur with respect to the controlling holder related to the 105 East 17th Street whole loan or the Midland Office Portfolio whole loan and the term Control Termination Event will not be applicable to the controlling holder related to the 105 East 17th Street whole loan or the Midland Office Portfolio whole loan.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan (other than the 105 East 17th Street mortgage loan and the Midland Office Portfolio mortgage loan) and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan (other than the 105 East 17th Street mortgage loan and the Midland Office Portfolio mortgage loan) and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

A “Consultation Termination Event” will occur with respect to any serviced mortgage loan (other than the 105 East 17th Street mortgage loan and the Midland Office Portfolio mortgage loan), any related serviced companion loan, and the Diamondback Industrial Portfolio 1 Whole Loan, when the Class F-RR certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates.

No Consultation Termination Event may occur with respect to the controlling holder related to the 105 East 17th Street whole loan or the Midland Office Portfolio whole loan and the term Consultation Termination Event will not be applicable to the controlling holder related to the 105 East 17th Street whole loan or the Midland Office Portfolio whole loan.

Notwithstanding the foregoing, with respect to the non-serviced whole loans (other than the Diamondback Industrial Portfolio 1 Whole Loan), the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and, so long as a Consultation Termination Event does not exist, the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

With respect to the Diamondback Industrial Portfolio 1 Whole Loan, (i) for so long as no control appraisal period relating to the B note is continuing, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and (ii) for so long as a control appraisal period relating to the B note is continuing, the issuing entity will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts). The Controlling Class Representative will be entitled to exercise such consultation rights (for so long as a Consultation Termination Event does not exist) and such consent rights (for so long as a Control Termination Event does not exist). Regardless of whether a control appraisal period relating to the B note is continuing, the Diamondback Industrial Portfolio I Whole Loan is expected to be serviced by the master servicer and, if applicable, the special servicer pursuant to the GSMS 2019-GC40 pooling and servicing agreement.

Risk Retention

Consultation Parties	Each VRR Interest Owner will have the right to appoint a risk retention consultation party. Except with respect to an excluded loan as to such parties, each risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2019-GC42 pooling and servicing agreement (referred to as the “GSMS 2019-GC42 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2019-GC42 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Moffett Towers II Buildings 3 & 4	Note	Control	Original Balance	Note Holder
	A-1-A	No	$2,750,000	MFTII 2019-B3B4
	A-1-B	No(1)	65,000,000	BBCMS 2019-C4
	A-1-C	No	50,000,000	BANK 2019-BNK19
	A-1-D	No	49,750,000	WFCM 2019-C52
	A-1-E	No	25,000,000	BCREI(2)
	A-2-A	No	1,125,000	MFTII 2019-B3B4
	A-2-B	No	34,450,000	CD 2019-CD8
	A-2-C	No	43,175,000	CGCMT 2019-GC41
	A-3-A	No	1,125,000	MFTII 2019-B3B4
	A-3-B	No	65,550,000	GSMS 2019-GC42
	A-3-C	No	12,075,000	CGCMT 2019-GC41
	B-1	Yes(1)	85,250,000	MFTII 2019-B3B4
	B-2	Yes(1)	34,875,000	MFTII 2019-B3B4
	B-3	Yes(1)	34,875,000	MFTII 2019-B3B4
Total			$505,000,000

(1)	During the continuance of a control appraisal period relating to the B notes, (i) note A-1-B will be the controlling piece and (ii) the Moffett Towers II Buildings 3 & 4 Whole Loan will be serviced by the master servicer and, if necessary, the special servicer under the trust and servicing agreement for the securitization that holds note A-1-A. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Moffett Towers II Buildings 3 & 4 Whole Loan” in the Preliminary Prospectus.

(2)	Held by Barclays Capital Real Estate Inc. (“BCREI”) and anticipated to be contributed to one or more future securitization trusts.

Northpoint Tower	Note	Control	Original Balance	Note Holder
	A-1	Yes	$40,500,000	GSMS 2019-GC42
	A-2-1	No	25,000,000	CREFI(1)
	A-2-2	No	5,000,000	GSMS 2019-GC42
	A-3	No	20,000,000	GSMS 2019-GC42
Total			$90,500,000

(1)	Held by Citi Real Estate Funding Inc. (“CREFI”) and anticipated to be contributed to one or more future securitization trusts.

19100 Ridgewood	Note	Control	Original Balance	Note Holder
	A-1	Yes	$55,000,000	GSMS 2019-GC42
	A-2	No	50,000,000	GS Bank(1)
	A-3	No	35,000,000	GS Bank(1)
Total			$140,000,000

(1)	Held by Goldman Sachs Bank USA (“GS Bank”) and anticipated to be contributed to one or more future securitization trusts.

New Jersey Center of Excellence	Note	Control	Original Balance	Note Holder
	A-1	Yes	$54,720,000	GSMS 2019-GC42
	A-2	No	36,480,000	AREF(1)
Total			$91,200,000

(1)	Held by Argentic Real Estate Finance LLC (“AREF”) and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Woodlands Mall	Note	Control	Original Balance	Note Holder
	A-1-1	No(1)	$30,000,000	Benchmark 2019-B12
	A-1-2	No	21,400,000	DBRI(2)
	A-2	No	50,000,000	CD 2019-CD8
	A-3	No	40,000,000	GSMS 2019-GC42
	A-4-1	No	10,000,000	GSMS 2019-GC42
	A-4-2	No	30,000,000	DBRI(2)
	A-5	No	30,000,000	Benchmark 2019-B12
	A-6	No	20,000,000	CD 2019-CD8
	A-7	No	16,200,000	Benchmark 2019-B12
	B	Yes	177,400,000	(3)
Total			$425,000,000

(1)	During the continuance of a control appraisal period relating to the B note, note A-1-1 will be the controlling piece. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Woodlands Mall Whole Loan” in the Preliminary Prospectus.

(2)	Held by DBR Investments Co. Limited (“DBRI”) and anticipated to be contributed to one or more future securitization trusts.

(3)	Held by Benchmark 2019-B12 “loan specific certificates”.

Diamondback Industrial Portfolio 1	Note	Control	Original Balance	Note Holder
	A-1	No(1)	$40,000,000	GSMS 2019-GC42
	A-2	No	20,000,000	GSMS 2019-GC40
	A-3	No	10,000,000	GSMS 2019-GC42
	B	Yes	60,250,000	(2)
Total			$130,250,000

(1)	During the continuance of a control appraisal period relating to the B note, (i) Note A-1 will be the controlling piece and (ii) the Diamondback Industrial Portfolio 1 Whole Loan will be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for the securitization that holds note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Diamondback Industrial Portfolio 1 Whole Loan” in the Preliminary Prospectus.

(2)	Held by GSMS 2019-GC40 “loan specific certificates”.

105 East 17th Street	Note	Control	Original Balance	Note Holder
	A-1	Yes	$60,500,000	MSBNA(1)(2)
	A-2	No	49,500,000	GSMS 2019-GC42
Total			$110,000,000

(1)	Held by MSBNA and anticipated to be contributed to one or more future securitization trusts.

(2)	The 105 East 17th Street whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 105 East 17th Street companion loan held by MSBNA, the 105 East 17th Street whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the 105 East 17th Street whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

USAA Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$62,400,000	CGCMT 2019-GC41
	A-2	No	45,000,000	GSMS 2019-GC42
	A-3	No	60,000,000	GS Bank(1)
	A-4	No	45,000,000	GS Bank(1)
	A-5	No	30,000,000	GS Bank(1)
Total			$242,400,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

U.S. Industrial Portfolio V	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,000,000	CGCMT 2019-GC41
	A-2	No	32,800,000	GSMS 2019-GC42
	A-3	No	47,558,000	GS Bank(1)
Total			$138,358,500

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Powered Shell Portfolio - Manassas	Note	Control	Original Balance	Note Holder
	A-1	Yes	$51,500,000	CGCMT 2019-GC41
	A-2	No	32,250,000	GSMS 2019-GC42
Total			$83,800,000

Millennium Park Plaza	Note	Control	Original Balance	Note Holder
	A-1	Yes	$70,000,000	CGCMT 2019-GC41
	A-2	No	30,000,000	GSMS 2019-GC42
	A-3	No	50,000,000	GS Bank(1)
	A-4	No	60,000,000	GS Bank(1)
Total			$210,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Pharr Town Center	Note	Control	Original Balance	Note Holder
	A-1	Yes	$40,000,000	CD 2019-CD8
	A-2	No	30,000,000	GSMS 2019-GC42
Total			$70,000,000

Powered Shell Portfolio – Ashburn	Note	Control	Original Balance	Note Holder
	A-1	Yes	$40,800,000	CGCMT 2019-GC41
	A-2	No	29,000,000	GSMS 2019-GC42
Total			$69,800,000

222 Kearny Street	Note	Control	Original Balance	Note Holder
	A-1	Yes	$23,750,000	GSMS 2019-GC42
	A-2	No	23,750,000	GS Bank(1)
Total			$47,500,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

30 Hudson Yards	Note	Control	Original Balance	Note Holder
	A-1-S1	No	$134,400,000	Hudson Yards 2019-30HY
	A-1-S2	No	26,880,000	Hudson Yards 2019-30HY
	A-1-S3	No	17,920,000	Hudson Yards 2019-30HY
	A-1-C1	No	70,000,000	Hudson Yards 2019-30HY
	A-1-C2	No	60,000,000	Hudson Yards 2019-30HY
	A-1-C3	No	50,000,000	GS Bank(1)
	A-1-C4	No	40,320,000	Benchmark 2019-B12
	A-1-C5	No	40,320,000	Benchmark 2019-B12
	A-1-C6	No	40,000,000	CGCMT 2019-GC41
	A-1-C7	No	40,000,000	DBNY(2)
	A-1-C8	No	30,000,000	CGCMT 2019-GC41
	A-1-C9	No	20,000,000	Hudson Yards 2019-30HY
	A-1-C10	No	12,560,000	Benchmark 2019-B12
	A-2-S1	No	94,800,000	Hudson Yards 2019-30HY
	A-2-S2	No	80,640,000	Hudson Yards 2019-30HY
	A-2-S3	No	53,760,000	Hudson Yards 2019-30HY
	A-2-C1	No	50,000,000	Hudson Yards 2019-30HY
	A-2-C2	No	30,000,000	CGCMT 2019-GC41
	A-2-C3	No	27,520,000	GS Bank(1)
	A-2-C4	No	20,000,000	GSMS 2019-GC42
	A-2-C5	No	6,880,000	GS Bank(1)
	A-3-S1	No	44,800,000	Hudson Yards 2019-30HY
	A-3-S2	No	26,880,000	Hudson Yards 2019-30HY
	A-3-S3	No	17,920,000	Hudson Yards 2019-30HY
	A-3-C1	No	25,000,000	BANK 2019-BNK19
	A-3-C2	No	25,000,000	BANK 2019-BNK19
	A-3-C3	No	17,520,000	BANK 2019-BNK19
	A-3-C4	No	8,440,000	BANK 2019-BNK19
	A-3-C5	No	8,440,000	BANK 2019-BNK19
	B-1	Yes	186,000,000	Hudson Yards 2019-30HY
	B-2	Yes	62,000,000	Hudson Yards 2019-30HY
	B-3	Yes	62,000,000	Hudson Yards 2019-30HY
Total			$1,430,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.
(2)	Held by DBNY and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Grand Canal Shoppes	Note	Control	Original Balance	Note Holder
	A-1-1	No	$60,000,000	MSC 2019-H7
	A-1-2	No	50,000,000	BANK 2019-BNK19
	A-1-3	No	40,000,000	MSBNA(1)
	A-1-4	No	40,000,000	MSBNA(1)
	A-1-5	No	13,846,154	MSBNA(1)
	A-1-6	No	10,000,000	MSC 2019-H7
	A-1-7	No	10,000,000	MSBNA(1)
	A-1-8	No	10,000,000	MSBNA(1)
	A-2-1	No	50,000,000	BANK 2019-BNK19
	A-2-2-1	No	20,000,000	WFB(2)
	A-2-2-2	No	30,000,000	UBS AG(3)
	A-2-3	No	40,000,000	WFB(2)
	A-2-4	No	25,000,000	UBS AG(3)
	A-2-5	No	10,384,615	UBS AG(3)
	A-3-1	No	50,000,000	Benchmark 2019-B12
	A-3-2	No	50,000,000	JPMCB(4)
	A-3-3	No	40,000,000	JPMCB(4)
	A-3-4	No	25,000,000	CCRE(5)
	A-3-5	No	10,384,615	JPMCB(4)
	A-4-1	No	60,000,000	CGCMT 2019-GC41
	A-4-2	No	60,000,000	GS Bank(6)
	A-4-3	No	20,000,000	GSMS 2019-GC42
	A-4-4	No	25,000,000	GS Bank(6)
	A-4-5	No	10,384,615	GS Bank(6)
	B	Yes	215,000,000	CPPIB Credit Investments II Inc.
Total			$975,000,000

(1)	Held by MSBNA and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by Wells Fargo Bank (“WFB”) and anticipated to be contributed to one or more future securitization trusts.

(3)	Held by UBS AG and anticipated to be contributed to one or more future securitization trusts.

(4)	Held by JPMorgan Chase Bank, National Association (“JPMCB”) and anticipated to be contributed to one or more future securitization trusts.

(5)	Held by Cantor Commercial Real Estate Lending L.P. (“CCRE”) and anticipated to be contributed to one or more future securitization trusts.

(6)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Midland Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$49,500,000	GS Bank(1)(2)
	A-2	No	20,000,000	GSMS 2019-GC42
Total			$69,500,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

(2)	The Midland Office Portfolio whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 Midland Office Portfolio companion loan held by GS Bank, the Midland Office Portfolio t whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Midland Office Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2019-GC42 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the RR Interest Owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the RR Interest Owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the applicable special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Quorum, or (b) more than 50% of the voting rights of each class of Non-Reduced Interests vote affirmatively to so replace the special servicer. A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer as described above or the asset representations reviewer as described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates).

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR Interest Owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all certificates (other than the Class X, Class S and Class R certificates) on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced whole loans certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR Interest Owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders, the RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) a control termination event has occurred and is continuing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:
—all special notices delivered.
—summaries of final asset status reports.
—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.
—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than five months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by the portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MOFFETT TOWERS II BUILDINGS 3 & 4

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Sunnyvale, California	Cut-off Date Principal Balance(8)		$65,550,000
Property Type	Office	Cut-off Date Principal Balance per SF(4)		$499.10
Size (SF)(1)	701,266	Percentage of Initial Pool Balance		6.2%
Total Occupancy as of 9/1/2019(2)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2019(2)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2019 / NAP	Mortgage Rate		3.76386%
Appraised Value(3)	$790,000,000	Original Term to Maturity (Months)(7)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$57,629,637
Underwritten Expenses	$11,259,997	Escrows
Underwritten Net Operating Income (NOI)	$46,369,641		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$46,224,616	Taxes	$525,523	$87,587
Cut-off Date LTV Ratio(4)(5)	44.3%	Insurance	$0	$0
LTV Ratio at ARD(4)(6)(7)	44.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	3.47x / 3.46x	TI/LC(2)	$39,293,262	$0
Debt Yield Based on Underwritten NOI / NCF(4)	13.2% / 13.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$350,000,000	59.3%	Loan Payoff(9)	$408,943,870	69.3%
Subordinate Loan Amount	155,000,000	26.3	Principal Equity Distribution	114,264,733	19.4
Mezzanine Loan	85,000,000	14.4	Reserves	39,818,785	6.7
			Origination Costs	26,972,612	4.6

Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%

(1)

The Moffett Towers II Buildings 3 & 4 Property is part of the Moffett Towers II Campus. The campus shares 59,648 SF of common area amenities, of which 23,860 SF were allocated to the Moffett Towers II Buildings 3 & 4 Property. These 23,860 SF are not included in the collateral.

(2)

Facebook has taken possession of its space and has commenced with the design of the build out of the spaces. Facebook is currently in a free rent period at Building 3 and is anticipated to begin paying rent in January 2020. Facebook is also currently in a free rent period at Building 4 and is anticipated to begin paying rent in December 2019. We cannot assure you that this tenant will begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II Buildings 3 & 4 Whole Loan. See “—Escrows” below.

(3)	See “—Appraisal” below.
(4)

Calculated based on the aggregate outstanding principal balance of the Moffett Towers II Buildings 3 & 4 Senior Loans and excludes the Moffett Towers II Buildings 3 & 4 Subordinate Loans unless otherwise specified.  See “—The Mortgage Loan” below.

(5)

The Cut-off Date LTV Ratio is calculated utilizing the “prospective stabilized” appraised value of $790,000,000. The Cut-off Date LTV Ratio calculated based on the “as-is” appraised value is 48.2%. See ”—Appraisal” below.

(6)

The LTV Ratio at ARD is calculated utilizing the “prospective stabilized” appraised value of $790,000,000. The LTV Ratio calculated based on the “as-is” appraised value is 48.2%. See ”—Appraisal” below.

(7)	The Moffett Towers II Buildings 3 & 4 Whole Loan has an anticipated repayment date (the “ARD”) of July 6, 2029 and a stated maturity date of June 6, 2034.
(8)	The Cut-off Date Principal Balance represents the non-controlling note A-3-B of the $505,000,000 Moffett Towers II Buildings 3 & 4 Whole Loan. See “—The Mortgage Loan” below.
(9)

In May 2018, GS Bank funded a $795.0 million loan to an affiliate of the borrower to construct the Moffett Towers II Buildings 3 & 4 Property. GS Bank subsequently syndicated $690.0 million of such loan to third parties, including one syndication partner who placed its $100.0 million allocation on a warehouse line with GS Bank. GS Bank retained $105.0 million of such loan on its balance sheet. The Moffett Towers II Buildings 3 & 4 Whole Loan was used in part to pay off the existing GS Bank loan.

■

The Mortgage Loan.  The mortgage loan (the “Moffett Towers II Buildings 3 & 4 Loan”) is part of a whole loan (the “Moffett Towers II Buildings 3 & 4 Whole Loan”) consisting of 11 senior pari passu promissory notes (note A-1-A, note A-1-B, note A-1-C, note A-1-D, note A-1-E, note A-2-A, note A-2-B, note A-2-C, note A-3-A, note A-3-B and note A-3-C) with an aggregate original principal balance of $350,000,000 (the “Moffett Towers II Buildings 3 & 4 Senior Loans”) and three subordinate pari passu promissory notes (note B-1, note B-2 and note B-3) with an aggregate original principal balance of $155,000,000 (the “Moffett Towers II Buildings 3 & 4 Subordinate Loans”). The Moffett Towers II Buildings 3 & 4 Whole Loan has an aggregate original principal balance of $505,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in two office buildings located in Sunnyvale, California (collectively, the “Moffett Towers II Buildings 3 & 4 Property”). The Moffett Towers II Buildings 3 & 4 Loan is evidenced by the non-controlling note A-3-B and has an outstanding principal balance as of the Cut-off Date of $65,550,000 and represents approximately 6.2% of the Initial Pool Balance.

The Moffett Towers II Buildings 3 & 4 Whole Loan was co-originated by Goldman Sachs Bank USA (“GS Bank”), Deutsche Bank AG, New York Branch (“DBNY”) and Barclays Capital Real Estate Inc. (“BCREI”) on June 19, 2019. The Moffett Towers II Buildings 3 & 4 Senior Loans (including the Moffett Towers II Buildings 3 & 4 Loan) and the Moffett Towers II Buildings 3 & 4 Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 3.76386% and (ii) from and after the ARD, the sum of (a) 3.76386% plus (b) the positive difference between the Moffett Towers II Buildings 3 & 4 Adjusted Blended Interest Rate and 3.76386%. The “Moffett

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

Towers II Buildings 3 & 4 Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (a) 5.26386% or (b) the rate for U.S. dollar swaps with a 10-year maturity, as of the ARD, plus 1.50%.

The Moffett Towers II Buildings 3 & 4 Whole Loan had an initial term of 120 months to the ARD and has a remaining term of 118 months to the ARD as of the Cut-off Date. The stated maturity date is June 6, 2034 (the “Moffett Towers II Buildings 3 & 4 Stated Maturity Date”). The Moffett Towers II Buildings 3 & 4 Whole Loan requires interest-only payments during its term until the ARD. From the first due date after the ARD until the Moffett Towers II Buildings 3 & 4 Stated Maturity Date, the Moffett Towers II Buildings 3 & 4 Whole Loan will amortize on a 30-year schedule.

The Moffett Towers II Buildings 3 & 4 Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on August 6, 2021. Any voluntary prepayments prior to January 6, 2029 require a yield maintenance premium, which may be no less than 1% of the amount prepaid. In addition, provided that no event of default under the Moffett Towers II Buildings 3 & 4 Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the earlier of (a) the second anniversary of the closing date of the securitization into which the last note of the Moffett Towers II Buildings 3 & 4 Whole Loan is deposited or (b) June 19, 2022.

The table below summarizes the promissory notes that comprise the Moffett Towers II Buildings 3 & 4 Whole Loan. The relationship between the holders of the Moffett Towers II Buildings 3 & 4 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Moffett Towers II Buildings 3 & 4 Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$2,750,000	$2,750,000	MFTII 2019-B3B4	No
Note A-1-B	65,000,000	65,000,000	BBCMS 2019-C4	No(2)
Note A-1-C	50,000,000	50,000,000	BANK 2019-BNK19	No
Note A-1-D	49,750,000	49,750,0000	WFCM 2019-C52	No
Note A-1-E	25,000,000	25,000,000	BCREI(1)	No
Note A-2-A	1,125,000	1,125,000	MFTII 2019-B3B4	No
Note A-2-B	34,450,000	34,450,000	CD 2109-CD8	No
Note A-2-C	43,175,000	43,175,000	CGCMT 2019-GC41	No
Note A-3-A	1,125,000	1,125,000	MFTII 2019-B3B4	No
Note A-3-B	65,550,000	65,550,000	GSMS 2019-GC42	No
Note A-3-C	12,075,000	12,075,000	CGCMT 2019-GC41	No
Note B-1	85,250,000	85,250,000	MFTII 2019-B3B4	Yes(2)
Note B-2	34,875,000	34,875,000	MFTII 2019-B3B4	Yes(2)
Note B-3	34,875,000	34,875,000	MFTII 2019-B3B4	Yes(2)
Total	$505,000,000	$505,000,000

(1)	Note A-1-E is currently held by BCREI and is expected to be contributed to one or more future securitization transactions.
(2)

During the continuance of a control appraisal period relating to the B notes, Note A-1-B will be the controlling piece. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Moffett Towers II Buildings 3 & 4 Whole Loan” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

The Moffett Towers II Buildings 3 & 4 total debt capital structure is shown below:

Moffett Towers II Buildings 3 & 4 Total Debt Capital Structure

(1)

The initial weighted average interest rate of the notes comprising the Moffett Towers II Buildings 3 & 4 Whole Loan is 3.76386%.  The interest rate on the Moffett Towers II Buildings 3 & 4 Whole Loan as of any date of determination will be the weighted average interest rate of the notes comprising the Moffett Towers II Buildings 3 & 4 Whole Loan.

(2)	Based on the “prospective stabilized” appraised value of $790,000,000 as of December 1, 2019 and January 1, 2020.
(3)	Based on the UW NOI of $46,369,641 and the UW NCF of $46,224,616.
(4)	Based on the “prospective stabilized” appraised value of $790,000,000, the Implied Borrower Sponsor Equity is $200,000,000.

■

The Mortgaged Property.The Moffett Towers II Buildings 3 & 4 Property consists of two identical, newly-constructed, eight-story Class A office buildings totaling 701,266 SF located in Sunnyvale, California. The Moffett Towers II Buildings 3 & 4 Property is 100.0% leased to Facebook on two separate 350,633 SF, triple-net, substantially identical leases through May 31, 2034, each with two, seven-year extension options and no early termination rights.

Facebook has a right of first refusal to purchase the Moffett Towers II Buildings 3 & 4 Property if the borrower is willing and able to accept an offer to sell the Moffett Towers II Buildings 3 & 4 Property to one of Facebook’s competitors (currently defined as Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation) that remains active so long as Facebook has not assigned its leases to an unaffiliated third party and is not in material monetary default under its leases.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

The Moffett Towers II Buildings 3 & 4 Property comprises a portion of the approximately 1.8 million SF, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.4 acres in Sunnyvale, California. The first phase of the Moffett Towers II Campus development included Moffett Towers II Building 1, Moffett Towers II Building 2, an enclosed parking structure, an adjacent surface parking lot, and a 59,648 SF fitness/amenities building. The second phase of the Moffett Towers II Campus development consists of Moffett Towers II Building 5 and an enclosed parking structure. The third and final phase consists of Moffett Towers II Building 4 (“Building 4”) (completed in May 2019), Moffett Towers II Building 3 (“Building 3”) (completed in June 2019), and an additional parking structure (expected completion in 2019). The Moffett Towers II Buildings 3 & 4 Property will feature access to the fitness/amenities building and the enclosed parking structure (collectively, the “Common Areas”) pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement. There are 1,068 total parking spaces dedicated to Facebook pursuant to its leases, resulting in a parking ratio of approximately 3.3 spaces per 1,000 SF.

The borrower may consent to a subdivision of the Common Areas to a reduced common area parcel and a separate parcel owned by and on which an affiliate of the borrower may construct an office building, additional parking and other common area improvements. Such subdivision would be subject to certain conditions, including but not limited to, lender’s consent is required (not to be unreasonably withheld) and the release may not adversely affect use or access to or from the common area and the Moffett Towers II – Buildings 3 & 4 Property.

The following table presents certain information relating to the sole tenant at the Moffett Towers II Buildings 3 & 4 Property:

Largest Tenant Based on Underwritten Base Rent

Building	Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
3	Facebook(3)	NR / NR / NR	350,633	50.0%	$19,493,562	50.0%	$55.60	5/31/2034	2, 7-year options
4	Facebook(3)	NR / NR / NR	350,633	50.0	19,493,562	50.0	55.60	5/31/2034	2, 7-year options
	Total		701,266	100.0%	$38,987,125	100.0%	$55.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant’s pro rata share of the amenity facility ($1,282,857 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period, described below, and will begin paying annual base rent of $52.20 per SF in December 2019 and January 2020 for Building 4 and Building 3, respectively.

(3)

Facebook has taken possession of both its spaces and has commenced with the design of the build out of the spaces. Facebook accepted delivery of Building 3 in June 2019, is currently in a free rent period, and is anticipated to begin paying rent in January 2020. Facebook accepted delivery of Building 4 in May 2019, is also currently in a free rent period, and is anticipated to begin paying rent in December 2019. We cannot assure you that this tenant will begin paying rent as anticipated or at all. See “—Escrows” below

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II Buildings 3 & 4 Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	701,266	100.0	100.0%	38,987,125	100.0	55.60	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total	701,266	100.0%		$38,987,125	100.0%	$55.60	2

(1)	Calculated based on approximate square footage occupied by the sole tenant.
(2)

UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant’s pro rata share of the amenity facility ($1,282,857 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period, described below, and will begin paying annual base rent of $52.20 per SF in December 2019 and January 2020 for Building 4 and Building 3, respectively.

The following table presents certain information relating to historical occupancy at the Moffett Towers II Buildings 3 & 4 Property:

Historical Leased %(1)

As of 9/1/2019
100.0%

(1)	As provided by the borrower. The Moffett Towers II Buildings 3 & 4 Property was constructed in 2019 and has been fully leased since June 1, 2019.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Moffett Towers II Buildings 3 & 4 Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF(3)(4)
In-Place Rent	$37,708,475	$52.00
In-Place UW Amenities Rent	1,282,857	1.77
Straight-Line Office Rent	8,564,468	11.81
Straight-Line Amenities Rent	291,524	0.40
Total Rental Revenue	$47,847,323	$65.98
Reimbursements	11,259,997	15.53
Vacancy Loss	(1,477,683)	(2.04)
Effective Gross Income	$57,629,637	$79.48

Total Expenses	$11,259,997	$15.53

Net Operating Income	$46,369,641	$63.95
TI/LC	145,025	0.20
Net Cash Flow	$46,224,616	$63.75

(1)

Certain items such as straight line rent, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Historical operating statements are not available, as the Moffett Towers II Buildings 3 & 4 Property was built in 2019.
(3)

Underwritten Base Rent and Underwritten Base Rent $ per SF reflect the contractual base rent for the office portion as of May 1, 2019 for Building 4 and June 1, 2019 for Building 3 as well as the tenant’s pro rata share of the amenity facility ($1,282,857 or $641,428 per building) and contractual rent steps through May 1, 2020 for Building 4 and June 1, 2020 for Building 3. Facebook is currently in a free rent period at both buildings and will begin paying annual base rent of $52.20 per SF in December 2019 and January 2020 for Building 4 and Building 3, respectively.

(4)	Based on 725,126 SF, which includes 23,860 SF of the tenant’s pro rata share of the amenity facility.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

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Appraisal.  According to the appraisal, the Moffett Towers II Buildings 3 & 4 Property had an “as-is” appraised value of $726,000,000 ($363,000,000 for Building 3 and $363,000,000 for Building 4), as of May 3, 2019. The appraisal also provided a “prospective market value upon stabilization” of $790,000,000 ($395,000,000 for Building 3 and $395,000,000 for Building 4) as of January 1, 2020 for Building 3 and December 1, 2019 for Building 4. This value assumes that Facebook takes occupancy, construction is complete and Facebook begins paying rent for Building 3 on January 1, 2020 and Building 4 on December 1, 2019. The appraisal also concluded to an “as dark” value of $610,000,000 ($305,000,000 for Building 3 and $305,000,000 for Building 4) as of May 3, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$726,000,000	N/A	5.00%

(1)	Based on the “as-is” appraised value.

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Environmental Matters. According to Phase I environmental reports, each dated May 13, 2019, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers II Buildings 3 & 4 Property.

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Market Overview and Competition. The Moffett Towers II Buildings 3 & 4 Property is located in Moffett Park, in the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Amazon.com, Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the City of Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Towers II Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. The appraisal notes that at the end of the first quarter of 2019, this submarket contained about 10.3 million SF of office inventory, or about 11.9% of the entire Silicon Valley office inventory of approximately 86.8 million SF. The appraisal concluded overall vacancy in the Moffett Park office submarket was 0.8% as of the first quarter of 2019. The appraisal concludes that the overall average asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

Competitive Set – Comparable Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent PSF	Lease Type
Moffett Towers II Buildings 3 & 4 1190 Discovery Way and 900 5th Avenue Sunnyvale, CA	701,266	Facebook	Various / Various(2)	701,266	$4.35	NNN
1001 N. Shoreline Blvd. Mountain View, CA	132,960	Google	April 2018 / 144 Mos.	132,960	$5.60	NNN
221 N. Mathilda Ave. Sunnyvale, CA	154,987	23 and ME	May 2019 / 144 Mos.	154,987	$5.80	NNN
520 Almanor Ave. Sunnyvale, CA	231,000	Nokia Inc.	April 2019 / 150 Mos.	231,000	$4.84	NNN
1111 Lockheed Martin Way Sunnyvale, CA	350,633	Amazon	November 2017 / 126 Mos.	350,633	$4.30	NNN
599 North Mathilda Ave. Sunnyvale, CA	76,031	LinkedIn	January 2019 / 63 Mos.	76,031	$4.18	NNN

(1)	Source: Appraisal.
(2)	Facebook’s lease began in May 2019 for Building 4 and June 2019 for Building 3. The lease terms for Building 3 and Building 4 are 180 months and 181 months, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

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The Borrower.  The borrower is MT2 B3-4 LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II Buildings 3 & 4 Whole Loan. The non-recourse carveout guarantor under the Moffett Towers II Buildings 3 & 4 Whole Loan is Paul Guarantor LLC. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. Paul is trustee and grantor.

Joseph K. Paul is the founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million SF of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers, Moffett Towers II, and Moffett Place.

■

Escrows. On the origination date, the borrower funded (i) a tenant improvements and leasing commissions reserve equal to approximately $23,165,933 for Facebook leasing expenses, (ii) a free rent reserve equal to $16,127,329 and (iii) a tax reserve equal to approximately $525,523.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (ii) during the continuance of a Moffett Towers II Buildings 3 & 4 Trigger Period, a capital expenditure reserve in the amount of approximately $12,085, and (iii) during the continuance of a Moffett Towers II Buildings 3 & 4 Lease Sweep Period, a lease sweep account in an amount equal to approximately $1,031,600 and any excess cash described under “—Lockbox and Cash Management“ below (subject to a cap equal to the applicable Moffett Towers II Buildings 3 & 4 Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, unless the amount on reserve in either such account equals the reserved amount described in the definition of “Moffett Towers II Buildings 3 & 4 Lease Sweep Period” below).

A “Moffett Towers II Buildings 3 & 4 Lease Sweep Reserve Threshold” means (a) with respect to a Moffett Towers II Buildings 3 & 4 Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $21,037,980 or (b) with respect to a Moffett Towers II Buildings 3 & 4 Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30 per rentable square foot of dark space and/or terminated space, as applicable.

A “Moffett Towers II Buildings 3 & 4 Trigger Period” means each period (i) during the continuance of an event of default under the Moffett Towers II Buildings 3 & 4 Whole Loan or the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, (ii) commencing when both (a) the entire Moffett Towers II Buildings 3 & 4 Property is not leased to Facebook or a subsequent investment grade tenant and (b) either (1) the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Whole Loan, determined as of the last day of any fiscal quarter, is less than 1.90x, or (2) the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Whole Loan and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, determined as of the last day of any fiscal quarter, is less than 1.50x, and ending when either (A) the debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Whole Loan and the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Whole Loan and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, in each case determined as of the last day of any two consecutive fiscal quarters, is at least 1.90x and 1.50x, respectively, or (B) at least $35,063,300 is reserved as excess collateral, (iii) during the continuance of a Moffett Towers II Buildings 3 & 4 Lease Sweep Period, or (iv) from and after the ARD.

A “Moffett Towers II Buildings 3 & 4 Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of any of its leases with respect to all or a material portion of the related space (at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF of space, a full floor of space)) and ending when (a) both (1) one or more replacement tenants acceptable to the lender is in occupancy and paying rent under one or more qualified replacement leases and (2) each of the debt service coverage ratio (as

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Whole Loan and the aggregate debt service coverage ratio (as calculated under the loan documents) of the Moffett Towers II Buildings 3 & 4 Whole Loan and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan is at least equal to the respective debt service coverage ratio immediately prior to such period or (b) $35.00 per SF for the applicable terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of one of its leased spaces (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) one or more replacement tenants acceptable to the lender is in occupancy of such space and paying rent under a qualified replacement lease or an investment grade subtenant has assumed such lease or (b) $50.00 per SF for the applicable terminated space has been reserved, (iii) during the continuance of a default of a lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per SF for the applicable terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) and ending when such insolvency proceedings have been terminated and each applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and is subsequently downgraded below investment grade and ending when (a) one or more replacement tenants acceptable to the lender is in occupancy and paying rent under one or more qualified replacement leases or an investment grade subtenant has assumed each applicable lease, (b) Facebook (or its parent) is restored as an investment grade entity or (c) $50.00 per SF for the applicable terminated space has been reserved.

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Lockbox and Cash Management.  The Moffett Towers II Buildings 3 & 4 Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Moffett Towers II Buildings 3 & 4 Property into such lockbox account within one business day of receipt. On each business day, all funds in the lockbox account are required to be swept into a lender-controlled cash management account.

On each due date, all amounts in the cash management account are required to be applied to the payment of debt service on the Moffett Towers II Buildings 3 & 4 Whole Loan, the funding of required reserves, operating expenses, the payment of debt service on the Moffett Towers II Buildings 3 & 4 Mezzanine Loan, and payment of the property manager’s fees (subject to an annual fee cap of 3% of rents per calendar year), with any remaining amounts to be applied as follows:

(i)	prior to the ARD:

(a)	for so long as no Moffett Towers II Buildings 3 & 4 Trigger Period is continuing, to the property manager and the borrower;

(b)

during the continuance of a Moffett Towers II Buildings 3 & 4 Lease Sweep Period, (1) to the lease sweep account (subject to a cap equal to the applicable Moffett Towers II Buildings 3 & 4 Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, until (except in the case of an insolvency proceeding involving Facebook) the aggregate amount on reserve in such accounts equals the applicable reserved amount described in the definition of “Moffett Towers II Buildings 3 & 4 Lease Sweep Period”) and (2) any remaining amounts, (x) if no other Moffett Towers II Buildings 3 & 4 Trigger Period is continuing, to the property manager and the borrower, and (y) if another Moffett Towers II Buildings 3 & 4 Trigger Period is continuing, as set forth in clause (c) below; and

(c)

during the continuance of a Moffett Towers II Buildings 3 & 4 Trigger Period (other than a Moffett Towers II – Buildings 3 & 4 Lease Sweep Period), to an excess cash flow reserve to be held as additional collateral for the Moffett Towers II Buildings 3 & 4 Whole Loan (in the case of a Moffett Towers II Buildings 3 & 4 Trigger Period as described in clause (ii) of the definition thereof), subject to a cap of $35,063,300, with any excess amounts disbursed to the property manager and the borrower; and

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MOFFETT TOWERS II BUILDINGS 3 & 4

(ii)

from and after the ARD, (a) first, to the outstanding principal of the Moffett Towers II Buildings 3 & 4 Senior Loans, on a pro rata basis, until such amounts are reduced to zero, (b) second, to the outstanding principal of the Moffett Towers II Buildings 3 & 4 Subordinate Loans, on a pro rata basis, until such amounts are reduced to zero, (c) third, to the outstanding accrued excess interest under the Moffett Towers II Buildings 3 & 4 Senior Loans, on a pro rata basis, until such amounts are reduced to zero, and (d) fourth, to the outstanding accrued excess interest under the Moffett Towers II Buildings 3 & 4 Subordinate Loans, on a pro rata basis, until such amounts are reduced to zero.

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Property Management. The Moffett Towers II Buildings 3 & 4 Property is currently managed by Paul Holdings, Inc., d/b/a Jay Paul Company, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Moffett Towers II Buildings 3 & 4 Property is required to remain managed by (i) Paul Holdings, Inc., (ii) so long as the borrower is controlled by Joseph K. Paul, a property management company owned and/or controlled by him, (iii) a property manager that is a reputable, nationally or regionally recognized management company having at least five years’ experience in the management of similar type properties and has leasable square footage of the same property type equal to the lesser of (a) 3,000,000 leasable square feet and (b) five times the leasable square feet of the Moffett Towers II Buildings 3 & 4 Property, or (iv) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to replace the property manager with a property manager selected by the borrower (i) during the continuance of an event of default under the Moffett Towers II Buildings 3 & 4 Whole Loan, (ii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iii) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if the property manager engages in gross negligence, fraud, willful misconduct or misappropriation of funds.

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Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the Moffett Towers II Buildings 3 & 4 Whole Loan, GS Bank, DBNY and BCREI made an $85,000,000 mezzanine loan (the “Moffett Towers II Buildings 3 & 4 Mezzanine Loan”) to MT2 B3-4 Mezz LLC, the sole member of the borrower, which is secured by a pledge of the sole member’s ownership interest in the borrower. The Moffett Towers II Buildings 3 & 4 Mezzanine Loan is coterminous with the Moffett Towers II Buildings 3 & 4 Whole Loan and accrues interest at a per annum rate equal to (i) prior to the ARD, 5.75% and (ii) from and after the ARD, the greater of (a) 7.25% and (b) the rate for U.S. dollar swaps with a 10-year maturity, as of two business days prior to the ARD, plus 1.50%. The lenders of the Moffett Towers II Buildings 3 & 4 Whole Loan and the Moffett Towers II Buildings 3 & 4 Mezzanine Loan entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Moffett Towers II Buildings 3 & 4 Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Cleveland, Ohio		Cut-off Date Balance(3)	$65,500,000
Property Type	Office		Cut-off Date Principal Balance per SF(2)	$103.63
Size (SF)	873,335		Percentage of Initial Pool Balance	6.2%
Total Occupancy as of 7/16/2019(1)	79.5%		Number of Related Mortgage Loans	None
Owned Occupancy as of 7/16/2019(1)	79.5%		Type of Security(4)	Fee Simple/Leasehold
Year Built / Latest Renovation	1985 / 2017-2019		Mortgage Rate	3.3000%
Appraised Value	$145,300,000		Original Term to Maturity (Months)	60
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	60

Underwritten Revenues	$18,661,374
Underwritten Expenses	$8,452,084	Escrows(5)
Underwritten Net Operating Income (NOI)	$10,209,290		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,034,623	Taxes	$1,379,655	$344,914
Cut-off Date LTV Ratio(2)	62.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	62.3%	Replacement Reserve(6)	$0	$14,556
DSCR Based on Underwritten NOI / NCF(2)	3.37x / 3.31x	TI/LC(7)	$10,500,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.3% / 11.1%	Other(8)	$3,409,497	$10,000

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$90,500,000	89.3%	Loan Payoff	$82,751,324	81.6%
Other Sources(9)	8,962,268	8.8	Reserves	15,289,152	15.1
Principal’s New Cash Contribution	1,894,166	1.9	Origination Costs	3,315,958	3.3

Total Sources	$101,356,433	100.0%	Total Uses	$101,356,433	100.0%

(1)	Based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building (as defined below) and May 16, 2019 for the 901 Lakeside Avenue Building (as defined below).
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Northpoint Tower Whole Loan (as defined below). See “—The Mortgage Loan” below.
(3)

The Cut-off Date Balance of $65,500,000 represents the controlling note A-1 and the non-controlling notes A-2-2 and A-3, which are part of a larger whole loan evidenced by four pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $90,500,000. The related companion loan, which is evidenced by the non-controlling note A-2-1 ($25,000,000), is currently held by CREFI and is expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(4)

The Northpoint Tower Property (as defined below) consists of two office buildings with a 216 space underground parking garage and a 1,005 space parking garage structure. The two office buildings and the underground parking garage are owned in fee simple, however the parking garage structure is subject to a ground lease with the City of Cleveland expiring in 2059.

(5)	See “—Escrows” below.
(6)	The Replacement Reserve is subject to a cap of $524,001.
(7)

Monthly deposits into the TI/LC reserve are waived as long as the balance in the TI/LC reserve account is greater than or equal to $5,000,000. To the extent the balance in the TI/LC reserve is less than $5,000,000, $90,972 is required to be deposited on each monthly due date until the balance equals or exceeds $5,000,000.

(8)

The Upfront Other reserve consists of (i) $2,109,853 for unfunded obligations related to outstanding tenant improvements, leasing commissions and free rent, (ii) $1,259,644 for free rent related specifically to GSA (Department of Health and Human Services lease) and (iii) $40,000 for ground rent due under the parking garage’s ground lease. The Monthly Other reserve of $10,000 is for ground rent due under the ground lease for the parking garage structure. See “—Escrows” below.

(9)

Other Sources consists of the transfer of reserves from the prior debt on the Northpoint Tower Property to partially fund certain upfront reserves for the Northpoint Tower Loan. $8,002,731 was transferred with respect to the TI/LC reserve and $959,536 was transferred with respect to the Taxes Reserve.

■

The Mortgage Loan. The mortgage loan (the “Northpoint Tower Loan”) is part of a whole loan (the “Northpoint Tower Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in two Class A office buildings that total 873,335 SF with a 216 space underground parking garage and a leasehold interest in a 1,005 space parking garage located in Cleveland, Ohio (the “Northpoint Tower Property”). The Northpoint Tower Loan, which is evidenced by the controlling note A-1 and non-controlling notes A-2-2 and A-3, has an aggregate outstanding principal balance as of the Cut-off Date of $65,500,000 and represents approximately 6.2% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2-1 ($25,000,000), which is currently held by CREFI and is expected to be contributed to one or more future securitization transactions. The Northpoint Tower Whole Loan, which accrues interest at an interest rate of 3.3000% per annum, was originated by CREFI on August 9, 2019, had an aggregate original principal balance of $90,500,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $90,500,000. The proceeds of the Northpoint Tower Whole Loan were primarily used to refinance prior debt secured by the Northpoint Tower Property, fund upfront reserves and pay origination costs. The Northpoint Tower Property was previously securitized in the JPMCC 2017-FL10 transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

The table below summarizes the promissory notes that comprise the Northpoint Tower Whole Loan. The relationship between the holders of the Northpoint Tower Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$40,500,000	$40,500,000	GSMS 2019-GC42	Yes
Note A-2-1	25,000,000	25,000,000	CREFI(1)	No
Note A-2-2	5,000,000	5,000,000	GSMS 2019-GC42	No
Note A-3	20,000,000	20,000,000	GSMS 2019-GC42	No
Total	$90,500,000	$90,500,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Northpoint Tower Whole Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Northpoint Tower Whole Loan. The scheduled maturity date of the Northpoint Tower Whole Loan is the due date in September 2024. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) August 9, 2022 and (ii) the second anniversary of the last securitization of a note comprising part of the Northpoint Tower Whole Loan, the Northpoint Tower Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Northpoint Tower Whole Loan documents. Voluntary prepayment of the Northpoint Tower Whole Loan is permitted on or after the due date in May 2024 without payment of any prepayment premium.

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The Mortgaged Property. The Northpoint Tower Property consists of 873,335 SF of Class A office space spanning two buildings with a 216 space underground parking garage and a 1,005 space parking garage located in Cleveland, Ohio’s central business district (the “Cleveland CBD”). The three buildings consist of a five-story, 281,397 SF office building located at 901 Lakeside Avenue East (the “901 Lakeside Avenue Building”), a 19-story, 591,938 SF office building adjacently located at 1001 Lakeside Avenue East (the “1001 Lakeside Avenue Building”) and a four-story, 1,005-stall parking garage connected to the 901 Lakeside Avenue Building and 1001 Lakeside Avenue Building via a sky-bridge (the “Northpoint Tower Parking Garage”). The Northpoint Tower Property was 79.5% occupied based on the underwritten rent roll dated May 16, 2019 for the 901 Lakeside Avenue Building and based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building. At origination of the Northpoint Tower Whole Loan, the borrower funded $10.5 million into the TI/LC reserve that is not tied to any specific tenant and is to be used for future leasing at the Northpoint Tower Property.

The largest tenant based on underwritten base rent, Jones Day (39.2% of GLA; 55.1% of underwritten base rent), occupies 342,641 SF. Jones Day occupies 100.0% of the 901 Lakeside Avenue Building and two full floors of the 1001 Lakeside Avenue building. The Jones Day leases expire in June 2026 and the tenant has two, 10-year renewal options remaining with no termination options. The Northpoint Tower Property serves as the headquarters location for Jones Day, which has been located at the Northpoint Tower Property since 1987. Founded in 1893, Jones Day currently has over 2,500 attorneys across 42 offices worldwide and was ranked as the #9 largest law firm in AM Law’s 2018-2019 rankings. Over the last three years, Jones Day has performed a renovation to each of its floors, spending approximately $17 million of its own money on the renovation in addition to the $6 million in tenant improvements Jones Day received in connection with its 2011 lease extension. Jones Day has renewed its leases at the Northpoint Tower Property seven times and expanded its space four times since its initial occupancy began in 1987. Jones Day has a right of first refusal to purchase the 901 Lakeside Avenue Building solely to the extent that the 901 Lakeside Avenue Building is not concurrently transferred with the entirety of the Northpoint Tower Property. The right of first refusal was not subordinated to the lien of the mortgage as the right of first refusal only applies to the extent that the 901 Lakeside Avenue Building is transferred separate and apart from the entirety of the Northpoint Tower Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

The second largest tenant based on underwritten base rent, GSA (9.1% of GLA; 10.4% of underwritten base rent), occupies 79,151 SF of office space. GSA has 45,455 SF expiring October 31, 2029, 31,409 SF expiring May 31, 2020 and 2,287 SF expiring October 31, 2028 and operates as the Department of Health and Human Services and the Department of Labor. The Department of Health and Human Services signed a new lease at the 1001 Lakeside Avenue Building in July 2018 for 45,455 SF that will be occupied by courtrooms for Medicaid’s court of appeals and is anticipating to complete its buildout or take occupancy in or around December 2019. The total cost of the Department of Health and Human Services buildout is expected to be approximately $4.1 million, with the borrower sponsors covering only approximately $1.7 million and GSA paying for the remainder. The Department of Labor initially moved into the Northpoint Tower Property in 2001 and utilizes its office space for workers compensation claims, focusing on cancer and other sickness claims from employees working on nuclear weapons.

The third largest tenant based on underwritten base rent, Willis Towers Watson US LLC (“Willis Towers Watson”) (3.2% of GLA; 4.1% of underwritten base rent), occupies 28,135 SF of office space on a portion of the 15th floor of the 1001 Lakeside Avenue Building on a lease expiring in December 2025. Willis Towers Watson is a publicly traded (NASDAQ: WLTW) global advisory, broking and solutions company that helps clients around the world realize their path for growth. Willis Towers Watson has 45,000 employees serving more than 140 countries and markets. For the year ended December 2018, Willis Towers Watson reported revenue of approximately $8.5 billion and net income of approximately $695 million. Willis Towers Watson has been located at the Northpoint Tower Property since 1999 and has renewed its lease twice at the property since initial occupancy.

The Northpoint Tower Parking Garage is located on a 2.16 acre parcel which is owned by the City of Cleveland. The ground lease with the City of Cleveland expires in 2059, with annual base ground rent of $120,000, subject to annual consumer price index increases. The ground lease also requires payment of percentage rent above gross receipts of $1.6 million, however gross receipts are currently approximately $1.2 million and percentage rent is not being paid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

The following table presents certain information relating to the major tenants at the Northpoint Tower Property:

Ten Largest Owned Tenants by Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Jones Day	NR / NR / NR	342,641	39.2%	$9,109,671	55.1%	$26.59	6/30/2026	2, 10-year options
GSA(3)	AAA / Aaa / AA+	79,151	9.1	1,725,340	10.4	$21.80	10/31/2029	NAP
Willis Towers Watson(4)	BBB / Baa3 / BBB	28,135	3.2	675,137	4.1	$24.00	12/31/2025	1, 5-year option
CGI Technologies & Solutions	NR / NR / NR	32,919	3.8	658,380	4.0	$20.00	7/31/2020	2, 5-year options
RSM US LLP	NR / NR / NR	25,753	2.9	553,689	3.3	$21.50	5/31/2021	1, 5-year option
Mansour Gavin, LPA(5)	NR / NR / NR	22,541	2.6	473,361	2.9	$21.00	5/31/2025	2, 5-year options
United Healthcare Services, Inc.	A- / A3 / A+	15,213	1.7	334,686	2.0	$22.00	5/31/2023	1, 5-year option
Stantec Consulting Services, Inc.	NR / NR / NR	15,950	1.8	315,188	1.9	$19.76	10/31/2023	2, 5-year options
Spangenberg Shibley & Liber	NR / NR / NR	13,929	1.6	313,605	1.9	$22.51	10/31/2021	2, 5-year options
Albertelli Law Partners Ohio	NR / NR / NR	13,552	1.6	284,592	1.7	$21.00	8/31/2027	1, 5-year option
Ten Largest Owned Tenants		589,784	67.5%	$14,443,649	87.4%	$24.49
Remaining Tenants		104,353	11.9	2,090,432	12.6	$20.03
Vacant		179,198	20.5	0	0.0	$0.00
Total / Wtd. Avg.		873,335	100.0%	$16,534,081	100.0%	$23.82

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF contractual rent steps of $107,354 through July 1, 2020 and $296,954 for the present value of rent steps for Jones Day and Willis Towers Watson.

(3)

GSA has 45,455 SF expiring October 31, 2029, 31,409 SF expiring May 31, 2020 and 2,287 SF expiring October 31, 2028. GSA is permitted to terminate (a) the 45,455 SF expiring on October 31, 2029 at any time after October 31, 2024 with 90 days’ notice, (b) the 31,409 SF expiring May 31, 2020 at any time with 120 days’ notice and (c) the 2,287 SF expiring October 31, 2028 any time after October 31, 2023 with 90 days’ notice.

(4)

Willis Towers Watson has a one-time option to terminate its lease on December 31, 2021 by providing at least 12 months’ notice and paying an early termination fee equal to the sum of four months of base rent plus the sum of (i) any unamortized portion of the early rent reset under the lease, (ii) the unamortized portion of the tenant improvement allowance and (iii) the unamortized portion of any legal costs or commissions.

(5)	Mansour Gavin, LPA can terminate its lease in June 2020, with nine months’ prior notice, provided it pays a termination fee equal to $176,893 plus other miscellaneous fees.

The following table presents certain information relating to the lease rollover schedule at the Northpoint Tower Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	1,791	0.2%	0.2%	$34,745	0.2%	$19.40	1
2019	0	0.0	0.2%	0	0.0	$0.00	0
2020	88,666	10.2	10.4%	1,953,989	11.8	$22.04	5
2021	71,971	8.2	18.6%	1,587,787	9.6	$22.06	5
2022	24,223	2.8	21.4%	356,626	2.2	$14.72	5
2023	31,163	3.6	24.9%	649,874	3.9	$20.85	2
2024	5,523	0.6	25.6%	115,983	0.7	$21.00	1
2025	50,676	5.8	31.4%	1,148,498	6.9	$22.66	2
2026	358,830	41.1	72.5%	9,427,734	57.0	$26.27	3
2027	13,552	1.6	74.0%	284,592	1.7	$21.00	1
2028	2,287	0.3	74.3%	65,153	0.4	$28.49	1
2029	45,455	5.2	79.5%	909,100	5.5	$20.00	1
2030 & Thereafter	0	0.0	79.5%	0	0.0	$0.00	0
Vacant	179,198	20.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	873,335	100.0%		$16,534,081	100.0%	$23.82	27

(1)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)

UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps of $107,354 through July 1, 2020 and $296,954 for the present value of rent steps for Jones Day and Willis Towers Watson.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

The following table presents certain information relating to historical leasing at the Northpoint Tower Property:

Historical Leased%

2017(1)	2018(1)	Current(2)
78.3%	72.0%	79.5%

(1)	Represents average occupancy for the year.
(2)	Based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building and May 16, 2019 for the 901 Lakeside Avenue Building.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northpoint Tower Property:

Cash Flow Analysis(1)

	2017	2018	TTM 6/30/2019(2)	Underwritten(2)	Underwritten $ per SF
Base Rent	$15,172,790	$14,586,882	$14,890,416	$16,129,772	$18.47
Rent Steps	0	0	0	404,309	0.46
Potential Income from Vacant Space	0	0	0	3,776,292	4.32
Reimbursements	532,192	263,012	291,935	265,351	0.30
Gross Potential Rent	$15,704,982	$14,849,894	$15,182,351	$20,575,724	$23.56
Economic Vacancy & Credit Loss	(288,518)	(253,755)	(273,300)	(3,776,292)	(4.32)
Parking	1,769,422	1,667,248	1,685,938	1,685,938	1.93
Other Income	217,694	149,061	176,004	176,004	0.20
Effective Gross Income	$17,403,580	$16,412,448	$16,770,993	$18,661,374	$21.37

Real Estate Taxes	$3,440,551	$3,264,532	$3,228,403	$3,164,674	$3.62
Insurance	152,779	131,521	119,757	102,902	0.12
Management Fee	522,107	492,373	503,130	559,841	0.64
Other Operating Expenses	4,443,436	4,524,208	4,527,491	4,624,666	5.30
Total Operating Expenses	$8,558,873	$8,412,634	$8,378,781	$8,452,084	$9.68

Net Operating Income(2)	$8,844,707	$7,999,814	$8,392,212	$10,209,290	$11.69
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	174,667	0.20
Net Cash Flow	$8,844,707	$7,999,814	$8,392,212	$10,034,623	$11.49

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)

The increase from TTM 6/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily from (i) GSA ($909,100 of Base rent), which has signed a lease for 45,455 SF that is expected to commence in November 2019 and (ii) Rent Steps of $404,309.

■	Appraisal. According to the appraisal, the Northpoint Tower Property had an “as-is” appraised value of $145,300,000 as of July 18, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$141,300,000	N/A	7.25%
Discounted Cash Flow Approach	$145,300,000	8.50%	7.25%(1)

(1)	Represents the terminal capitalization rate.

■

Environmental Matters. Based on a Phase I environmental report dated July 31, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Northpoint Tower Property other than the continued implementation of the current asbestos operations and maintenance program.

■

Market Overview and Competition. The Northpoint Tower Property is located within the northern area of the Cleveland CBD, approximately 13 miles from Cleveland Hopkins International Airport. Cleveland’s Lakefront entertainment district is located to the west of the Northpoint Tower Property and includes tourism destinations such as the Rock & Roll Hall of Fame, the Cleveland Brown’s FirstEnergy Stadium, Great Lakes Science Center and the Voinovich Bicentennial Park.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

According to a third party report, as of the end of the second quarter 2019, the Cleveland CBD had approximately 31.8 million SF of inventory, a 7.7% vacancy rate and average asking base rents of $19.42 per SF. Since the second quarter of 2017 the Cleveland CBD’s vacancy rate has decreased from 11.1% to 7.7% with asking base rent’s increasing from $18.10 per SF to $19.42 per SF over the same time frame. The Cleveland CBD experienced positive net absorption of 380,259 SF during the trailing four quarters ending in the second quarter of 2019. The Cleveland CBD’s Class A subset has an inventory of approximately 10.7 million SF, vacancy rate of 10.8% and asking base rents of $22.20 per SF.

The following table presents certain information relating to comparable buildings and respective leases for the Northpoint Tower Property:

Building and Lease Comparables(1)

Property Name	City, State	Building NRA (SF)	Year Built	Tenant Name	Tenant NRA (SF)	Base Rent PSF ($)
Northpoint Tower(2)	Cleveland, Ohio	873,335	1985	Willis Towers Watson	28,135	$24.00
Key Center Tower	Cleveland, Ohio	1,327,000	1991	Dixon Hughes Goodman	3,285	26.50
200 Public Square	Cleveland, Ohio	1,234,676	1985	Fisher & Phillips LLP	16,690	28.40
AECOM Centre	Cleveland, Ohio	601,056	1974	Confidential	28,992	20.10
Ernst & Young Tower	Cleveland, Ohio	475,708	2013	Confidential	6,033	30.00
One Cleveland Center	Cleveland, Ohio	418,701	1982	Confidential	3,261	22.00
US Bank Centre	Cleveland, Ohio	257,119	-	Confidential	5,638	24.00
Average (excluding Northpoint Tower)					10,650	$25.17

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 16, 2019 for the 1001 Lakeside Avenue Building and May 16, 2019 for the 901 Lakeside Avenue Building.

■

The Borrower. The borrower is Hertz Cleveland North Point, LLC, a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northpoint Tower Whole Loan. The borrower sponsors and initial non-recourse carveout guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of Hertz Investment Group. Hertz Investment Group is a fully integrated real estate investment firm that acquires, markets and manages high-rise office properties throughout the United States. Currently Hertz Investment Group’s portfolio comprises more than 21 million SF across 25 cities. In addition to the Northpoint Tower Property, Hertz Investment Group owns and manages the 508,397 SF Fifth Third Center and the 340,000 SF Skylight Office Tower properties located in Cleveland. Following the origination of the Northpoint Tower Whole Loan, Hertz Group Realty Operating Partnership, LP, a Delaware limited partnership, acquired 100% of the equity interests in the borrower, as permitted under the Northpoint Tower Whole Loan documents. It is expected that the borrower will exercise its right to substitute Hertz Group Realty Operating Partnership, LP as the non-recourse carveout guarantor in place of the initial non-recourse carveout guarantors in accordance with certain terms and provisions set forth in the Northpoint Tower Whole Loan documents.

■

Escrows. On the origination date of the Northpoint Tower Whole Loan, the borrower funded reserves of (i) $1,379,655 for real estate taxes, (ii) $10,500,000 for tenant improvements and leasing commissions, (iii) $2,109,853 for unfunded obligations related to outstanding tenant improvements, leasing commissions and free rent, (iv) $1,259,644 for free rent related specifically to GSA (Department of Health and Human Services) and (v) $40,000 for ground rent due under the parking garage’s ground lease.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Northpoint Tower Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $344,914), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (which reserve will be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Northpoint Tower Whole Loan documents), (iii) a replacement reserves equal to $14,556, subject to a cap of $524,001, (iv) to the extent the balance in the TI/LC reserve is less than $5,000,000, $90,972 into the TI/LC reserve account until the balance equals or exceeds $5,000,000 and (v) a ground rent reserve in an amount equal to one-twelfth of the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

amount the lender estimates will be necessary to pay ground rent over the next ensuing 12-month period (initially estimated to be $10,000).

■

Lockbox and Cash Management. The Northpoint Tower Whole Loan is structured with a hard lockbox and springing cash management. The borrower delivered tenant direction letters to each existing tenant at the Northpoint Tower Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause rents and other sums generated from the Northpoint Tower Property to be deposited directly into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Northpoint Tower Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Northpoint Tower Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Northpoint Tower Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Northpoint Tower Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Northpoint Tower Whole Loan. Upon an event of default under the Northpoint Tower Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Northpoint Tower Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one full calendar quarter, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Jones Day, (ii) any other tenant leasing all or a portion of the applicable Specified Tenant space pursuant to any lease which either (A) accounts for 20% or more of the total rental income for the Northpoint Tower Property, or (B) demises 20% or more of the Northpoint Tower Property’s leasable area, and (iii) any guarantor of a Specified Tenant lease at the Northpoint Tower Property.

A “Specified Tenant Trigger Period“ will (A) commence upon the first to occur of (i) a Specified Tenant being in a default under the applicable Specified Tenant lease beyond all applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its Specified Tenant space (or applicable portion thereof), failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark” in 25% or more of the Specified Tenant space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any significant portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the terms and conditions of the applicable Specified Tenant lease and the Northpoint Tower Whole Loan documents, and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the Northpoint Tower Whole Loan documents, or (ii) the borrower leasing at least 80% of the Specified Tenant space, the applicable tenant under such lease being in actual possession of, and open to the public for business in, the space demised under such lease, and paying the full amount of the rent due under such lease.

■

Ground Lease. The borrower has a leasehold interest in the Northpoint Tower Parking Garage portion of the Northpoint Tower Property pursuant to a ground lease with the City of Cleveland. The ground lease expires in 2059, with annual base ground rent of $120,000, subject to annual consumer price index increases. The ground lease also requires payment of percentage rent above gross receipts of $1.6 million, however gross receipts are currently approximately $1.2 million and as such, percentage rent is not currently being paid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NORTHPOINT TOWER

■

Property Management. The Northpoint Tower Property is managed by Hertz Management Group, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Northpoint Tower Whole Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the property manager if: (i) an event of default under the Northpoint Tower Whole Loan documents exists, (ii) there exists a default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 120 days or (y) any voluntary bankruptcy or insolvency proceeding or (iv) the property manager engages in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Northpoint Tower Whole Loan documents, the borrower may terminate the management agreement and replace the property manager with a property manager approved by the lender, which approval may be conditioned upon receipt of a Rating Agency Confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■

Terrorism Insurance. The Northpoint Tower Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Northpoint Tower Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Northpoint Tower Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

2 cooper

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2 COOPER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2 cooper

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$65,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per unit	$454,545.45
Size (Units)	143	Percentage of Initial Pool Balance	6.1%
Total Occupancy as of 7/30/2019	96.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/30/2019	96.5%	Type of Security	Leasehold
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate	4.0730%
Appraised Value	$126,800,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$11,737,039
Underwritten Expenses	$5,585,728	Escrows(1)
Underwritten Net Operating Income (NOI)	$6,151,311	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,115,561	Taxes	$536,394	$178,798
Cut-off Date LTV Ratio	51.3%	Insurance	$10,928	$5,464
Maturity Date LTV Ratio	51.3%	Replacement Reserves	$0	$2,797
DSCR Based on Underwritten NOI / NCF	2.29x / 2.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.4%	Other(2)	$8,404	$140,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$65,000,000	63.5%	Purchase Price	$100,000,000	97.7%
Principal’s New Cash Contribution	27,312,204	26.7	Origination Costs	1,756,478	1.7
Preferred Equity	10,000,000	9.8	Reserves	555,726	0.5

Total Sources	$102,312,204	100.0%	Total Uses	$102,312,204	100.0%

(1)	See “—Escrows” below.

(2)	Other upfront reserve represents a reserve for deferred maintenance at the 2 Cooper Property. Other monthly reserve represents a monthly reserve for ground rent at the 2 Cooper Property.

■	The Mortgage Loan. The mortgage loan (the “2 Cooper Loan”) is evidenced by a promissory note in the original principal amount of $65,000,000, and is secured by a first mortgage encumbering the borrower’s leasehold interest in a multifamily property located in New York, New York (the “2 Cooper Property”). The 2 Cooper Loan has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 6.1% of the Initial Pool Balance. The 2 Cooper Loan was originated by Goldman Sachs Bank USA on August 14, 2019. The 2 Cooper Loan has an interest rate of 4.0730% per annum. The borrower utilized the proceeds of the 2 Cooper Loan to finance the acquisition of the 2 Cooper Property, pay origination costs and fund upfront reserves.

The 2 Cooper Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 2 Cooper Loan requires interest only payments during its term. The scheduled maturity date of the 2 Cooper Loan is the due date in September 2029. Voluntary prepayment of the 2 Cooper Loan is prohibited prior to the due date in June 2029. At any time after the second anniversary of the securitization Closing Date, the 2 Cooper Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Property. The 2 Cooper Property is 96.5% occupied as of July 30, 2019 and consists of 122,326 rentable SF, which includes 100,478 SF of residential and 21,848 SF of retail. The retail component is 100.0% leased as of July 30, 2019 to Crunch Fitness through January 31, 2029. Crunch Fitness is a chain of over 265 franchised fitness clubs located in the United States, Canada and Australia with 13 locations in Manhattan. The 2 Cooper Property’s 143 residential units range from studios to four-bedroom apartments. The 2 Cooper Property consists of two buildings. The main building is a 15-story, 94,358 SF property with 133 luxury units and 21,848 SF of retail space. The second building is a four-story, 6,120 SF property with 10 units. Amenities at the 2 Cooper Property include a 24-hour doorman service, resident lounge, rooftop terrace with pool, fitness center, bike storage, laundry room, barbeque grills, refrigerators, interactive video arcade games, a private screening room and meeting rooms.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2 cooper

The 2 Cooper Property includes 40 studio units averaging 501 SF, 77 one-bedroom units averaging 662 SF, 25 two-bedroom units averaging 1,099 SF and one, four-bedroom unit at 2,030 SF.

The following table presents certain information relating to the units and rents at the 2 Cooper Property:

Unit Mix(1)

Floor Plan	Total # of Units	Occupancy	Average SF per Unit	% of Unit Mix	Average In- Place Rent per Unit
S	40	100.0%	501	28.0%	$4,205
1	77	98.7	662	53.8	5,745
2	25	84.0	1,099	17.5	9,456
4	1	100.0	2,030	0.7	17,950
Total / Wtd. Avg.	143	96.5%	703	100.0%	$6,049

(1)	Based on the underwritten rent roll dated July 30, 2019.

The 2 Cooper Property was constructed in 2010 and is situated on one tax lot totaling 15,674 SF of land. The main tower of the 2 Cooper Property (“Lot 65”) benefits from a 421-a tax abatement, pursuant to which each of the 133 units located at Lot 65 is subject to rent stabilization until the 421-a tax abatement expires on June 30, 2022. Per the appraisal, the current abated taxes on Lot 65 are approximately $2.1 million, and the unabated taxes would be approximately $3.3 million. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to historical occupancy at the 2 Cooper Property:

Historical Leased %(1)

2016	2017	2018	As of 7/30/2019(2)
96.7%	95.6%	98.0%	96.5%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless otherwise specified.

(2)	Based on the underwritten rent roll.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2 Cooper Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 4/30/2019	Underwritten(2)	Underwritten $ per Unit(2)
Potential Rental Revenue	$9,815,907	$9,962,387	$10,027,353	$10,101,630	$10,379,296	$72,582
Vacancy Loss	(507,148)	(742,405)	(315,788)	(326,089)	(501,960)	(3,510)
Credit Loss	(134,836)	11,563	(18,488)	0	0	0
Concessions	(3,300)	(244,919)	(87,753)	(78,059)	(78,059)	(546)
Effective Rental Revenue - Apts	$9,170,624	$8,986,626	$9,605,324	$9,697,482	$9,799,277	$68,526
Reimbursement Revenue	0	0	0	0	191,423	1,339
Miscellaneous Revenue	110,823	135,678	102,093	113,251	107,588	752
Effective Commercial Revenue	1,520,123	1,572,070	1,631,730	1,742,772	1,638,750	11,460
Effective Gross Revenue	$10,801,570	$10,694,374	$11,339,147	$11,553,505	$11,737,039	$82,077

Total Operating Expenses	$4,229,110	$4,626,007	$5,038,065	$5,288,729	$5,585,728	$39,061

Net Operating Income	$6,572,459	$6,068,367	$6,301,082	$6,264,776	$6,151,311	$43,016
Replacement Reserves	0	0	0	0	35,750	250
Net Cash Flow	$6,572,459	$6,068,367	$6,301,082	$6,264,776	$6,115,561	$42,766

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of July 30, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2 cooper

■	Appraisal. According to the appraisal, the 2 Cooper Property had an “as-is” appraised value of $126,800,000 as of June 27, 2019.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
New York, New York	Direct Capitalization Approach	$126,800,000	N/A	3.50%

■	Environmental Matters. Based on a Phase I environmental report, dated July 3, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 2 Cooper Property other than the implementation of (i) an asbestos operations and maintenance program and (ii) a lead-based paint operations and maintenance program.

■	Market Overview and Competition. The 2 Cooper Property is located in the East Village neighborhood of Manhattan, a diverse area of lower Manhattan containing educational, commercial, residential and cultural attractions. The 2 Cooper Property is within a mile of subway stations for the B, D, F, L, M, N, Q, R, 4, 5 and 6 lines.

According to a market research report, as of the first quarter of 2019, the New York City apartment market had an inventory of 1,362,241 units with 1,332,200 units occupied indicating an occupancy rate of 97.8%. A total of 4,337 units were completed in the market during the same period. The market experienced a positive net absorption of 4,478 units. The asking rental rate in the market is $2,785 per unit, an increase from $2,753 per unit as of 2018.

The 2 Cooper Property is situated in the East Village submarket. According to a market research report, as of the first quarter of 2019, the East Village apartment submarket had an inventory of 33,738 units with 33,463 units occupied, indicating an occupancy rate of 99.2%. A total of 112 units were completed in the submarket during the same period. The submarket experienced a positive net absorption of 345 units. The asking rental rate in the submarket is $4,225 per unit, an increase from $4,128 per unit as of 2018.

The following table presents certain information relating to the primary competition for the 2 Cooper Property:

Comparable Multifamily Properties(1)

	2 Cooper Property(2)	1 Union Square South	74-84 Third Avenue	11 East 1st Street	229 Chrystie Street	211 East 13th Street
Number of Stories	15	27	9	9	14	8
Year Built	2010	1996	2014	2005	2003	2013
Number of units	143	240	83	206	361	83
Unit size (Sq. ft.):
Studio	501	529	430	488	440	542
1-BR	662	696	612	685	735	762
2-BR	1,099	1,123	947	1,073	1,086	1,184
3-BR	N/A	N/A	1,132	N/A	N/A	N/A
4-BR	2,030	N/A	N/A	N/A	N/A	N/A
Rent per month:
Studio	$4,205	$4,600	$3,896	$3,436	$3,781	$3,756
1-BR	$5,745	$5,949	$5,463	$5,059	$5,002	$5,388
2-BR	$9,456	$9,495	$7,875	$6,210	$7,003	$8,000
3-BR	N/A	N/A	$10,191	N/A	N/A	N/A
4-BR	$17,950	N/A	N/A	N/A	N/A	N/A

(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated July 30, 2019 (except for number of stories and year built for the 2 Cooper Property).

■	The Borrower. The borrower is 2 Cooper Holdings LP, a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2 Cooper Loan. The non-recourse carveout guarantor under the 2 Cooper Loan is Isaac Kassirer.

The borrower sponsors are David Werner and Isaac Kassirer. David Werner is a New York based private real estate investor that has been actively involved in commercial real estate for more than 35 years. Isaac Kassirer founded Emerald Equity Group in 2012 and serves as its CEO.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2 cooper

■	Escrows. At origination, the borrower funded (i) a deferred maintenance reserve in the amount of $8,404, (ii) a tax reserve in the amount of $536,394, and (iii) an insurance reserve in the amount of approximately $10,928.

On each due date, the borrower is required to fund (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the property taxes, ground rents and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months and (ii) a capital expenditures reserve in the amount of approximately $2,797. In addition, the borrower is required to remit any lease termination proceeds into a tenant improvement and leasing commission reserve; provided that, for so long as no 2 Cooper Trigger Period or event of default under the 2 Cooper Loan is continuing, the borrower is only required to remit termination proceeds in excess of $75,000.

A “2 Cooper Trigger Period” means each period (i) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 1.70x, and concluding when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 1.70x, and (ii) commencing upon the borrower’s failure to deliver annual, quarterly or monthly financial reports as and when required under the loan documents and ending when such reports are delivered and indicate that no other 2 Cooper Trigger Period is ongoing.

■	Lockbox and Cash Management. The 2 Cooper Loan is structured with a soft lockbox and springing cash management. The related loan documents require that the borrower cause all cash revenues relating to the 2 Cooper Property and all other money received by the borrower or the property manager with respect to the 2 Cooper Property (other than tenant security deposits required to be held in escrow accounts) to be deposited in the lockbox account by the end of the first business day following receipt. At the end of each business day that no 2 Cooper Trigger Period or event of default under the 2 Cooper Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. At the end of each business day during the continuance of a 2 Cooper Trigger Period or an event of default under the 2 Cooper Loan, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account.

During the continuance of a 2 Cooper Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the 2 Cooper Loan, the 2 Cooper Loan documents require that all amounts on deposit in the cash management account after payment of debt service on the 2 Cooper Loan, required reserves, budgeted operating expenses, and the preferred return owed to the preferred equity holder, are required to be reserved as additional collateral for the 2 Cooper Loan. Additionally, during the continuance of an event of default under the 2 Cooper Loan, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

■	Ground Lease. The borrower’s interest in the 2 Cooper Property is pursuant to a ground lease (the “2 Cooper Ground Lease”) with 10-12 Cooper Sq. SM LLC, which commenced on October 14, 2005 (the “2 Cooper Ground Lease Commencement Date”) and expires on October 13, 2075. The borrower is required to pay annually (A) from the commencement date through October 13, 2037, $1,400,000, with 2 Cooper Ground Lease Escalations; (B) from October 14, 2037 through October 13, 2050, the greater of: (i) the product of (x) 12 and (y) the base rent payable during the last full month of the prior period (inclusive of all 2 Cooper Ground Lease Escalations) and (ii) the product of (x) the 2 Cooper Modified Fair Market Value as of October 14, 2037 and (y) 7.5%; (C) from October 14, 2050 through October 13, 2066, the greater of: (i) the product of (x) 12 and (y) the base rent payable during the last full month of the prior period (inclusive of all 2 Cooper Ground Lease Escalations) and (ii) the product of (x) the 2 Cooper Modified Fair Market Value as of October 14, 2050 and (y) 7.5%; and (D) from October 14, 2066 through October 13, 2075, the greater of: (i) the product of (x) 12 and (y) the base rent payable during the last full month of the prior period (inclusive of all 2 Cooper Ground Lease Escalations) and (ii) the product of (x) the 2 Cooper Modified Fair Market Value as of October 14, 2066 and (y) 7.5%.

“2 Cooper Ground Lease Escalations” means, on each 10 year anniversary of the 2 Cooper Ground Lease Commencement Date, the base rent due under the 2 Cooper Ground Lease will be increased by an amount equal to 20% of the base rent payable in the last year of the preceding 10 year period of the term of the 2 Cooper Ground Lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2 cooper

“2 Cooper Modified Fair Market Value” means the fair market value of the land subject to the 2 Cooper Ground Lease considered as vacant and unimproved, free and clear of all monetary liens and all leases (including the 2 Cooper Ground Lease).

■	Property Management. The 2 Cooper Property is currently managed by Emerald Living LLC, an affiliate of the borrower, pursuant to a management agreement. Under the 2 Cooper Loan documents, the 2 Cooper Property is required to be managed by Emerald Living LLC or any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 2 Cooper Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 2 Cooper Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Preferred Equity. BLDG Cooper PE LLC (“BLDG Cooper”) has made a $10,000,000 preferred equity investment in 2 Cooper Holdings Mezz LP, a 99.999% owner of the borrower. The initial interest rate of the preferred equity is (i) 9% per annum, (ii) with respect to any additional funds that are to be utilized for any 2 Cooper Special Purpose and that 2 Cooper JV LP (the “2 Cooper Common Partner”) elects not to fund (or otherwise fails to fund), and that BLDG Cooper then elects to contribute, 15% per annum or (iii) from and after the occurrence of certain delineated events of default under the 2 Cooper LP Agreement (each, a “2 Cooper LP Agreement Change of Control Event”), 15% per annum. The rights of BLDG Cooper are governed by an Agreement of Limited Partnership (the “2 Cooper LP Agreement”), dated as of August 14, 2019, by and among 2 Cooper Holdings Mezz LP, 2 Cooper Mezz GP LLC, BLDG Cooper, and the 2 Cooper Common Partner (such parties, collectively, the “2 Cooper Partnership”), which includes, among other things, (i) notice and cure rights; (ii) the right to approve the annual budget of the 2 Cooper Partnership; (iii) consent rights with respect to certain major decisions; (iv) the right, following a 2 Cooper LP Agreement Change of Control Event, to, among other things, (x) replace the 2 Cooper Common Partner in its capacity as general partner under the 2 Cooper LP Agreement, and (y) apply the proceeds of all 2 Cooper Partnership reserves towards the redemption of BLDG Cooper’s preferred equity interest, and (v) transferability rights (subject to the 2 Cooper Common Partner’s right of first offer). The preferred equity return is required to be paid regardless of the availability of distributable cash.

“2 Cooper Special Purpose” means any of the following bases for a payment to be made (a) on account of any expenses required (x) in order to cure or prevent an event of default under any financing, (y) to prevent imminent damage to structural support of any portion of the 2 Cooper Property, imminent bodily injury to persons in the immediate vicinity of the 2 Cooper Property or material physical damage to any portion of the 2 Cooper Property or substantial, imminent economic loss to the 2 Cooper Property or (z) to pay ground rent under the 2 Cooper Ground Lease, real estate taxes, utility expenses and insurance premiums with respect to the 2 Cooper Property, (b) in order to prevent any imminent defaults or cure any defaults or event of default under the 2 Cooper Loan that the 2 Cooper Partnership, the borrower or any other subsidiary has theretofore failed to cure or prevent (if imminent) in a timely fashion so as to avoid or preclude the occurrence of such default or event of default, (c) in order to prevent any imminent defaults or cure any defaults or events of default under any limited liability company agreement, limited partnership agreement or any other similar operating agreement of any subsidiary, which the 2 Cooper Partnership or such other subsidiary has theretofore failed to cure or prevent (if imminent) in a timely fashion so as to avoid or preclude the occurrence of such default or event of default, and (d) following a 2 Cooper LP Agreement Change of Control Event, any other costs and expenses BLDG Cooper deems to be in the best interest of the 2 Cooper Partnership, the borrower or any subsidiary.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2 cooper

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 2 Cooper Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	San Antonio, Texas		Cut-off Date Principal Balance(3)	$55,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(2)	$226.53
Size (SF)	618,017		Percentage of Initial Pool Balance	5.2%
Total Occupancy as of 9/1/2019(1)	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2019(1)	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	2009 / NAP		Mortgage Rate	3.65000%
Appraised Value	$200,500,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$23,068,450
Underwritten Expenses	$9,270,507		Escrows(4)
Underwritten Net Operating Income (NOI)	$13,797,943			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,561,909		Taxes	$0	$0
Cut-off Date LTV Ratio(2)	69.8%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	69.8%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.66x / 2.42x		TI/LC	$0	$90,127
Debt Yield Based on Underwritten NOI / NCF(2)	9.9% / 9.0%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$140,000,000	70.5%	Purchase Price	$198,000,000	99.7%
Principal's New Cash Contribution	58,553,293	29.5	Origination Costs	553,293	0.3

Total Sources	$198,553,293	100.0%	Total Uses	$198,553,293	100.0%

(1)	Total Occupancy and Owned Occupancy represent the percentage of area leased at the 19100 Ridgewood Property.

(2)	Calculated based on the aggregate outstanding principal balance of the 19100 Ridgewood Whole Loan.

(3)	The Cut-off Date Principal Balance of $55,000,000 represents the controlling note A-1 of the $140,000,000 19100 Ridgewood Whole Loan evidenced by three pari passu notes. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “19100 Ridgewood Loan”) is part of a whole loan (the “19100 Ridgewood Whole Loan”) consisting of three pari passu promissory notes with an aggregate original principal balance of $140,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an office property in San Antonio, Texas (the “19100 Ridgewood Property”).

The 19100 Ridgewood Loan, which will be included in the GSMS 2019-GC42 securitization transaction, is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents approximately 5.2% of the Initial Pool Balance. The related pari passu companion loans, evidenced by the non-controlling note A-2, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and the non-controlling note A-3, has an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000.

The 19100 Ridgewood Whole Loan was originated by Goldman Sachs Bank USA (“GS Bank”) on August 19, 2019. The 19100 Ridgewood Whole Loan has an interest rate of 3.65000% per annum. The borrower utilized the proceeds of the 19100 Ridgewood Whole Loan to finance the acquisition of the 19100 Ridgewood Property and pay origination costs.

The 19100 Ridgewood Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 19100 Ridgewood Whole Loan requires interest-only payments during its term. The scheduled maturity date of the 19100 Ridgewood Whole Loan is the due date in September 2029. The 19100 Ridgewood Whole Loan may be voluntarily prepaid in whole (but not in part) on or after the due date in September 2020. Any voluntary prepayments prior to the due date in June 2029 require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

The table below summarizes the promissory notes that comprise the 19100 Ridgewood Whole Loan. The relationship between the holders of the 19100 Ridgewood Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$55,000,000	$55,000,000	GSMS 2019-GC42	Yes
Note A-2	50,000,000	50,000,000	GS Bank(1)	No
Note A-3	35,000,000	35,000,000	GS Bank(1)	No
Total	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 19100 Ridgewood Property is a 618,017 SF, suburban single tenant office property located at 19100 Ridgewood Parkway in San Antonio, Texas. The 19100 Ridgewood Property consists of a 14-story building (“Building I”) and a 6-story building (“Building II”), which were constructed in 2009 and are situated on an approximately 15-acre site. The 19100 Ridgewood Property is comprised of two office towers connected by a shared lobby/atrium. The 19100 Ridgewood Property is 100.0% leased to Tesoro Companies, Inc (“Tenant”), a wholly owned subsidiary of Marathon Petroleum Corporation (“Marathon”) and is subject to a parent guaranty by Marathon, rated BBB / Baa2 / BBB by Fitch, Moody’s and S&P. The lease (the “Marathon Lease”) is a triple-net lease structured with 1.25% annual escalations, and expires on May 31, 2029. The Tenant has four, 5-year renewal options subject to a minimum 18-month notice period.

EOG Resources, Inc. (“EOG”) subleases the entire 147,295 SF Building II at the 19100 Ridgewood Property (23.8% of total NRA), at a modified gross rent of $30 per SF. The sublease commenced in 2011 for approximately 110,000 SF, and was expanded by approximately 37,000 SF in 2012. The sublease expires in January 2026, with one option to renew until March 2029 (approximately 90 days prior to the Marathon Lease expiration). EOG entered into a recognition agreement with the landlord, recognizing them as a direct tenant in the event the Marathon Lease is terminated. EOG is rated A- / A3 by S&P and Moody’s.

The 19100 Ridgewood Property is situated on approximately 15 acres in northern San Antonio and includes a six-story parking garage totaling 2,355 parking spaces. The 19100 Ridgewood Property grounds include shaded walking trails for employees and a private drive entrance for guests and executives. The office towers are connected by a central lobby, and amenities include a conference center, a fitness center, a corporate cafeteria and dining area, a commercial kitchen, a coffee kiosk, a credit union, executive offices on Building I’s top floor, and private executive parking. The floor plates of each tower are approximately 28,000 RSF.

The following table presents certain information relating to the major tenant at the 19100 Ridgewood Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Tenant(3)	BBB / Baa2 / BBB	618,017	100.0%	$13,566,650	100.0%	$21.95	5/31/2029	4, 5-year options
Totals / Wtd. Avg. Tenants		618,017	100.0%	$13,566,650	100.0%	$21.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent and UW Base Rent $ per SF includes rent steps through August 31, 2020.

(3)	Tenant subleases approximately 147,295 SF to EOG at a base rent of approximately $30.00 PSF, expiring in January 2026 (subject to one renewal option). Tenant has also vacated approximately 84,000 SF over floors 10-12 and is looking to sublease the space to another tenant. Tenant continues to pay rent on the vacated portion. We cannot assure you that this tenant will continue to pay rent as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

The following table presents certain information relating to the lease rollover schedule at the 19100 Ridgewood Property based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(1)	% of Total UW Base Rent	UW Base Rent $ per SF(1)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026(2)	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	618,017	100.0	100.0%	13,566,650	100.0	21.95	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	618,017	100.0%		$13,566,650	100.0%	$21.95	1

(1)	UW Base Rent and UW Base Rent $ per SF includes rent steps through August 31, 2020.

(2)	Tenant subleases approximately 147,295 SF to EOG at a base rent of approximately $30.00 PSF, expiring in January 2026.

The following table presents certain information relating to historical leasing at the 19100 Ridgewood Property:

Historical Leased %(1)

2016	2017	2018	As of 9/1/2019
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average leased rate for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 19100 Ridgewood Property:

Cash Flow Analysis

	2016	2017	2018	TTM 6/30/2019	Underwritten(1)	Underwritten $ per SF(1)
Base Rental Revenue	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$13,566,650	$21.95
Contractual Rent Steps	0	0	0	0	984,502	1.59
Total Reimbursement Revenue	0	0	0	0	9,270,507	15.00
Gross Revenue	12,842,592	13,003,124	13,165,663	13,247,523	23,821,658	38.55
Vacancy Loss	0	0	0	0	(753,209)	(1.22)
Effective Gross Revenue	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$23,068,450	$37.33

Real Estate Taxes	$0	$0	$0	$0	$3,608,370	$5.84
Insurance	0	0	0	0	180,201	0.29
Utilities	0	0	0	0	1,721,286	2.79
Repairs & Maintenance	0	0	0	0	663,059	1.07
Janitorial	0	0	0	0	1,392,337	2.25
Management Fee	0	0	0	0	692,053	1.12
General and Administrative - Direct	0	0	0	0	538,650	0.87
Total Operating Expenses	$0	$0	$0	$0	$9,270,507	$15.00

Net Operating Income	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$13,797,943	$22.33
Tenant Improvements	0	0	0	0	543,855	0.88
Leasing Commissions	0	0	0	0	537,675	0.87
Replacement Reserves	0	0	0	0	154,504	0.25
Net Cash Flow	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$12,561,909	$20.33

(1)	Underwritten cash flow based on in-place rents as of July 1, 2019, with contractual rent steps through August 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

■	Appraisal. According to the appraisal, the 19100 Ridgewood Property had an “as-is” appraised value of $200,500,000 as of July 26, 2019 and a hypothetical - go dark value of $142,600,000 as of July 26, 2019.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
San Antonio, Texas	Direct Capitalization Approach	$198,500,000	N/A	6.75%
	Discounted Cash Flow Approach	$202,300,000	7.25%	7.00%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to a Phase I environmental report, dated August 1, 2019, there are no recognized environmental conditions or recommendations for further action at the 19100 Ridgewood Property.

■	Market Overview and Competition. The 19100 Ridgewood Property is located in the far north central portion of the city of San Antonio near the intersection of US 281 and Loop 1604 approximately eight miles north of the San Antonio International Airport and 15 miles north of San Antonio. The neighborhood is bounded by Bexar County Line to the north and east, Camp Bullis to the west and Loop 1604 to the south. Land uses consist primarily of retail properties, single family residential developments and office properties (including medical office). Retail developments are mostly located along primary roadways such as Loop 1604, US Highway 281, Stone Oak Parkway, Sonterra Boulevard and Blanco Road. Office properties (including medical office) are located nearby along Ridgewood Parkway, Hardy Oak Boulevard, Stone Oak Parkway and Sonterra Boulevard. Retail developments are mostly located along primary roadways such as Loop 1604, US Highway 281, Stone Oak Parkway, and Blanco Road.

Residential developments in the Stone Oak area in the last 30 years include The Vineyard, Oaks at Sonterra, Stone Valley, Hills at Sonterra, Highlands at Sonterra, Meadows at Sonterra, Midlands at Sonterra, Fairways at Sonterra, Estates at Arrowhead, Crescent Oak, and Knights Crossing. The median and average household income levels are $89,456 and $106,239 within a three-mile radius of the 19100 Ridgewood Property.

According to a market research report, as of the second quarter of 2019, the San Antonio market had an inventory of approximately 31.2 million SF with a vacancy rate of 13.4%. The average asking rental rate in the market is $22.71 per SF. A total of 895,150 SF of space is under construction while 616,504 SF of space has been completed and delivered to the market. The market experienced a positive current net absorption of 150,368 SF.

The 19100 Ridgewood Property is located in the Far North Central submarket. According to market research report, as of the second quarter of 2019, the Far North Central submarket had an inventory of approximately 2.8 million SF with a vacancy rate of 9.5%. The average asking rental rate in the market is $28.68 per SF. A total of 120,000 SF of space is under construction in the submarket. The submarket experienced a positive current net absorption of 8,812 SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

The following table presents certain information relating to the primary competition for the 19100 Ridgewood Property:

Comparable Office Set(1)

Property Name/Location	Year Built	Occ.	NRA (SF)	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
19100 Ridgewood 19100 Ridgewood Parkway, San Antonio, TX 78259	2009	100%	618,017	Marathon Petroleum	618,017	Jun-09	20.0	$21.95	NNN
Liberty Mutual Office BTS NWC of Dallas North Tollway and Headquarters Drive, Plano, TX	2017	100%	955,900	Liberty Mutual	955,900	Oct-17	20.0	$25.01	NNN
Fannie Mae - Granite Park VII 5600 Granite Parkway, Plano, TX	2017	100%	324,000	Fannie Mae	324,000	Oct-17	15.9	$26.40	NNN
State Farm Building Four 1415 State Street, Richardson, TX	2016	100%	534,500	State Farm Ins.	458,500	Jan-17	20.0	$23.30	NNN
Ericsson North American HQ Office 6300 Legacy Drive, Plano, TX	2001	100%	491,891	Ericsson	491,891	Dec-16	10.0	$20.29	NNN
Vista Corporate Center 13805 Interstate Highway 10 West, San Antonio, TX	2015	100%	157,472	USAA	157,472	May-17	7.0	$24.16	NNN

(1)	Source: Appraisal.

■	The Borrower. The borrower is Maratonio Property LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 19100 Ridgewood Whole Loan. The non-recourse carveout guarantor under the 19100 Ridgewood Whole Loan is USRA Net Lease III Capital Corp.

The borrower sponsor is U.S. Realty Advisors (“USRA”), which was founded in 1989 and is a single-tenant real estate investment and asset management firm. As of August 2019, USRA’s current portfolio exceeds $2.7 billion of investments, including assets for USRA’s own account, institutional investors, corporate clients, and private families. USRA’s principals have acquired more than $4.6 billion of single-tenant assets ranging from individual properties to large portfolios. As of March 31, 2019, USRA Net Lease III Capital Corp had a net worth of approximately $114 million, and liquidity of approximately $248 million (including uncalled capital).

■	Escrows. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless (i) in the case of taxes, the Tenant is paying or contesting the taxes, and (ii) in the case of insurance premiums, the Tenant, the borrower or the guarantor is paying the insurance premiums.

In addition, the borrower is required to fund a tenant improvement and leasing commission reserve as follows: (i) on each due date during a 19100 Ridgewood Non-Renewal Period (but only for so long as no 19100 Ridgewood Trigger Period is continuing), in the amount equal to (a) $1.75 multiplied by the number of leasable square feet, in the aggregate, subject to a 19100 Ridgewood Non-Renewal Period, divided by (b) 12 (capped at an amount equal to $17.50 multiplied by the number of leasable square feet, in the aggregate, subject to a 19100 Ridgewood Non-Renewal Period), and (ii) on each due date during a 19100 Ridgewood Trigger Period, in the amount equal to $77,252. Furthermore, on each due date during a 19100 Ridgewood Trigger Period, the borrower is required to fund a capital expenditure reserve in the amount equal to $12,875.

“19100 Ridgewood Trigger Period” means (a) any period during the continuance of (i) an event of default by the borrower under the Marathon Lease beyond any applicable grace or cure period, which (in the lender’s reasonable opinion) is reasonably expected to lead to the termination of the Marathon Lease in its entirety, (ii) a bankruptcy or similar insolvency proceeding of the Tenant, unless the Marathon Lease and the guaranty provided by Marathon has been affirmed in such proceeding, or (iii) a 19100 Ridgewood Tenant Vacancy Period; provided that any 19100 Ridgewood Trigger Period under clause (a) will conclude upon the occurrence of a 19100 Ridgewood Replacement Lease Event, (b) the period commencing on December 1, 2027 if (A) the Tenant has not delivered written notice to exercise its renewal option under its lease prior to such date and (B) the Marathon Lease is not otherwise extended as of such date to at least May 31, 2034, and ending upon the occurrence of a

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

19100 Ridgewood Replacement Lease Event, (c) each period commencing when the net operating income (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than $11,248,677.10, and ending when the net operating income (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least $11,248,677.10, or (d) each period commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other 19100 Ridgewood Trigger Period is ongoing.

“19100 Ridgewood Non-Renewal Period” means a period commencing on the origination date with respect to all of the leasable square footage of the 19100 Ridgewood Property, in the aggregate, and terminating with respect to any square foot in the 19100 Ridgewood Property when such square foot is leased pursuant to the Marathon Lease or a 19100 Ridgewood Qualifying Replacement Lease, in each case, that expires on or after September 6, 2034 (and the tenant under either such lease is not in default or the subject of insolvency proceedings).

“19100 Ridgewood Replacement Lease Event” means (i) the borrower enters into one or more 19100 Ridgewood Qualifying Replacement Leases (x) each with an investment grade tenant and (y) that collectively provide for aggregate initial base rent that is not less than the base rent that would have been payable under the Marathon Lease at the time such 19100 Ridgewood Qualifying Replacement Lease is executed and (ii) the cost of all tenant improvements and leasing commissions associated with each such 19100 Ridgewood Qualifying Replacement Lease has been paid in full or reserved with the lender in the tenant improvement and leasing commission reserve account and any free rent under such 19100 Ridgewood Qualifying Replacement Lease has been deposited with the lender.

“19100 Ridgewood Tenant Vacancy Period” means any period (a) during the continuance of which (i) 50% or more of the leasable square footage at the 19100 Ridgewood Property is vacant or is no longer in occupancy or (ii) 50% or more of the leasable square footage is not in regular ongoing use pursuant to the Marathon Lease or one or more 19100 Ridgewood Qualifying Replacement Leases, as reasonably determined by the lender, in each case under clauses (i) and (ii), for more than (x) 90 consecutive days or (y) 150 days in any 12 month period (other than a temporary vacancy for permitted repair, restorations or alterations and space that is subleased to an investment grade tenant that is in occupancy and open for business), and (b)(i) during the continuance of which Marathon or, if a 19100 Ridgewood Replacement Lease Event has occurred, the applicable investment grade tenant, is downgraded to below investment grade by at least two of Moody’s, Fitch and S&P (or one of those rating agencies if Marathon is only rated by one or two of those rating agencies), or (ii) (A) if Marathon is not rated by Moody’s, Fitch or S&P, commencing when the ratio of Marathon’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is at least 4.0 to 1, and ending when Marathon’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is less than 4.0 to 1 or (B) if a 19100 Ridgewood Replacement Lease Event has occurred, the applicable investment grade tenant is not rated by Moody’s, Fitch or S&P.

“19100 Ridgewood Qualifying Replacement Lease” means a lease (i) with a tenant that is (x) in occupancy and open for business at the 19100 Ridgewood Property, (y) not in default under its lease beyond any applicable notice, grace or cure periods, and (z) not the subject of a bankruptcy or similar insolvency proceedings, and (ii) with a lease expiration date that is the later to occur of (x) five years following the commencement date of such lease and (y) May 31, 2029.

■	Lockbox and Cash Management. The 19100 Ridgewood Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required to deliver a tenant direction letter instructing the Tenant to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 19100 Ridgewood Property and all other money received by the borrower or the property manager with respect to the 19100 Ridgewood Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day, all funds in the lockbox account are required to be swept into the cash management account.

For so long as no 19100 Ridgewood Trigger Period or event of default under the 19100 Ridgewood Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

19100 ridgewood

paid to or reserved with the lender on the next monthly due date are required to be swept into a borrower-controlled operating account on each business day. During the continuance of a 19100 Ridgewood Trigger Period or, at the lender’s discretion, during an event of default under the 19100 Ridgewood Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to (i) be remitted into the borrower-controlled operating account if (a) no event of default under the 19100 Ridgewood Whole Loan is continuing, (b) the 19100 Ridgewood Trigger Period is continuing solely as a result of a 19100 Ridgewood Tenant Vacancy Period or clause (b) of the definition of 19100 Ridgewood Trigger Period, (c) the Tenant (or investment grade tenants for the entire 19100 Ridgewood Property during a 19100 Ridgewood Tenant Vacancy Period) is timely paying all rent under its lease, and (d) the amount in the tenant improvement and leasing commission reserve and the excess cash flow reserve is equal to or greater than $24,720,680, or (ii) otherwise, be reserved as additional collateral for the 19100 Ridgewood Whole Loan. Additionally, during the continuance of an event of default under the 19100 Ridgewood Whole Loan, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

■	Property Management. The 19100 Ridgewood Property is currently managed by the Tenant. Under the 19100 Ridgewood Whole Loan documents, the 19100 Ridgewood Property is required to be managed by the Tenant, any other management company approved by the lender or a property manager engaged by the Tenant pursuant to its lease. The lender has the right to replace, or to require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 19100 Ridgewood Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 19100 Ridgewood Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under any management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower, the guarantor or Marathon is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 19100 Ridgewood Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Bridgewater, New Jersey	Cut-off Date Balance(2)		$54,720,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$116.09
Size (SF)	785,598	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 3/11/2019	92.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/11/2019	92.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1970-2005 / NAP	Mortgage Rate		3.73000%
Appraised Value	$153,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)	120

Underwritten Revenues	$26,445,657
Underwritten Expenses	$14,057,622		Escrows(3)
Underwritten Net Operating Income (NOI)	$12,388,036		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,183,925	Taxes	$240,153	$120,077
Cut-off Date LTV Ratio(1)	59.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	59.6%	Replacement Reserve	$0	$24,878
DSCR Based on Underwritten NOI / NCF(1)	3.59x / 3.24x	TI/LC(4)	$0	$65,467
Debt Yield Based on Underwritten NOI / NCF(1)	13.6% / 12.3%	Other	$3,849	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$91,200,000	58.8%	Purchase Price	$152,000,000	98.0%
Principal’s New Cash Contribution	62,646,965	40.4	Origination Costs	2,848,259	1.8
Other Sources(5)	1,245,297	0.8	Reserves	244,002	0.2

Total Sources	$155,092,262	100.0%	Total Uses	$155,092,262	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the New Jersey Center of Excellence Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $54,720,000 represents the controlling note A-1, which is part of a larger whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $91,200,000. The related companion loan, which is evidenced by the non-controlling note A-2 ($36,480,000), which is currently held by AREF (as defined below), is expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	The TI/LC reserve is subject to a cap of $3,142,392.

(5)	Other Sources consist primarily of prepaid rents and tenant deposits credited by the seller at closing.

■	The Mortgage Loan. The mortgage loan (the “New Jersey Center of Excellence Loan”) is part of a whole loan (the “New Jersey Center of Excellence Whole Loan”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A, 785,598 SF mixed-use, life science campus comprised of eight rentable buildings located in Bridgewater, New Jersey (the “New Jersey Center of Excellence Property”). The New Jersey Center of Excellence Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $54,720,000 and represents approximately 5.2% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2 ($36,480,000) and is expected to be contributed to one or more future securitization transactions. The New Jersey Center of Excellence Whole Loan, which accrues interest at an interest rate of 3.73000% per annum, was co-originated by CREFI and Argentic Real Estate Finance LLC (“AREF”) on August 1, 2019, had an aggregate original principal balance of $91,200,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $91,200,000. The borrower used the proceeds of the New Jersey Center of Excellence Whole Loan to finance the acquisition of the New Jersey Center of Excellence Property, pay origination costs and fund upfront reserves.

The New Jersey Center of Excellence Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the New Jersey Center of Excellence Whole Loan. The scheduled maturity date of the New Jersey Center of Excellence Whole Loan is the due date in August 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) August 1, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the New Jersey Center of Excellence Whole Loan, the New Jersey Center of Excellence Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the New Jersey Center of Excellence Whole Loan documents.

Voluntary prepayment of the New Jersey Center of Excellence Whole Loan is permitted on or after the due date in March 2029 without payment of any prepayment premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

The table below summarizes the promissory notes that comprise the New Jersey Center of Excellence Whole Loan. The relationship between the holders of the New Jersey Center of Excellence Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$54,720,000	$54,720,000	GSMS 2019-GC42	Yes
Note A-2	36,480,000	36,480,000	AREF(1)	No
Total	$91,200,000	$91,200,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The New Jersey Center of Excellence Property is a Class A, mixed-use life science campus located in Bridgewater, New Jersey. The New Jersey Center of Excellence Property, in its entirety, is comprised of seven interconnected laboratory/research & development (“R&D”) office buildings and one good manufacturing practices capable warehouse (“GMP”) situated on an approximately 31-acre site. The New Jersey Center of Excellence Property was originally designed as Sanofi’s (a pharmaceutical company) global R&D headquarters and was initially constructed in stages between 1970 and 2005. The prior owner acquired the New Jersey Center of Excellence Property after Sanofi vacated in 2012 and subsequently redeveloped it into a multi-tenant life science campus. As a result, the New Jersey Center of Excellence Property features infrastructure with laboratory space that can be rearranged into multiple configurations to accommodate existing and future life science or R&D tenants. In addition, tenants benefit from an onsite central utility plant (“CUP”) offering utility efficiency, redundancy and savings.

As of March 11, 2019, the New Jersey Center of Excellence Property was 92.3% occupied by a total of 14 tenants with a remaining weighted average lease term of approximately 8 years and a weighted average lease term of approximately 12 years. The New Jersey Center of Excellence Property is comprised of approximately 52.7% of R&D lab space, approximately 23.2% of lab/office space, approximately 18.2% of GMP space and the remaining space utilized as traditional office space. There are currently four single-tenanted buildings and four multi-tenanted buildings. The top three tenants at the New Jersey Center of Excellence Property based on underwritten base rent consist of Ashland, Inc., Nestle Health Science and PTC Therapeutics, Inc. (collectively representing approximately 53.9% of NRA and approximately 52.9% of underwritten base rent (inclusive of rent steps)). A new café and fitness center were also recently constructed as on-site amenities.

The New Jersey Center of Excellence Property is part of the Peters Brook Village Condominium (the “Peters Brook Condominium”). The Peters Brook Condominium currently consists of six condominium units, with the New Jersey Center of Excellence Property comprising units 2 and 3 of the Peters Brook Condominium. At the origination of the New Jersey Center of Excellence Whole Loan, units 2 and 3 owned 100% of the common elements in the Peters Brook Condominium. The borrower has been allocated one of three board seats for the Peters Brook Condominium. However, upon the issuance of a certificate of occupancy for the initial improvements on condominium units 1 and 5 (non-collateral), the membership of the board of the Peters Brook Condominium will be expanded from three to four board seats, and at which time, the borrower will be allocated two of the board seats. The related borrower does not have the power to control the related condominium. The percentage interest in the common elements applicable to each unit of the Peters Brook Condominium may change as improvements are constructed in the non-collateral units or such non-collateral units are sold by the declarant to third parties; provided that the related borrower’s collective percentage interest in the common elements as the owner of the two collateral units may not be reduced below 30% without the prior written consent of the related borrower and the lender. The declaration and bylaws of the Peters Brook Condominium may only be amended by the consent of at least 75% of the votes eligible to be cast by all unit owners.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

The largest tenant based on underwritten base rent, Ashland, Inc. (25.2% of NRA; 20.1% of underwritten base rent; rated Ba3/BB by Moody’s and S&P), occupies space in two buildings with 152,000 SF in one building (“Building N”) through April 2030 and 46,000 SF of space in another building (“Building M”) through December 2026. Ashland, Inc. has one, three-year and four month renewal option for the 46,000 SF of space in Building M so that such lease term will end on the same date as the 152,000 SF in Building N. Thereafter, Ashland, Inc. has two, five-year renewal options for the entirety of its space and no termination options. Ashland, Inc. is a global provider of specialty chemicals including adhesives, architectural coatings, automotive, construction, food and beverage, personal care and pharmaceutical. Ashland, Inc. relocated its Specialty Ingredients Global Research and Development team from Wayne, New Jersey to the New Jersey Center of Excellence Property in 2014 and established a global R&D lab, personal care center and office facility. Ashland Inc. reported approximately $3.0 billion, $3.3 billion and $3.7 billion in sales in 2016, 2017 and 2018, respectively.

The second largest tenant based on underwritten base rent, Nestle Health Science (23.2% of NRA; 18.8% of underwritten base rent), occupies 182,427 SF of space through September 2031 with three, five-year renewal options and a termination option effective on January 1, 2028 with written notice no later than December 31, 2026 and payment of a $4,853,747 termination fee. Nestle Health Science has been in occupancy at the New Jersey Center of Excellence Property since July 2016. The New Jersey Center of Excellence Property serves as one of the company’s 30+ global Product Technology Centers, which are dedicated to developing innovative nutritional solutions and serves as Nestle Health Science’s United States headquarters. Nestle Health Science invested approximately $70 million to build out the R&D program at the New Jersey Center of Excellence Property. Nestle Health Science is a globally recognized leader in the field of nutritional science that offers an extensive consumer health portfolio of science-based consumer health, medical nutrition and supplemental brands. Nestle Health Science was founded in 2011, employs approximately 5,000 people worldwide and is a wholly-owned subsidiary of Nestle S.A. (rated AA-/Aa2/AA- by Fitch, Moody’s and S&P). Nestle Health Science was developed to spearhead the development of science-based personalized nutritional solutions for people with specific dietary needs related to illness, disease or age.

The third largest tenant based on underwritten base rent, PTC Therapeutics, Inc. (5.5% of NRA; 14.0% of underwritten base rent), occupies 43,000 SF of space on a lease expiring in June 2021 with no extension or termination options. PTC Therapeutics, Inc. is a science-led, global biopharmaceutical company founded in 1998 that is focused on the discovery, development and commercialization of clinically-differentiated medicines that provide benefits to patients with rare disorders. PTC Therapeutics, Inc. went public in 2013 (NASDAQ: PTCT) and reported approximately $82.7 million, $194.4 million and $264.7 million in total revenues in 2016, 2017 and 2018, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

The following table presents certain information relating to the major tenants at the New Jersey Center of Excellence Property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Ashland, Inc.(4)	NR / Ba3 / BB	198,000	25.2%	$3,543,580	20.1%	$17.90	4/30/2030	1, 3-year option & 2, 5-year options
Nestle Health Science(5)	AA- / Aa2 / AA-	182,427	23.2	3,302,508	18.8	$18.10	9/30/2031	3, 5-year options
PTC Therapeutics, Inc.	NR / NR / NR	43,000	5.5	2,462,180	14.0	$57.26	6/30/2021	NAP
Amneal (Kashiv)(6)	NR / NR / BB-	142,780	18.2	2,106,005	12.0	$14.75	9/30/2025	2, 5-year options
Avantor Performance Materials	BB / B3 / B+	36,018	4.6	1,536,755	8.7	$42.67	8/31/2024	2, 5-year options
Insmed	NR / NR / NR	28,002	3.6	1,073,992	6.1	$38.35	12/31/2021	2, 5-year options
Nevakar	NR / NR / NR	26,497	3.4	914,147	5.2	$34.50	8/31/2026	2, 5-year options
Solaris Pharma(7)	NR / NR / NR	18,072	2.3	690,464	3.9	$38.21	11/30/2024	1, 5-year option
Matinas Biopharma	NR / NR / NR	14,336	1.8	582,328	3.3	$40.62	9/30/2027	1, 5-year option
Clinical Genomics	NR / NR / NR	16,201	2.1	556,018	3.2	$34.32	4/30/2022	2, 5-year options
Ten Largest Owned Tenants		705,333	89.8%	$16,767,977	95.3%	$23.77
Remaining Tenants		20,118	2.6	833,045	4.7	$41.41
Vacant		60,147	7.7	0	0.0	$0.00
Total / Wtd. Avg.		785,598	100.0%	$17,601,022	100.0%	$24.26

(1)	Based on the underwritten rent roll dated March 11, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $225,840 of contractual rent steps through July 2020 and $359,961 which represents the present value of rent steps for Nestle Health Science.

(4)	Ashland, Inc. leases 152,000 SF of space in Building N through April 2030 and 46,000 SF in Building M of space through December 2026. Ashland, Inc. has one, three-year and four month renewal option for the 46,000 SF of space in Building M so that this lease term will end on the same date as the 152,000 SF in Building N. Thereafter, Ashland, Inc. has two, five-year renewal options for the entirety of its space.

(5)	Nestle Health Science has a termination option effective on January 1, 2028 with written notice no later than December 31, 2026 and a payment of a $4,853,747 termination fee.

(6)	Amneal subleases 142,780 SF of its space to its affiliate, Kashiv, and the lease and related sublease expire on September 30, 2025.

(7)	Solaris Pharma leases 13,467 SF of space with a lease expiration date of November 30, 2024 with a termination option effective November 30, 2022 with at least twelve months’ notice and payment of a termination fee equal to landlord’s unamortized costs related to the lease. Solaris Pharma also leases 4,605 SF of space through February 28, 2021 with no termination options. Solaris Pharma has one, five-year renewal option related to the lease expiring in February 2021. If this renewal option is exercised, the lease expiring in November 2024 will also be extended to be coterminous with the original lease, so that the entire space will expire in February 2026.

The following table presents certain information relating to the lease rollover schedule at the New Jersey Center of Excellence Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	82,992	10.6	10.6%	3,998,984	22.7	$48.19	6
2022	16,201	2.1	12.6%	556,018	3.2	$34.32	1
2023	12,733	1.6	14.2%	530,905	3.0	$41.70	1
2024	49,485	6.3	20.5%	2,066,547	11.7	$41.76	1
2025	142,780	18.2	38.7%	2,106,005	12.0	$14.75	1
2026	72,497	9.2	47.9%	1,436,961	8.2	$19.82	1
2027	14,336	1.8	49.8%	582,328	3.3	$40.62	1
2028	0	0.0	49.8%	0	0.0	$0.00	0
2029	0	0.0	49.8%	0	0.0	$0.00	0
2030 & Thereafter	334,427	42.6	92.3%	6,323,273	35.9	$18.91	2
Vacant	60,147	7.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	785,598	100.0%		$17,601,022	100.0%	$24.26	14

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $225,840 of contractual rent steps through July 2020 and $359,961 which represents the present value of rent steps for Nestle Health Science.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

The following table presents certain information relating to historical leasing at the New Jersey Center of Excellence Property:

Historical Leased%(1)(2)

As of 3/11/2019
92.3%

(1)	Based on the underwritten rent roll dated March 11, 2019.

(2)	Historical information is not available as the New Jersey Center of Excellence Property was acquired at origination and the prior owner did not provide historical information.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New Jersey Center of Excellence Property:

Cash Flow Analysis(1)(2)

	TTM 4/30/2019	Underwritten	Underwritten $ per SF
Base Rent	$13,069,598	$17,015,221	$21.66
Contractual Rent Steps(3)	0	585,801	0.75
Potential Income from Vacant Space	0	2,396,957	3.05
Reimbursements	6,597,033	5,947,636	7.57
Gross Potential Income	$19,666,631	$25,945,615	$33.03
Tenant Electric Reimbursements(4)	3,133,537	2,649,457	3.37
Miscellaneous Income(5)	247,542	247,542	0.32
Vacancy & Credit Loss(6)	0	(2,396,957)	(3.05)
Effective Gross Income	$23,047,710	$26,445,657	$33.66

Real Estate Taxes	$882,798	$1,372,304	$1.75
Insurance	209,813	301,436	0.38
Management Fee	691,431	793,370	1.01
Other Operating Expenses	11,706,610	11,590,512	14.75
Total Operating Expenses	$13,490,652	$14,057,622	$17.89

Net Operating Income(7)	$9,557,058	$12,388,036	$15.77
TI/LC	0	298,527	0.38
Capital Expenditures	0	905,584	1.15
Net Cash Flow	$9,557,058	$11,183,925	$14.24

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical information is not available as the New Jersey Center of Excellence Property was acquired at origination and the prior owner did not provide historical information.

(3)	Includes $225,840 of contractual rent steps through July 2020 and $359,961 which represents the present value of rent steps for Nestle Health Science.
(4)	The TTM 4/30/2019 Tenant Electric Reimbursements were higher due to an increased electric expense of 1,062,804 in 2018 for the purchase of electric from the utility gird while the central utility plant turbines were off-line for maintenance.

(5)	Miscellaneous Income consists of cafeteria income and tenant work reimbursements.

(6)	Vacancy is underwritten to the current, economic vacancy of 9.2%.

(7)	The increase from TTM 4/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to recent leasing at the New Jersey Center of Excellence Property. PTC Therapeutics, Inc. executed a lease that commenced on July 1, 2019 for 43,000 SF which accounts for $2,462,180 of underwritten base rent and Insmed expanded its space by 13,691 SF commencing on January 1, 2019 which accounts for $620,476 of underwritten base rent inclusive of contractual rent steps.

■	Appraisal. According to the appraisal, the New Jersey Center of Excellence Property had an “as-is” appraised value of $153,000,000 as of April 4, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$153,000,000	N/A	7.50%
Discounted Cash Flow Approach	$149,800,000	8.75%	8.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 30, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the New Jersey Center of Excellence Property other than the continued implementation of the current asbestos operations and maintenance program.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

■	Market Overview and Competition. The New Jersey Center of Excellence Property is located in Bridgewater, New Jersey along the west side of US Highway Route 202/206 and is considered to be within Central New Jersey. The New Jersey Center of Excellence Property is situated along a highway corridor that is predominately corporate office and R&D facilities. The New Jersey Center of Excellence Property is approximately 30 miles southwest of New York City and approximately 50 miles northeast of Philadelphia. New Jersey has historically been a life science hub and the industry continues to play a major role in the state’s economy as many of the largest life science corporations are located within the state. The area is in close proximity to New York City and is located centrally relative to the Northeast Corridor, connecting Washington, D.C. via I-95. Currently, New Jersey is home to 13 of the top 20 biopharma companies and the Northern and Central New Jersey lab inventory totals 15.2 million SF with a 13.6% vacancy rate and $18.26 average rent per SF. However, this vacancy rate increased in 2018 due to Bristol-Meyers Squibb’s 1.15 million SF R&D campus being vacated in Hopewell, NJ.

According to the appraiser, the Central New Jersey region has a total population of nearly 2.9 million and has an unemployment rate of 3.6% as of March 2019 due to the recent economic growth in the region. Population within a 1, 3 and 5 mile radius is 3,781, 32,914 and 89,229, respectively. According to a third party report, average household income within a 1, 3 and 5 mile radius is $165,389, $163,214 and $144,446, respectively.

The appraiser noted that the New Jersey Center of Excellence Property is located adjacent to a major mixed-use planned future development known as The Bridge. The project is expected to include 400 housing units, a 150-room full service hotel, restaurants, an 80,000 SF grocery store, 90,000 SF of office and retail space, 60,000 square feet of medical space, a town green and a community garden across 62 acres of land. There will be no R&D space developed within The Bridge.

The following table presents certain information relating to comparable buildings and tenants for the New Jersey Center of Excellence Property:

Office Building Comparables(1)

Property Name	Size (NRA)	Year Built	City, State	Tenant	Tenant’s SF	Rent PSF
New Jersey Center of Excellence(2)	785,598	1970-2005	Bridgewater, New Jersey	Ashland, Inc.	198,000	$17.90
Cedar Brook Corporate Center	275,000	2007	Cranbury, New Jersey	Confidential	45,500	$20.00
Cedar Brook Corporate Center	57,000	1988	Cranbury, New Jersey	CMIC	20,634	$23.00
Cedar Brook Corporate Center	62,000	2006	Cranbury, New Jersey	Eywa Pharmaceuticals	52,000	$24.00
NY Center for Innovation	125,652	1994	Pearl River, New York	NuBiyota	3,596	$21.50
Mt. Bethel Corporate Center	104,997	2002	Warren, New Jersey	Cellularity	49,660	$21.00
7 Graphics Drive	72,300	1992	Ewing, New Jersey	Concours Pharmaceuticals	22,000	$20.00
Technology Centre 2	60,000	1999	North Brunswick, New Jersey	Ascendia Pharmaceuticals	15,290	$26.00
Technology Centre 2	60,000	1999	North Brunswick, New Jersey	Allergan	32,341	$26.78
Total (excluding New Jersey Center of Excellence)	816,949				241,021	NAP
Average (excluding New Jersey Center of Excellence)	102,119				30,128	$22.79

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 11, 2019.

■	The Borrower. The borrower, COE Bridgewater LLC is a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the New Jersey Center of Excellence Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Joseph J. Sitt, who is the chairman of Thor Equities Group. Thor Equities Group owns property in key urban markets throughout the United States, Europe, Canada and Latin America, with over 160 properties worldwide worth in excess of $15.0 billion and totaling approximately $40.0 million SF. Thor Equities Group is based in New York City with offices in London, Paris, Mexico City and Chicago.

■	Escrows. On the origination date of the New Jersey Center of Excellence Whole Loan, the borrower funded a reserve of $240,153 for real estate taxes and a reserve of $3,849 for condominium assessments.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the New Jersey Center of Excellence Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

to be $120,077), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the New Jersey Center of Excellence Whole Loan documents), (iii) a tenant improvements and leasing commissions reserve in the amount of $65,467 (subject to a cap of $3,142,392), (iv) a replacement reserve in the amount of $24,878 and (v) upon the occurrence and or during the continuance of a New Jersey Center of Excellence Trigger Period (as defined below), a condominium reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay condominium assessments for the next ensuing 12-month period.

■	Lockbox and Cash Management. The New Jersey Center of Excellence Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the New Jersey Center of Excellence Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the New Jersey Center of Excellence Property to be deposited into such lockbox upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a New Jersey Center of Excellence Trigger Period exists. Upon the occurrence and during the continuance of a New Jersey Center of Excellence Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the New Jersey Center of Excellence Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the New Jersey Center of Excellence Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the New Jersey Center of Excellence Whole Loan. Upon an event of default under the New Jersey Center of Excellence Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “New Jersey Center of Excellence Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and, (ii) the debt yield being less than 6.0%, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, and (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters.

■	Property Management. The New Jersey Center of Excellence Property is managed by Thor Management Company LLC, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the New Jersey Center of Excellence Whole Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the property manager upon the occurrence of: (i) an event of default that remains uncured and is continuing, (ii) a default under the management agreement beyond all applicable notice and cure periods, (iii) the insolvency or commencement of an involuntary insolvency or bankruptcy proceeding involving the property manager that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy or insolvency proceeding involving the property manager or (iv) the property manager engaging in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the New Jersey Center of Excellence Whole Loan documents, the borrower may terminate the management agreement and replace the property manager with a property manager approved by the lender, which approval may be conditioned upon receipt of a Rating Agency Confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. The New Jersey Center of Excellence Whole Loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including, among others (i) execution of an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the lender, (ii) the debt yield (as calculated under the New Jersey Center of Excellence Whole Loan documents and taking into account the mezzanine loan and the New Jersey Center of Excellence Whole Loan) being at least 10.0%, (iii) the debt service coverage ratio (as calculated under the New Jersey Center of Excellence Whole Loan documents and taking into account the mezzanine loan and the New Jersey Center of Excellence Whole Loan) being at least 2.50x, and (iv) receipt of a Rating Agency Confirmation. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

NEW JERSEY CENTER OF EXCELLENCE

■	Release of Collateral. Provided that no event of default is then continuing under the New Jersey Center of Excellence Whole Loan documents, the lender may not unreasonably withhold, condition or delay its consent to (i) an amendment of the condominium documents to create a unit consisting solely of a certain unimproved portion of the New Jersey Center of Excellence Property more particularly described in the New Jersey Center of Excellence Whole Loan documents (“Development Unit”), and (ii) simultaneously with the creation of the Development Unit, the release of the Development Unit from the lien of the mortgage, subject to satisfaction of certain conditions, including, among others (a) receipt of a Rating Agency Confirmation, (b) after giving effect to the release, the debt yield (taking into account the mezzanine loan, if applicable) is at least 12.0%, and (c) after giving effect to the release, the debt service coverage ratio (taking into account the mezzanine loan, if applicable) is at least 3.27x. The appraisal attributes no value to the Development Unit.

■	Terrorism Insurance. The New Jersey Center of Excellence Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the New Jersey Center of Excellence Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the New Jersey Center of Excellence Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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WOODLANDS MALL

BARNES&NOBLE
BOOKSELLERS
BARNES&NOBLE
BOOKSELLERS

sunglass hut

URBAN

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

NORDSTROM
ARHAUS
jcpenney
Dillard's
macy's
TORRID
HOLLISTER
Microsoft
GAP
ATHLETA
SEPHORA
VACANT
CHICO'S
ALDO
FOREVER 21
DICK'S SPORTING GOODS
BANANA REPUBLIC
URBAN OUTFITTERS
pottery barn kids
LOFT
POTTERY BARN
xfinity
BARNES & NOBLE
ANTHROPOLOGIE
LEVEL ONE
Anchor
Non Anchor / In-line
Vacant
BRIO
Fleming's
The Cheesecake Factory

NORDSTROM
ARHAUS
jcpenney
Dillard's
macy's
PACSUN
TALBOTS
ZALES
KAY
EXPRESS
FOREVER 21
DICK'S SPORTING GOODS
LEVEL TWO
Anchor
Non Anchor / In-line
Vacant
BARNES & NOBLE
THE WOODLANDS FINANCIAL GROUP

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	The Woodlands, Texas		Cut-off Date Balance(3)		$50,000,000
Property Type	Retail		Cut-off Date Balance per SF(2)		$326.55
Size (SF)	758,231		Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 5/28/2019(1)	97.8%		Number of Related Mortgage Loans(4)		1
Owned Occupancy as of 5/28/2019(1)	95.8%		Type of Security		Fee Simple
Year Built / Latest Renovation	1994, 2003, 2016 / NAP		Mortgage Rate		4.25600%
Appraised Value	$953,400,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$53,931,267
Underwritten Expenses	$10,814,593		Escrows(5)
Underwritten Net Operating Income (NOI)	$43,116,674			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$42,206,797		Taxes	$0	$0
Cut-off Date LTV Ratio(2)	26.0%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	26.0%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.04x / 3.95x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	17.4% / 17.0%		Other	$2,174,886	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$425,000,000	91.4%	Loan Payoff	$322,891,259	69.4%
Mezzanine Loan	40,000,000	8.6	Return of Equity	136,053,462	29.3
			Origination Costs	3,880,393	0.8
			Upfront Reserves	2,174,886	0.5

Total Sources	$465,000,000	100.0%	Total Uses	$465,000,000	100.0%

(1)	Total Occupancy is inclusive of Dillard’s (229,866 SF), Macy’s (199,019 SF), JC Penney (146,553 SF), and Nordstrom (138,000 SF); which each separately own their own improvements and underlying land and as such are excluded from the loan collateral. Owned Occupancy is based on a total of 758,231 collateral SF.

(2)	Calculated based on the aggregate outstanding principal balance of the Woodlands Mall Senior Notes (as defined below). See “—The Mortgage Loan” below.

(3)	The Cut-off Date Balance of $50,000,000 represents the Woodlands Mall Loan (as defined below), which is part of the Woodlands Mall Whole Loan (as defined below) comprised of (i) the Woodlands Mall Senior Notes (as defined below) with an aggregate principal balance as of the Cut-off Date of $247,600,000 and (ii) the Woodlands Mall Subordinate Note (as defined below) with a principal balance as of the Cut-off Date of $177,400,000. The aggregate outstanding principal balance as of the Cut-off Date of the Woodlands Mall Whole Loan is $425,000,000.

(4)	The borrower sponsor for the Woodlands Mall Loan is also the borrower sponsor for the Grand Canal Shoppes loan.

(5)	For a full description of Escrows, please refer to “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Woodlands Mall Loan”) is part of a whole loan (the “Woodlands Mall Whole Loan”) evidenced by nine pari passu notes with an aggregate principal balance as of the Cut-off Date of $247,600,000 (the “Woodlands Mall Senior Notes”) and one subordinate note with a principal balance as of the Cut-off Date of $177,400,000 (the “Woodlands Mall Subordinate Note”). The Woodlands Mall Whole Loan has an aggregate principal balance as of the Cut-off Date of $425,000,000 and is secured by a first mortgage lien on the borrower’s fee simple interest in a 758,231 SF portion (the “Woodlands Mall Property”) of an approximately 1.47 million SF super-regional mall located in The Woodlands, Texas (the “Woodlands Mall Shopping Center”). The Woodlands Mall Loan, which is evidenced by the non-controlling notes A-3 and A-4-1, has an outstanding aggregate principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.7% of the Initial Pool Balance.

The Woodlands Mall Whole Loan, which accrues interest at an interest rate of 4.25600% per annum, was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) on July 5, 2019, had an original principal balance of $425,000,000 and has an outstanding principal balance as of the Cut-off Date of $425,000,000. The proceeds of the Woodlands Mall Whole Loan along with a $40,000,000 mezzanine loan were primarily used to refinance prior debt secured by the Woodlands Mall Property, return equity to the borrower sponsors, pay origination costs and fund upfront reserves.

The Woodlands Mall Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Woodlands Mall Whole Loan requires monthly payments of interest only for the entire term. The scheduled maturity date of the Woodlands Mall Whole Loan is the due date in August 2029. Provided that no event of default has occurred and is continuing under the loan documents, at any time after the earlier to occur of (a) July 5, 2022 and (b) the second anniversary of the closing date of the last securitization of any note comprising the Woodlands Mall Whole Loan, the Woodlands Mall Whole Loan may be defeased with certain “government securities” as permitted under the loan documents. Voluntary prepayment of the Woodlands Mall

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

Whole Loan without payment of any prepayment premium is permitted on or after the due date occurring in April 2029.

The table below summarizes the promissory notes that comprise the Woodlands Mall Whole Loan. The relationship between the holders of the Woodlands Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Woodlands Mall Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-3, A-4-1	$50,000,000	$50,000,000	GSMS 2019-GC42	No
A-1-1, A-5, A-7	$76,200,000	$76,200,000	Benchmark 2019-B12	No(1)
A-2, A-6	$70,000,000	$70,000,000	CD 2019-CD8	No
A-1-2, A-4-2	$51,400,000	$51,400,000	DBR Investments Co. Limited(2)	No
B-Note	$177,400,000	$177,400,000	Benchmark 2019-B12 (Loan-Specific)	Yes(1)
Total	$425,000,000	$425,000,000

(1)	The holder of the Woodlands Mall Subordinate Note will have the right to appoint the special servicer of the Woodlands Mall Whole Loan and to direct certain decisions with respect to the Woodlands Mall Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Woodlands Mall Subordinate Note, the holder of the Woodlands Mall Note A-1-1 will have such rights. For so long as the Woodlands Mall Subordinate Note are included in the Benchmark 2019-B12 securitization, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the Benchmark 2019-B12 loan-specific certificates, and if a control appraisal event exists, will be exercised by the directing holder of the Benchmark 2019-B12 securitization.

(2)	Expected to be contributed to one or more future securitization transactions.

Woodlands Mall Total Debt Capital Structure

(1)	Based on the appraised value of $953,400,000 as of April 2019.

(2)	Based on the UW NOI of $43,116,674 and the UW NCF of $42,206,797.

(3)	Based on the appraised value of $953,400,000, the Implied Borrower Sponsor Equity is $488,644,661.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

■	The Mortgaged Property. The Woodlands Mall Property is a 758,231 SF portion of the Woodlands Mall Shopping Center, a two-level enclosed super regional mall that contains approximately 1.47 million SF of gross leasable area. The Woodlands Mall Shopping Center is anchored by Dillard’s, Macy’s, JCPenney, and Nordstrom, which each separately own their improvements and underlying land and as such are excluded from the Woodlands Mall Loan collateral. The Woodlands Mall Shopping Center is also junior anchored by Dick’s Sporting Goods and Forever 21 (both part of the Woodlands Mall Loan collateral). The four major non-collateral anchors (Dillard’s, Macy’s, JCPenney, and Nordstrom) have 2018 sales estimates of $41.0 million, $73.0 million, $15.0 million, and $34.2 million, respectively. The operating covenants of the non-collateral anchors have expired, other than Nordstrom, which expires in 2029. As of the trailing 12 months ending May 2019, Dick’s Sporting Goods and Forever 21 reported total sales of approximately $12.7 million and $7.6 million, respectively. According to news reports, Forever 21 Inc. is preparing for a potential bankruptcy filing, which may result in the Forever 21 tenant exercising its termination option described below or otherwise closing. We cannot assure you that the Forever 21 tenant will remain open for business.

The Woodlands Mall Property consists of a broad merchandise mix with over 150 specialty retailers including Apple, Athleta, Banana Republic, Coach, Microsoft, Pink, Pottery Barn, Michael Kors, and Sephora. Additionally, there are five office suites at the Woodlands Mall Property, which comprise 38,087 SF. The Woodlands Mall Property also features diverse dining options such as Brio, The Cheesecake Factory, Fleming's Prime Steakhouse, Panera Bread, and P.F. Chang’s Asian Bistro, which are complemented by a ten-bay food court located in the lower level of the Woodlands Mall Property. The Apple store is expanding its footprint at the Woodlands Mall Property, and is expected to comprise 8,409 SF upon expansion, which is expected to be completed in December 2019 (current footprint is 6,311 SF). The borrower sponsor spent approximately $7.9 million relating to the Apple suite, which involved creation of the space in the center court of the Woodlands Mall Property, including structural work and removal of escalators. The borrower sponsor has turned over this raw space to Apple and, according to the borrower sponsor, Apple plans to invest significant capital to renovate the space. As of the trailing 12 months ending May 2019, the Apple store generated sales of approximately $50.1 million ($7,934 PSF (based on SF prior to its expansion)). Other notable features at the Woodlands Mall Property include an outdoor lifestyle shopping area connected to the Woodlands waterway where visitors can experience water taxi service to surrounding offices and residences.

The Woodlands Mall Property has an in-place underwritten occupancy of 95.8% (excluding non-collateral anchors). As of the trailing 12 months ending May 2019, the Woodlands Mall Property generated in-line (<10,000 SF) sales of $708 PSF with an occupancy cost ratio of 13.4%. Excluding the Apple store, the Woodlands Mall Property generated in-line (<10,000 SF) sales of $569 PSF with an occupancy cost ratio of 16.8% over the same period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Woodlands Mall Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Lease Expiration	Renewal / Extension Options
Forever 21(4)	NR / NR / NR	85,150	11.2%	$1,748,408	5.4%	$20.53	$90	22.9%	6/30/2025	1, 5-year option
Dick’s Sporting Goods(5)	NR / NR / NR	83,075	11.0	1,536,888	4.7	18.50	$153	16.1	1/31/2027	3, 5-year options
Victoria’s Secret	NR / Ba1 / BB	9,474	1.2	729,498	2.2	77.00	$824	15.6	1/31/2027	NAP
Barnes & Noble	NR / NR / NR	30,471	4.0	700,000	2.2	22.97	$268	8.6	1/31/2020	2, 5-year options
Arhaus Furniture	NR / NR / NR	14,484	1.9	665,105	2.0	45.92	$480	11.9	1/31/2025	1, 5-year option
Express	NR / NR / NR	7,429	1.0	638,084	2.0	85.89	$364	23.6	1/31/2021	NAP
Pottery Barn	NR / NR / NR	13,363	1.8	637,956	2.0	47.74	$511	11.2	1/31/2022	NAP
Tyler’s	NR / NR / NR	17,116	2.3	597,006	1.8	34.88	$302	15.2	10/31/2023	1, 5-year option
Microsoft	AA+ / Aaa / AAA	6,506	0.9	527,224	1.6	81.04	$834	10.9	6/25/2024	NAP
Altar’d State	NR / NR / NR	6,809	0.9	511,545	1.6	75.13	$571	15.1	1/31/2025	NAP
Ten Largest Owned Tenants		273,877	36.1%	$8,291,714	25.5%	$30.28
Remaining Owned Tenants		452,171	59.6	24,192,909	74.5	53.50
Vacant Spaces (Owned Space)		32,183	4.2	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants(6)		758,231	100.0%	$32,484,623	100.0%	$46.39

(1)	Based on the underwritten rent roll dated May 28, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales PSF and Occupancy Cost are as of the trailing twelve months ending May 31, 2019.

(4)	Forever 21 has the right to terminate its lease at any time upon 180 days’ notice and payment of a termination fee equal to twelve months of minimum annual rent.

(5)	Dick’s Sporting Goods has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease.

(6)	The Wtd. Avg. UW Base Rent $ per SF for Owned Tenant excludes 25,819 SF which has no attributable base rent.

The following table presents certain information relating to the lease rollover schedule at the Woodlands Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,917	0.3%	0.3%	$0	0.0%	$0.00	1
2019	36,616	4.8	5.1%	1,737,188	5.3	47.44	12
2020	70,726	9.3	14.4%	3,013,672	9.3	42.61	20
2021	35,940	4.7	19.1%	2,746,017	8.5	76.41	20
2022	75,799	10.0	29.1%	3,620,453	11.1	47.76	15
2023	44,434	5.9	35.0%	2,313,210	7.1	52.06	11
2024	68,633	9.1	44.1%	3,083,631	9.5	44.93	16
2025	145,211	19.2	63.2%	5,566,083	17.1	38.33	15
2026	33,746	4.5	67.7%	2,439,384	7.5	72.29	14
2027	124,644	16.4	84.1%	3,536,635	10.9	28.37	8
2028	31,094	4.1	88.2%	2,215,426	6.8	71.25	13
2029	38,371	5.1	93.3%	1,636,788	5.0	42.66	9
2030 & Thereafter	18,917	2.5	95.8%	576,137	1.8	30.46	4
Vacant	32,183	4.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.(3)(4)	758,231	100.0%		$32,484,623	100.0%	$46.39	158

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	# of Expiring Tenants excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(4)	The Wtd. Avg. UW Base Rent $ per SF for Owned Tenant excludes 25,819 SF which has no attributable base rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

The following table presents certain information relating to the historical occupancy and estimated tenant sales at the Woodlands Mall Property:

Historical Leased % & In-line Sales(1)(2)

	2010	2011	2012	2013	2014	2015	2016	2017	2018	Current(3)
Owned Occupancy including non-collateral anchors(4)	93.1%	93.6%	96.1%	96.5%	97.7%	83.8%	96.6%	96.4%	94.9%	97.8%
Owned Occupancy excluding non-collateral anchors (4)	91.4%	92.0%	95.4%	95.9%	97.3%	81.3%	96.1%	95.8%	94.2%	95.8%
In-line Tenant (<10,000 SF) Sales per SF(5)	NAP	NAP	NAP	NAP	NAP	NAP	$723	$711	$717	$708
In-line Tenant (<10,000 SF) Sales per SF (excl. Apple)	NAP	NAP	NAP	NAP	NAP	NAP	$622	$602	$590	$569

(1)	Historical Occupancy is based on the average of each respective year.

(2)	Not all tenants at the Woodlands Mall Property are required to report sales.

(3)	Current occupancy is based on the underwritten rent roll, including recently executed leases. Current sales data is as of the trailing 12 months ending May 31, 2019.

(4)	In 2015, occupancy declined due to Dick’s Sporting Goods box being added to the Woodlands Mall Property, but not capturing the Dick’s Sporting Goods lease as in-place given the store did not open for operation until October 2016.

(5)	Apple’s sales are based on the tenant’s 8,409 SF that it will be expanding into in December 2019 at the Woodlands Mall Property.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodlands Mall Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 5/31/2019	Underwritten	Underwritten $ per SF(2)
Base Rent	$28,621,745	$31,111,560	$32,538,184	$33,313,292	$32,484,623	$42.84
Rent Steps(3)	0	0	0	0	747,681	0.99
Gross Up Vacancy	0	0	0	0	2,965,936	3.91
Reimbursements	11,821,126	12,508,578	11,984,194	12,383,926	13,320,934	17.57
Other Income(4)	6,723,425	8,189,537	8,267,824	8,220,484	7,378,029	9.73
Vacancy & Credit Loss	(122,935)	(278,970)	172,149	(109,714)	(2,965,936)	(3.91)
Effective Gross Income	$47,043,362	$51,530,705	$52,962,351	$53,807,988	$53,931,267	$71.13

Real Estate Taxes	$2,779,751	$3,901,952	$4,054,151	$4,370,019	$5,083,264	$6.70
Insurance	224,629	212,697	111,713	116,909	116,928	0.15
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1.32
Other Operating Expenses	5,083,926	4,894,727	4,619,627	4,614,401	4,614,401	6.09
Total Operating Expenses	$9,088,306	$10,009,375	$9,785,492	$10,101,329	$10,814,593	$14.26

Net Operating Income	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$43,116,674	$56.86
TI/LC	0	0	0	0	758,231	1.00
Capital Expenditures	0	0	0	0	151,646	0.20
Net Cash Flow	$37,955,056	$41,521,330	$43,176,859	$43,706,659	$42,206,797	$55.66

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten $ per SF is based on 758,231 SF.

(3)	Includes $621,640 of contractual rent steps through June 1, 2020 and $126,041 for the straight line average rent for Microsoft, Starbucks, Sephora, AT&T, Coach and Michael Kors.

(4)	Other Income consists of % in lieu income ($550,214), overage rent ($722,055), specialty leasing income ($5,488,535), and miscellaneous income ($617,224), which includes parking revenue, carousel revenue and trash pad/recycling income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

■	Appraisal. According to the appraisal, the Woodlands Mall Property had an “as-is” appraised value of $953,400,000 as of April 20, 2019.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$957,400,000	NAP	4.25%
Income Capitalization Approach(1)	$953,400,000	6.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated May 3, 2019, there are no recognized environmental conditions or recommendations for further action at the Woodlands Mall Property, except that the following actions were recommended: (i) the biomedical waste generated from Unit 4010 (office dental unit) be disposed of in an appropriate manner by a contracted waste hauler, and (ii) continued implementation of the company-wide environmental / asbestos policy.

■	Market Overview and Competition. The Woodlands Mall Property is located in The Woodlands, Texas a half mile west of the intersection of I-45. The Woodlands Mall Property was originally built across 1994, 2003 and 2016 as a two level enclosed shopping center. The Woodlands Mall Property is located within Houston’s largest mixed-use development known as The Woodlands, which is located approximately 30 miles north of Houston. Development of The Woodlands began in 1974 by The Woodlands Corporation, a subsidiary of Mitchell Energy and Development Corporation. The Woodlands is a master-planned community that includes residential, commercial, business, and industrial segments, and is designed to be a self-supporting economic entity. The Woodlands is home to more than nearly 112,000 residents and over 900 businesses employing an estimated 40,638 people. Single and multi-family home development totals over 26,000 homes with over five million SF of retail/general commercial space and seven million SF of office and industrial space. Based on current population projections, The Woodlands’ residential component is forecasted to be fully built out by 2020 and is projected to have approximately 130,000 residents.

The following table presents certain information relating to the primary competition for the Woodlands Mall Property:

Competitive Set(1)

	Woodlands Mall(2)	Market Street at The Woodlands	Willowbrook Mall(3)	Deerbrook Mall(3)	Houston Premium Outlets
Distance from Subject	NAP	0.1 miles	15 miles	15 miles	20 miles
Property Type	Super Regional Mall	Lifestyle Center	Super Regional Center/Mall	Super Regional Center/Mall	Outlet Center
Year Built	1994, 2003, 2016	2003	1981	1984	2008
Total GLA	1,468,699	492,244	1,449,632	1,211,733	542,000
Total Occupancy	97.8%	98%	97%	99%	99%
Sales per SF	$680	$650	$610	$530	$500
Anchors & Jr. Anchors	Macy’s, Dillard’s, JC Penney, Nordstrom, Dick’s Sporting Goods, Forever 21, Barnes & Noble	HEB, Cinemark	Macy’s, Dillard’s, JC Penney, Nordstrom Rack, Sears, Dick’s Sporting Goods, Forever 21	Macy’s, Dillard’s, JC Penney, Sears, Dick’s Sporting Goods, Forever 21, AMC 24	Saks Off Fifth, Forever 21, Nike Factory Store

(1)	Source: Appraisal.

(2)	Based on Woodlands Mall Shopping Center, including non-collateral anchors.

(3)	The Willowbrook Mall and Deerbrook Mall are owned by the borrower sponsor.

■

The Borrower. The borrower is The Woodlands Mall Associates, LLC (the “Woodlands Mall Borrower”), a single purpose, bankruptcy remote single member Delaware limited liability company with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Woodlands Mall Whole Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

The borrower sponsors are Brookfield Property REIT Inc., Brookfield Property Partners L.P. and Brookfield Asset Management Inc. and the non-recourse carveout guarantor is BPR OP, LP, each an affiliate of Brookfield Properties. Brookfield Properties is a fully-integrated, global real estate services company, providing development and portfolio management capabilities across the real estate investment strategies of Brookfield Asset Management — a global alternative asset manager with over $365 billion in assets under management. Brookfield Properties manages or owns approximately 320 million SF of office, retail or multifamily commercial real estate worldwide. The Woodlands Mall Property has historically been indirectly owned by GGP Inc. In August 2018, GGP Inc. was acquired by Brookfield Property Partners L.P.

■	Lockbox and Cash Management. The Woodlands Mall Whole Loan is structured with a hard lockbox and springing cash management. The Woodlands Mall Borrower was required at loan origination to deliver letters to all tenants at the Woodlands Mall Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the Woodlands Mall Borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents.

During the continuance of a Cash Sweep Period, all excess cash flow after debt service, reserves, operating expenses, extraordinary expenses and mezzanine debt service is required to remain in the lender controlled account and be held as additional collateral for the Woodlands Mall Whole Loan; provided, however, that if a Major Anchor Sweep Period (as defined below) is then continuing, to the extent described below, the excess cash flow is required to be deposited into a major anchor sweep reserve account to be applied pursuant to the loan documents.

A “Cash Sweep Period” means any period during the continuance of (i) an event of default under the loan documents, (ii) during a bankruptcy action of the Woodlands Mall Borrower or the non-recourse carveout guarantor, (iii) any Low DSCR Trigger Period (as defined below), (iv) a mezzanine loan default or (v) a Major Anchor Sweep Period (as defined below), until such time that the Woodlands Mall Borrower has cured the applicable Cash Sweep Period in accordance with the terms of the Woodlands Mall Whole Loan documents.

A “Low DSCR Trigger Period” means any period during the continuance of which (i) the debt service coverage ratio based on the Woodlands Mall Whole Loan is less than 2.00x or (ii) the combined debt service coverage ratio based on the Woodlands Mall Whole Loan and related mezzanine loan is less than 1.45x and will end if (a) a Woodlands Mall Whole Loan debt service coverage ratio of at least 2.00x and (b) a combined debt service coverage ratio of at least 1.45x is achieved as of any debt service coverage ratio calculation date, as determined by the lender.

A “Major Anchor Sweep Period” will commence upon any of the following: (a) the early termination, early cancellation or early surrender of the Major Anchor (as defined below) premises or upon the Woodlands Mall Borrower’s receipt of notice by a Major Anchor of its intent to effect an early termination, early cancellation or early surrender with respect to its respective premises, (b) if a Major Anchor has ceased its business (“goes dark”) at substantially all of its space or (c) a bankruptcy action of any Major Anchor or its direct or indirect parent.

A Major Anchor Sweep Period will end (a) if such Major Anchor premises are owned by the Woodlands Mall Borrower or an affiliate of the Woodlands Mall Borrower, (i) the applicable Major Anchor lease has been renewed pursuant to its terms or (ii) a portion of the Major Anchor premises equal to at least the Occupancy Threshold (as defined below) has been re-tenanted to one or more retail or related uses (or such other use as is approved by the lender in its sole and absolute discretion) and in a manner which is not inconsistent with the operation of the balance of the Woodlands Mall Property and such Major Anchor premises have been re-tenanted pursuant to the loan documents, or (b) if such Major Anchor premises are not owned by the Woodlands Mall Borrower or an affiliate of the Woodlands Mall Borrower, a portion of the Major Anchor premises equal to at least the Occupancy Threshold has been re-tenanted to or is otherwise owned and occupied by one or more retail uses (or such other use approved by the lender in its sole discretion) tenants or owner and operator.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

A “Major Anchor” is any of (a) Nordstrom, (b) Macy’s, (c) Dillard’s, (d) JCPenney or (e) any other owner, operator or tenant with respect to substantially all of any space occupied by such anchor tenants.

The “Occupancy Threshold” is (i) if a Major Anchor premises are 150,000 SF or greater, then 65% of such Major Anchor premises occupied and open for business or (ii) if the Major Anchor premises are less than 150,000 SF, then 80% of such Major Anchor premises occupied and open for business.

■	Escrows. In connection with the origination of the Woodlands Mall Whole Loan, the Woodlands Mall Borrower funded rollover reserves of $2,174,886 for outstanding tenant improvements and/or leasing commissions.

On each due date during the continuance of a Cash Sweep Period, the Woodlands Mall Borrower will be required to fund the following reserves, (i) 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Woodlands Mall Property is covered under an acceptable blanket policy, (iii) a monthly replacement reserve deposit of $15,720, subject to a cap of $377,291, (iv) a monthly rollover reserve deposit of $125,764, subject to a cap of $3,018,324, and (v) during the continuance of a Major Anchor Sweep Period, all excess funds (after payment of all amounts due under the loan documents, including the monthly reserves) are required to be swept into a subaccount of the cash management account to be held as additional collateral for the Woodlands Mall Whole Loan until an aggregate amount equal to the Individual Major Anchor Cap (as defined below) for all Major Anchor Sweep Periods then existing has been deposited into such subaccount.

An “Individual Major Anchor Cap” means (x) if a Major Anchor Sweep Period has occurred with respect to either JCPenney or Nordstrom, an amount equal to the product obtained by multiplying $75.00 by the aggregate amount of gross leasable SF of the Major Anchor premises and (y) if a Major Anchor Sweep Period has occurred with respect to either Dillard’s or Macy’s, an amount equal to the product obtained by multiplying $100.00 by the aggregate amount of gross leasable SF of the Major Anchor premises.

■	Property Management. The Woodlands Mall Property is self-managed.

■	Current Mezzanine or Secured Subordinate Indebtedness. In connection with the origination of the Woodlands Mall Whole Loan, DBNY provided a mezzanine loan with a principal balance of $40.0 million (the “Woodlands Mall Mezzanine Loan”) to an affiliate of the Woodlands Mall Borrower. The Woodlands Mall Mezzanine Loan is secured by a pledge of the direct equity interest in the Woodlands Mall Borrower and is coterminous with the Woodlands Mall Whole Loan. The Woodlands Mall Mezzanine Loan accrues interest at a rate of 5.50000% per annum and is fully amortizing by the August 1, 2029 maturity date. The Woodlands Mall Mezzanine Loan was sold to a third party. Based on the combined Woodlands Mall Whole Loan and the Woodlands Mall Mezzanine Loan, the cumulative Cut-off Date LTV is 48.8%, the cumulative U/W NCF DSCR is 1.79x and the cumulative U/W NOI Debt Yield is 9.3%. The rights of the mezzanine lender under the Woodlands Mall Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■

Permitted Future Mezzanine or Secured Subordinate Indebtedness. From and after the last securitization of any note comprising the Woodlands Mall Whole Loan and provided no event of default under the loan documents has occurred and is continuing, the Woodlands Mall Borrower will have a one-time right to cause a permitted mezzanine borrower to incur additional indebtedness secured by a pledge of the direct or indirect equity interest in the Woodlands Mall Borrower in the form of a junior mezzanine loan (the “Permitted Mezzanine Loan”), subject to the consent of the lender and the satisfaction of certain conditions, including but not limited to: (i) the principal amount of the Permitted Mezzanine Loan is not greater than an amount equal to the lesser of (A) $35,000,000; (B) the amount which will yield an aggregate loan-to-value ratio (including the Woodlands Mall Whole Loan and the proposed Permitted Mezzanine Loan) of 52%; (C) the amount which would yield a permitted mezzanine debt service coverage ratio that is 1.25x; and (D) the amount which will yield a combined debt yield of 8.6%; (ii) the Permitted Mezzanine Loan lender is not an affiliate of the Woodlands Mall Borrower; (iii) the Permitted Mezzanine Loan lender and the existing mezzanine loan lender have entered into an intercreditor agreement; (iv) the maturity date of the Permitted Mezzanine Loan is coterminous with the Woodlands Mall

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

Whole Loan, and the Permitted Mezzanine Loan will fully amortize on the Woodlands Mall Whole Loan maturity date; (v) the lender has received a Rating Agency Confirmation from the applicable rating agencies confirming that the Permitted Mezzanine Loan will not cause a downgrade, withdrawal or qualification of the then current rating of the certificates or any class thereof; and (vi) the Woodlands Mall Borrower has paid all of the lender’s reasonable out-of-pocket costs and expenses in connection with such Permitted Mezzanine Loan.

■	Release of Collateral. The Woodlands Mall Borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved parcels or outlots or (B) any Expansion Parcel (as defined below) but excluding any Acquired Parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Woodlands Mall Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel), (iv) the release will not result in a loan to value ratio that does not comply with REMIC guidelines and (v) the release will not result in a material diminution in the value of the Woodlands Mall Property. In addition, (x) with respect to an Expansion Parcel that is a Major Anchor premises, such Major Anchor premises may be released with the reasonable consent of the lender to another retail operator that has agreed in writing to open and operate the Major Anchor premises for retail use within 24 months from the date of release, and (y) with respect to any Expansion Parcel, the release is conditioned upon no reserves having been expended with respect to such Expansion Parcel or the borrower having redeposited any amount so expended.

In addition, the Woodlands Mall Borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the Woodlands Mall Borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Woodlands Mall Whole Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily re-locatable or surface parking areas and the Exchange Parcel is not necessary for the Woodlands Mall Property to comply with any zoning, building, land use or parking or other legal requirements applicable to the Woodlands Mall Property, (ii) with respect to the Acquired Parcel, the Woodlands Mall Borrower has delivered, among other things (a) an environmental report acceptable to the lender, (b) title insurance, (c) if the Acquired Parcel is improved, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in an amount equal to or greater than $21,250,000, cash or a guaranty from the guarantor in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iii) the loan-to-value ratio of the remaining Woodlands Mall Property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Woodlands Mall Whole Loan in order to meet such condition, the borrower acquires the fee or leasehold title in the Acquired Parcel and (v) the lender has received a Rating Agency Confirmation from the applicable rating agencies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Partial Releases; Partial Defeasance” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

WOODLANDS MALL

■	Acquired Expansion Parcels. The Woodlands Mall Borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Woodlands Mall Shopping Center, including any major anchor premises, which land was not owned by the Woodlands Mall Borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Woodlands Mall Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default and (ii) the Woodlands Mall Borrower acquires a fee simple or leasehold interest to the applicable Expansion Parcel.

■	Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the Woodlands Mall Borrower provides coverage for terrorism in an amount equal 100% of the replacement cost of the Woodlands Mall Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the Woodlands Mall Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

TJ Maxx – Philadelphia

Amazon – West Columbia

FedEx

FedEx

FedEx Ground – Menomonee Falls

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	3		Loan Seller		GACC
Location (City/State)(1)	Various		Cut-off Date Principal Balance(3)		$50,000,000
Property Type(1)	Industrial		Cut-off Date Principal Balance per SF(2)		$31.33
Size (SF)	2,234,598		Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 9/1/2019	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2019	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / NAP		Mortgage Rate		3.56500%
Appraised Value(1)	$205,200,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		60

Underwritten Revenues	$12,161,250
Underwritten Expenses	$620,709		Escrows(4)
Underwritten Net Operating Income (NOI)	$11,540,541			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,205,352		Taxes	$0	$0
Cut-off Date LTV Ratio(2)	34.1%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	34.1%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.56x / 4.43x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	16.5% / 16.0%		Other	$3,557,777	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$130,250,000	63.2%	Purchase Price	$197,577,043	95.8%
Principal’s New Cash Contribution	75,931,173	36.8	Origination Costs	5,046,353	2.4
			Upfront Reserves	3,557,777	1.7

Total Sources	$206,181,173	100.0%	Total Uses	$206,181,173	100.0%

(1)	See “—The Mortgaged Properties” below.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Diamondback Industrial Portfolio 1 Senior Notes (as defined below) and excludes the Diamondback Industrial Portfolio 1 Subordinate Note (as defined below).

(3)	The Diamondback Industrial Portfolio 1 Loan (as defined below) consists of Note A-1 and Note A-3 and is part of the Diamondback Industrial Portfolio 1 Whole Loan (as defined below) evidenced by three senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $130,250,000. For additional information, see “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Diamondback Industrial Portfolio 1 Loan”) is part of a whole loan (the “Diamondback Industrial Portfolio 1 Whole Loan”) consisting of three senior pari passu promissory notes (Note A-1, Note A-2 and Note A-3) with an aggregate original principal balance of $70,000,000 (the “Diamondback Industrial Portfolio 1 Senior Notes”) and one subordinate promissory note (Note B) with an original principal balance of $60,250,000 (the “Diamondback Industrial Portfolio 1 Subordinate Note”). The Diamondback Industrial Portfolio 1 Whole Loan has an aggregate principal balance of $130,250,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interests in a three-property industrial portfolio located in Pennsylvania, South Carolina and Wisconsin, comprising 2,234,598 SF of net rentable area (the “Diamondback Industrial Portfolio 1 Properties”). The Diamondback Industrial Portfolio 1 Loan, which will be included in the GSMS 2019-GC42 securitization transaction, is evidenced by Note A-1 and Note A-3, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.7% of the Initial Pool Balance.

The Diamondback Industrial Portfolio 1 Senior Notes have an interest rate of 3.56500% per annum and the Diamondback Industrial Portfolio 1 Subordinate Note has an interest rate of 3.56500% per annum, resulting in a weighted average interest rate of 3.56500% per annum on the Diamondback Industrial Portfolio 1 Whole Loan. The proceeds of the Diamondback Industrial Portfolio 1 Whole Loan and a new cash contribution from the borrower sponsor were primarily used to fund the acquisition of the Diamondback Industrial Portfolio 1 Properties, fund upfront reserves and pay origination costs. The aggregate purchase price for the three properties equaled approximately $197.6 million.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

The Diamondback Industrial Portfolio 1 Whole Loan has an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date. The Diamondback Industrial Portfolio 1 Whole Loan requires monthly payments of interest only for the term of the Diamondback Industrial Portfolio 1 Whole Loan. The scheduled maturity date of the Diamondback Industrial Portfolio 1 Whole Loan is the due date in June 2024. At any time after the second anniversary of the Closing Date, the Diamondback Industrial Portfolio 1 Whole Loan may be defeased with certain “government securities” as permitted under the Diamondback Industrial Portfolio 1 Whole Loan documents. Voluntary prepayment of the Diamondback Industrial Portfolio 1 Whole Loan is permitted on or after the due date occurring in February 2024 without payment of any prepayment premium.

The following table outlines the three pari passu notes and one subordinate B note evidencing the Diamondback Industrial Portfolio 1 Whole Loan:

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1, A-3	$50,000,000	$50,000,000	GSMS 2019-GC42	No(1)
Note A-2	20,000,000	20,000,000	GSMS 2019-GC40	No
Note B	60,250,000	60,250,000	GSMS 2019-GC40 (loan specific certificates)	Yes(1)
Total	$130,250,000	$130,250,000

(1)	The holder of the Diamondback Industrial Portfolio 1 Subordinate Note will have the right to appoint the special servicer of the Diamondback Industrial Portfolio 1 Whole Loan and to direct certain decisions with respect to the Diamondback Industrial Portfolio 1 Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Diamondback Industrial Portfolio 1 Subordinate Note, the holder of the Diamondback Industrial Portfolio 1 Note A-1 will have such rights. For so long as the Diamondback Industrial Portfolio 1 Subordinate Note is included in the GSMS 2019-GC40 securitization, and a control appraisal event does not exist, such rights will be exercised by the directing holder of the GSMS 2019-GC40 loan specific certificates.

Diamondback Industrial Portfolio 1 Total Debt Capital Structure

(1)	Based on the appraised value of $205,200,000 as of April 2019.

(2)	Based on the UW NOI of $11,540,541 and the UW NCF of $11,205,352.

(3)	Based on the appraised value of $205,200,000, the Implied Borrower Sponsor Equity is $74,950,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

■	The Mortgaged Properties. The Diamondback Industrial Portfolio 1 Properties are comprised of three industrial properties built between 2001 and 2015. The Diamondback Industrial Portfolio 1 Properties include 2,234,598 SF of industrial space across three locations in Pennsylvania, South Carolina and Wisconsin.

The following table presents certain information relating to the Diamondback Industrial Portfolio 1 Properties:

Property Name	City	State	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW Base Rent(1)
TJ Maxx - Philadelphia	Philadelphia	Pennsylvania	$66,500,000	51.1%	1,015,500	2001	$102,100,000	$5,335,183
Amazon - West Columbia	West Columbia	South Carolina	50,750,000	39.0	1,016,148	2012	79,600,000	4,642,972
FedEx Ground - Menomonee Falls	Menomonee Falls	Wisconsin	13,000,000	10.0	202,950	2015	23,500,000	1,412,157
Total			$130,250,000	100.0%	2,234,598		$205,200,000	$11,390,312

(1)	Based on the underwritten rent rolls as of September 1, 2019.

TJ Maxx - Philadelphia

The largest property by allocated loan amount, TJ Maxx - Philadelphia, is a single-story, 1,015,500 SF industrial building located at 2760 Red Lion Road in Philadelphia, Pennsylvania. The improvements consist of a warehouse distribution facility with approximately 3.0% office space. The building features 134 dock-high doors and two drive-in doors, with 32’-45’ clearance heights. Parking consists of 1,200 surface spaces for a parking ratio of approximately 1.2 spaces per 1,000 SF of net rentable area and two truck courts: 1,695’ x 210’ and 900’ x 150’.

The property was developed in 2001 and is 100.0% leased to TJ Maxx, which signed a 20-year triple net lease with annual rent increases of 1.5% and an expiration date in December 2034. TJ Maxx’s parent company, The TJX Companies, Inc. (NYSE: TJX) (rated A2/A+ by Moody’s/S&P) guarantees the TJ Maxx lease. The TJ Maxx lease has no termination options and two, seven-year renewal options at fair market rent.

The TJX Companies, Inc. is an off-price apparel and home fashions retailer in the United States and worldwide and is ranked 85 among Fortune 500 companies. In 2018, The TJX Companies, Inc. reported approximately $39 billion in revenues, and had more than 4,300 stores in nine countries, three e-commerce sites, and approximately 270,000 associates. The TJX Companies, Inc. operates TJ Maxx and Marshalls (combined, Marmaxx), HomeGoods, Sierra, and HomeSense in the United States; Winners, HomeSense, and Marshalls (combined, TJX Canada) in Canada; and T.K. Maxx in the United Kingdom, Ireland, Germany, Poland, Austria, the Netherlands, and Australia, as well as Homesense in the U.K. and Ireland (combined, TJX International).

Amazon – West Columbia

The second largest property by allocated loan amount, Amazon – West Columbia, is a single-story, 1,016,148 SF industrial distribution warehouse located at 4400 12th Street Extension in West Columbia, South Carolina. The improvements were constructed in 2012 and feature 65 dock-high doors, and four drive-in doors, all with 32’ clearance heights. Parking consists of 2,427 surface spaces for a parking ratio of approximately 2.4 spaces per 1,000 SF of net rentable area and a truck court that can accommodate 115 trailers.

Amazon – West Columbia is currently 100.0% occupied by Amazon, which has been in occupancy since 2012. Amazon’s parent company, Amazon.com, Inc. (NYSE: AMZN) (rated A+/A3/AA- by Fitch/Moody’s/S&P) guarantees the Amazon lease. This Amazon location is an auto-sort facility and fulfills internet orders for small inventoried items of 30 lbs or less. Auto-sort facilities have larger mezzanine space compared to non-sort facilities in order to accommodate a process that utilizes two and three story shelving units that are stacked three high. The property was originally built-to-suit for Amazon, which signed a 15 year lease through September 2026. The Amazon lease has no termination options and has four, five-year renewal options at fair market rent. Amazon has a right of first offer to purchase the property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

The tenant, Amazon, entered into a Fee In Lieu Of Taxes agreement (“FILOT Agreement”) pursuant to which the related borrower and Amazon, the sole tenant of the Amazon – West Columbia property, must make certain payments in lieu of ad valorem real estate taxes, and as to Amazon only, in lieu of taxes on personal property. The FILOT Agreement provides that tax liability is based on a fixed millage rate applied to a 6.0% assessment ratio of the market value of personal, business, and property assessment. Depreciation is applied to these items annually; therefore, the assessment and liability decline each year. The FILOT Agreement expires, with respect to each stage of the Amazon – West Columbia Property placed in service, approximately 20 years after such stage is placed in service, but in no event later than 2037, and may be terminated earlier under certain circumstances. In addition, the FILOT Agreement is in effect only so long as Amazon is leasing the Amazon – West Columbia property. According to the appraisal, the 2018 total FILOT Agreement liability was $928,342, compared to an estimated current tax liability of $1,163,247 absent the FILOT Agreement. Amazon is required under its lease to pay all real estate taxes.

Amazon.com, Inc. operates retail websites and offers programs that enable third parties to sell products on their websites. Amazon's main website offers millions of books, as well as other media, home furnishings, apparel, pet supplies, office products, and hundreds of other product categories. As of the fiscal year 2018, Amazon.com, Inc.’s reported revenues were approximately $232.9 billion and reported net income was approximately $10.1 billion.

FedEx Ground – Menomonee Falls

The third largest property by allocated loan amount, FedEx Ground – Menomonee Falls, is a single-story, 202,950 SF industrial distribution warehouse located at N96W14849 County Line Road in Menomonee Falls, Wisconsin. The FedEx Ground – Menomonee Falls property was built in 2015 and features 58 dock-high doors, and seven drive-in doors, all with 36’ clearance. Parking consists of 507 surface spaces for a parking ratio of approximately 2.5 spaces per 1,000 SF of net rentable area and 131 trailer parking spaces. The FedEx Ground – Menomonee Falls property is 100.0% occupied by FedEx Ground, which has been in occupancy since 2015 when the tenant signed a 15-year lease through July 2030. The lease has no termination options and provides for two, five-year renewal options at fair market rent.

FedEx Ground is a subsidiary of FedEx Corporation (NYSE: FDX) (rated Baa2/BBB by Moody’s/S&P), which provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. As of 2018, FedEx Corporation reported total revenues of approximately $65.5 billion. FedEx Ground provides low-cost, day-certain service to every business address in the United States, Canada and Puerto Rico, as well as residential delivery to U.S. residences through FedEx Home Delivery. The FedEx Ground segment also includes FedEx SmartPost, Inc., which specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages.

The following table presents certain information relating to the major tenants at the Diamondback Industrial Portfolio 1 Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Portfolio GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
TJ Maxx	NR / A2 / A+	1,015,500	45.4%	$5,335,183	46.8%	$5.25	12/31/2034	2, 7-year options
Amazon	A+ / A3 / AA-	1,016,148	45.5	4,642,972	40.8	4.57	9/30/2026	4, 5-year options
FedEx Ground	NR / Baa2 / BBB	202,950	9.1	1,412,157	12.4	6.96	7/31/2030	2, 5-year options
Largest Tenants		2,234,598	100.0%	$11,390,312	100.0%	$5.10
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		2,234,598	100.0%	$11,390,312	100.0%	$5.10

(1)	Based on the underwritten rent rolls as of September 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

The following table presents certain information relating to the lease rollover schedule at the Diamondback Industrial Portfolio 1 Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	1,016,148	45.5	45.5%	4,642,972	40.8	4.57	1
2027	0	0.0	45.5%	0	0.0	0.00	0
2028	0	0.0	45.5%	0	0.0	0.00	0
2029	0	0.0	45.5%	0	0.0	0.00	0
2030 & Thereafter	1,218,450	54.5	100.0%	6,747,340	59.2	5.54	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,234,598	100.0%		$11,390,312	100.0%	$5.10	3

(1)	Calculated based on the approximate SF occupied by each tenant.

The following table presents certain information relating to historical leasing at the Diamondback Industrial Portfolio 1 Properties:

Historical Leased %(1)

Property Name	2016	2017	2018	As of 9/1/2019
TJ Maxx - Philadelphia	100.0%	100.0%	100.0%	100.0%
Amazon - West Columbia	100.0%	100.0%	100.0%	100.0%
FedEx Ground - Menomonee Falls	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Diamondback Industrial Portfolio 1 Properties:

Cash Flow Analysis(1)

	2016	2017	2018	Underwritten	Underwritten $ per SF
Base Rent(2)	$10,727,244	$11,077,461	$11,243,902	$11,390,312	$5.10
Credit Tenant Rent Steps(3)	0	0	0	443,349	0.20
Potential Income from Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$10,727,244	$11,077,461	$11,243,902	$11,833,660	$5.30
Reimbursements	949,928	694,413	532,533	618,348	0.28
Other Income	322,645	418,450	390,001	221,198	0.10
Total Gross Income	$11,999,817	$12,190,324	$12,166,436	$12,673,207	$5.67
Economic Vacancy & Credit Loss(4)	0	0	0	(511,956)	(0.23)
Effective Gross Income	$11,999,817	$12,190,324	$12,166,436	$12,161,250	$5.44

Real Estate Taxes(5)	$215,562	$229,018	$223,827	$238,248	$0.11
Insurance	59,073	64,808	57,304	22,076	0.01
Management Fee	0	0	0	327,128	0.15
Other Operating Expenses	699,684	409,633	352,981	33,257	0.01
Total Operating Expenses	$974,318	$703,459	$634,113	$620,709	$0.28

Net Operating Income	$11,025,499	$11,486,866	$11,532,323	$11,540,541	$5.16
Replacement Reserves	0	0	0	335,190	0.15
TI/LC	0	0	0	0	0.00
Net Cash Flow	$11,025,499	$11,486,866	$11,532,323	$11,205,352	$5.01

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on the underwritten rent rolls as of September 1, 2019.

(3)	Represents straightline average rent for tenants TJ Maxx, Amazon and FedEx Ground.

(4)	Underwritten Economic Vacancy & Credit Loss represents an economic vacancy of 4.0%.

(5)	The Amazon – West Columbia property currently receives a tax incentive via a FILOT (Fee In Lieu Of Taxes) program. See "—Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

■	Appraisal. According to the appraisals, the Diamondback Industrial Portfolio 1 Properties had an aggregate “as-is” appraised value of $205,200,000 as of dates ranging from April 23, 2019 through April 25, 2019. The appraisals also concluded an aggregate “go dark” value of $139,500,000 (TJ Maxx – Philadelphia: $73,700,000; Amazon – West Columbia - $53,000,000; FedEx Ground – Menomonee Falls: $12,800,000).

Property Name	Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
TJ Maxx - Philadelphia	Direct Capitalization Approach	$102,100,000	N/A	5.25%
Amazon - West Columbia	Discounted Cash Flow Approach	$79,600,000	7.0%	6.25%(1)
FedEx Ground - Menomonee Falls	Direct Capitalization Approach	$23,500,000	N/A	6.00%

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental reports, dated from February 20, 2019 through March 12, 2019, there are no recognized environmental conditions or recommendations for further action at the Diamondback Industrial Portfolio 1 Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

■	Market Overview and Competition.

TJ Maxx - Philadelphia (51.1% of Cut-off Date Allocated Loan Amount)

The TJ Maxx - Philadelphia property is located in the Montgomery County submarket. As of the fourth quarter of 2018, the submarket had inventory of approximately 9.3 million SF, a vacancy rate of 8.0% and direct weighted average rent of $5.85 PSF, the highest of the five submarkets within the Philadelphia warehouse/industrial submarket.

The following table presents certain information relating to comparable leases for the TJ Maxx - Philadelphia property:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rate per SF	Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
TJ Maxx - Philadelphia	Philadelphia, PA	Net	$5.25	TJ Maxx	1,015,500	Jan 2015	20.0
Amazon Distribution Center	Burlington, NJ	Net	$5.50	Amazon.com	1,016,000	Feb 2019	10.0
Amazon.com Building	West Deptford, NJ	Net	$5.69	Amazon.com	652,411	Sept 2018	15.0
425 Rising Sun Road	Bordentown, NJ	Net	$6.00	Imperial Dade	333,548	Aug 2018	10.0
4275 Fritch Drive	Bethlehem, PA	Net	$5.85	Kuehne & Nagel	228,000	Jun 2018	3.0
Majestic Bethlehem Center	Bethlehem, PA	Net	$6.10	McKesson Corp.	508,821	Apr 2018	10.0
Uline Building	Breinigsville, PA	Net	$5.69	Coca-Cola	363,000	Jul 2017	5.0
3000 AM Drive	Quakertown, PA	Net	$4.60	XPO Logistics	194,600	Mar 2017	2.0
Weighted Average(2)			$5.67		470,911		9.5

(1)	Source: Appraisal.

(2)	Weighted Average excludes the TJ Maxx – Philadelphia property.

The appraisal concluded a market rent rate of $5.25 PSF NNN for the TJ Maxx - Philadelphia property.

Amazon – West Columbia (39.0% of Cut-off Date Allocated Loan Amount)

The Amazon – West Columbia property is located in the Cayce/West Columbia submarket. As of the first quarter of 2019, the Cayce/West Columbia industrial submarket contained inventory of approximately 14.4 million SF, with a direct vacancy rate of 4.5% and average rental rate of $4.92 PSF.

The following table presents certain information relating to comparable leases for the Amazon – West Columbia property:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rate per SF	Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
Amazon – West Columbia	West Columbia, SC	Net	$4.57	Amazon	1,016,148	Oct 2011	15.0
Midway Logistics IV	West Columbia, SC	Net	4.75	Offering	200,000	Apr 2019	5.0
Rite Aid Distribution Center	Spartanburg, SC	Net	4.31	Rite Aid	901,350	Apr 2016	15.0
August Grove	Piedmont, SC	Net	4.35	Android Industries	252,385	Jan 2018	6.0
Velocity I	Greer, SC	Net	4.75	BMW	297,607	May 2018	4.0
Staples Distribution Center	Charlotte, NC	Net	4.96	Staples, Inc.	599,018	June 2018	12.0
Weighted Average(2)			$4.58		450,072		10.8

(1)	Source: Appraisal.

(2)	Weighted Average excludes the Amazon – West Columbia property.

The appraisal concluded a market rent rate of $4.50 PSF NNN for the Amazon – West Columbia property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

FedEx Ground – Menomonee Falls (10.0% of Cut-off Date Allocated Loan Amount)

The FedEx Ground – Menomonee Falls property is located in the NE/Menomonee Falls submarket. As of year-end 2018, the NE/Menomonee Falls industrial submarket had an inventory of approximately 16.0 million SF, with an overall vacancy rate of 1.5% and asking rent of $5.72 PSF.

The following table presents certain information relating to comparable leases for the FedEx Ground – Menomonee Falls property:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rate per SF	Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
FedEx Ground	Menomonee Falls, WI	Net	$6.96	FedEx Ground	202,950	Aug 2015	15.0
Business Park of Kenosha	Kenosha, WI	Net	5.35	Snap-on	250,048	Apr 2019	3.0
5201 International Drive	Cudahy, WI	Net	5.25	R.R. Donnelley	153,300	Sept 2018	10.3
N102W19400 Willow Creek Way	Germantown, WI	Net	5.40	Discount Ramps	160,810	Aug 2018	15.0
Mt. Pleasant Business Park	Sturtevant, WI	Net	4.50	Goodwill	248,000	Nov 2017	10.0
901 Northview Road	Waukesha, WI	Net	5.13	Kirby Built Products	116,176	May 2017	7.1
5150 S International Drive	Cudahy, WI	Net	5.12	Rexnord	150,465	Apr 2017	3.0
Weighted Average(2)			$5.09		179,800		7.9

(1)	Source: Appraisal.

(2)	Weighted Average excludes the FedEx Ground – Menomonee Falls property.

The appraisal concluded a market rent rate of $5.25 PSF NNN for the FedEx Ground – Menomonee Falls property.

■	The Borrowers. The borrowers are VEREIT/OW Philadelphia PA, LLC, VEREIT/OW West Columbia, SC, LLC and VEREIT/OW Menomonee Falls WI, LLC, each a newly formed Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Diamondback Industrial Portfolio 1 Whole Loan. The borrowers are indirectly owned 20% by VEREIT Operating Partnership, L.P. (which is 97.6% owned by VEREIT, Inc. and 2.4% owned by certain non-affiliated investors and certain former directors, officers and employees of ARC Real Estate Partners, LLC) and 80% by a Korean investment trust. The Diamondback Industrial Portfolio 1 Properties were acquired from affiliates of VEREIT, Inc. There is no non-recourse carve-out guarantor or separate environmental indemnitor for the Diamondback Industrial Portfolio 1 Whole Loan.

■	Escrows. On the origination date of the Diamondback Industrial Portfolio 1 Whole Loan, the borrowers funded reserves of $3,557,777 for outstanding roof repair work at the TJ Maxx – Philadelphia property.

On each due date, the borrowers will be required to fund the following reserves: (i) if a Trigger Period (as defined below) has occurred, one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (provided that if no event of default is continuing, the borrowers’ requirement to make such deposits will be waived with respect to any property where (a) the entire property is leased to one or more IG Tenants (as defined below), (b) such IG Tenant(s) is obligated under its lease to pay all real estate taxes for such property directly to the applicable governmental authority and does so before delinquency and (c) the applicable lease remains in full force and effect and no event of default exists thereunder), (ii) if a Trigger Period under the Diamondback Industrial Portfolio 1 Whole Loan documents has occurred and is continuing, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (provided that (1) such deposits will be waived if the Diamondback Industrial Portfolio 1 Properties are covered under an acceptable blanket policy and (2) if no event of default is continuing, the borrowers’ requirement to make such deposits will be waived with respect to any property where (a) the entire property is leased to one or more IG Tenants, (b) such IG Tenant(s) is obligated under its lease to pay all insurance premiums for such property

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

directly to the insurer and does so as they become due and payable and (c) the applicable lease remains in full force and effect and no event of default exists thereunder), (iii) if a Trigger Period under the Diamondback Industrial Portfolio 1 Whole Loan documents has occurred and is continuing, a monthly replacement reserve deposit equal to one-twelfth of $0.02 PSF (initially $4,062.58), and (iv) if a Trigger Period under the Diamondback Industrial Portfolio 1 Whole Loan documents has occurred and is continuing, a monthly rollover reserve deposit equal to one-twelfth of $0.25 PSF (initially $46,554.13).

An “IG Tenant” means a tenant under a lease at any of the Diamondback Industrial Portfolio 1 Properties (i)(x) with a rating of “BBB-” (or the applicable equivalent rating) or better by one of Moody’s, S&P or Fitch (and provided, that, none of Moody’s, S&P or Fitch is giving such tenant a rating below “BB” (or the applicable equivalent rating)) or (y) if such tenant is not rated by any of Moody’s, S&P or Fitch, has a rating of “BBB-” (or the applicable equivalent rating) or better by one or more of DBRS, Morningstar, KBRA and no nationally-recognized statistical rating organization that is rating such tenant has given a rating of less than “BBB-” (or the applicable equivalent rating) or (ii) is a tenant that is wholly-owned by a parent that satisfies the conditions set forth in clause (i).

■	Lockbox and Cash Management. The Diamondback Industrial Portfolio 1 Whole Loan documents require a lender-controlled hard lockbox account with in-place cash management. The borrowers are required to cause tenants to deposit rents directly into the lockbox account. In addition, the borrowers and the property manager are required to deposit all rents and gross revenue from the Diamondback Industrial Portfolio 1 Property into such lockbox account within two business days of receipt. Twice per month, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and applied to make required deposits into the tax and insurance reserves, if any, as described above under “—Escrows,” to pay debt service on the Diamondback Industrial Portfolio 1 Whole Loan, to make required deposits into the replacement and rollover reserves, if any, as described above under “—Escrows,” to pay operating expenses set forth in the annual budget (which must be reasonably approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to pay any remainder (i) if a Lease Sweep Period is in effect, to a lease sweep reserve to be applied to expenses of reletting the applicable tenant space, (ii) if no Lease Sweep Period is in effect, and any other Trigger Period is in effect, to a cash collateral account to be held as additional security for the Diamondback Industrial Portfolio 1 Whole Loan during the continuance of such Trigger Period and (iii) if no Trigger Period is in effect, to the borrowers.

A “Trigger Period” means a period commencing upon (i) the commencement of an event of default under the Diamondback Industrial Portfolio 1 Whole Loan documents, (ii) the debt service coverage ratio of the Diamondback Industrial Portfolio 1 Whole Loan falling below 1.10x, or (iii) the occurrence of a Lease Sweep Period (as defined below).

A Trigger Period will expire upon (a) in the case of a Trigger Period caused by the event described in clause (i) above, such event of default being cured (and the cure having been accepted by the lender), (ii) in the case of a Trigger Period caused by the event described in clause (ii) above, upon the debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters, and in the case of a Trigger Period caused by the event in clause (iii) above, the expiration of the Lease Sweep Period in accordance with the definition of Lease Sweep Period below. The borrower may cure a Trigger Period caused by clause (ii) above by delivering to the lender cash or a letter of credit meeting the requirements of the loan documents in an amount which, if applied to repay the outstanding principal balance of the Diamondback Industrial Portfolio 1 Whole Loan would cause the debt service coverage ratio to equal 1.10x.

A “Lease Sweep Period” will commence, (a) upon the earlier of (i) the date that is nine months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the latest date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon borrowers' receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) solely with respect to any Sweep Tenant that is not an IG Tenant, if a Sweep Tenant has ceased operating its business at the related property (other than in connection with (x) a temporary vacation of the space for a period of no longer than 12 months following a casualty or condemnation at the applicable Diamondback Industrial Portfolio 1 Property, provided that

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

the borrower or the applicable Sweep Tenant is continuously and diligently pursuing completion of a restoration of such property during such 12 month period and (y) a temporary vacation of, or cessation of business at, the space for a period of not more than 90 days in connection with renovation or build-out of the space or other permitted alteration) at substantially all of its space at the Diamondback Industrial Portfolio 1 Property; (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent. A Lease Sweep Period will end upon (i) with respect to clause (a), (b), (c) and (d) above, (x) (a) at least 75% of the Sweep Lease space being leased pursuant to a qualified lease, which lease results in a debt yield of at least 8.0% or (b) the entirety of the Sweep Lease space is being leased pursuant to one or more qualified leases and (y) in the lender’s reasonable judgement, sufficient funds have accumulated in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods and any shortfalls in debt service or operating expenses as a result of any anticipated down time prior to commencement of payments under such qualified leases (“Sufficient Funds”); (ii) with respect to clause (a) above, the date the Sweep Tenant exercises its renewal or extension option; (iii) with respect to clause (b) above, the date the Sweep Lease Tenant retracts its notice to surrender or cancel its lease; (iv) with respect to clause (c) above, the date on which the tenant has recommenced its business at the related property for a period of at least 30 days; (v) with respect to clause (d) above, the date the monetary or material non-material default has been cured and no other monetary or material non-monetary default under such Sweep Lease occurs for a period of three consecutive months following such cure; and (vi) with respect to clause (e) above, either the bankruptcy or insolvency proceeding has terminated and the Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (x) at least 75% of the Sweep Lease space is leased pursuant to a qualified lease, the leasing results in a debt yield of at least 8.0% and (y) Sufficient Funds have been accumulated in the lease sweep reserve.

A "Sweep Lease" means each of (i) the TJ Maxx lease, (ii) the Amazon lease, (iii) to the extent one or more of the Diamondback Industrial Portfolio 1 Properties are released in accordance with the terms of the loan documents and the FedEx Ground - Menomonee Falls property remains subject to the lien of the mortgage, the FedEx Ground lease and (iv) any replacement lease covering a majority of the space currently demised under such Sweep Lease.

A "Sweep Tenant" means any tenant under a Sweep Lease.

■	Property Management. The Diamondback Industrial Portfolio 1 Properties are managed by VEREIT Realty Advisors, LLC, an affiliate of the borrowers pursuant to management agreements between such manager and a parent company of the borrowers. Under the Diamondback Industrial Portfolio 1 Whole Loan documents, the lender has the right to require the borrowers to replace the property manager with (x) an unaffiliated qualified manager selected by the borrowers or (y) another property manager chosen by the borrowers and approved by the lender (provided, that such approval may be conditioned upon the borrowers delivering a Rating Agency Confirmation as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an event of default, (ii) if the property manager is in default under any management agreement beyond any applicable notice and cure period, (iii) if the property manager has become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the Diamondback Industrial Portfolio 1 Whole Loan, the Diamondback Industrial Portfolio 1 Whole Loan documents permit a partial release of one or more of the individual Diamondback Industrial Portfolio 1 Properties at any time after the second anniversary of the Closing Date, subject to certain conditions, including, without limitation, the following: (i) the sale of such individual property is pursuant to an arm's-length agreement with an unaffiliated third party; (ii) the related borrowers defease a portion of the Diamondback Industrial Portfolio 1 Whole Loan equal to the applicable release price (as described below); (iii) after giving effect to such release, the debt service coverage ratio for the remaining Diamondback Industrial 1 Properties will be no less than the greater of (1) the debt service coverage ratio of all of the Diamondback Industrial Portfolio 1 Properties (including the individual property to be released)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

DIAMONDBACK INDUSTRIAL PORTFOLIO 1

immediately preceding such release and (2) 1.40x; (iv) after giving effect to such release, the loan-to-value ratio for the remaining Diamondback Industrial Portfolio 1 Properties is not greater than the lesser of (1) the loan-to-value ratio of all of the Diamondback Industrial Portfolio 1 Properties (including the individual property to be released) immediately preceding such release and (2) 65.0%; and (v) after giving effect to the release, the ratio of the unpaid principal balance of the Diamondback Industrial Portfolio 1 Whole Loan to the value of the remaining Diamondback Industrial Portfolio 1 Properties (such value to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which excludes the value of personal property or going concern value, if any) is no more than 125%. The release price for the first release is 110% of the allocated loan amount of the individual property being released, for the second release is 115% of the allocated loan amount of the individual property being released, and for the release of the final individual property is the remaining principal balance of the Diamondback Industrial Portfolio 1 Whole Loan.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Diamondback Industrial Portfolio 1 Properties, plus 24 months of business interruption coverage. If TRIPRA is no longer in effect, then the borrowers’ requirement to purchase terrorism insurance will be capped at an amount equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the Diamondback Industrial Portfolio 1 Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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105 east 17th street

NYU
New York University

NYU
New York University

New York University
EAST 17th STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105 east 17th street

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105 east 17th street

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$49,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$880.00
Size (SF)	125,000	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 9/1/2019	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2019	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1960 / 2008	Mortgage Rate		3.16000%
Appraised Value	$150,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$8,182,897
Underwritten Expenses	$1,043,468	Escrows(3)
Underwritten Net Operating Income (NOI)	$7,139,429		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,108,179	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	73.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	73.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.03x / 2.02x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	6.5% / 6.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$110,000,000	100.0%	Principal Equity Distribution	$71,210,296	64.7%
			Loan Payoff	36,142,395	32.9
			Origination Costs	2,647,309	2.4
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 105 East 17th Street Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $49,500,000 represents the non-controlling Note A-2 which is part of the larger Whole Loan evidenced by two pari passu notes having an outstanding principal balance as of the Cut-off Date of $110,000,000. The related companion loan, which is evidenced by the controlling Note A-1 is currently held by Morgan Stanley Bank, National Association (“MSBNA”) and expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “105 East 17th Street Loan”) is part of a whole loan (the “105 East 17th Street Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $110,000,000, and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office building in New York, New York (the “105 East 17th Street Property”). The 105 East 17th Street Loan, which will be included in the GSMS 2019-GC42 securitization transaction, is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $49,500,000 and represents approximately 4.7% of the Initial Pool Balance. The related companion loan is evidenced by the controlling note A-1 ($60,500,000), which is currently held by Morgan Stanley Bank, National Association (“MSBNA”) and is expected to be contributed to one or more future securitization transactions.

The 105 East 17th Street Whole Loan was co-originated by MSBNA and DBR Investments Co. Limited (“DBRI”), an affiliate of German American Capital Corporation, on August 22, 2019. The 105 East 17th Street Whole Loan has an interest rate of 3.16000% per annum. The borrower utilized the proceeds of the 105 East 17th Street Whole Loan to refinance existing debt on the 105 East 17th Street Property, pay origination costs and return equity to the borrower sponsor.

The 105 East 17th Street Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 105 East 17th Street Whole Loan requires monthly payments of interest only for the term of the 105 East 17th Street Whole Loan. The scheduled maturity date of the 105 East 17th Street Whole Loan is the due date in September 2029. Provided no event of default has occurred and is continuing, at any time on or after the earlier to occur of (i) August 22, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 105 East 17th Street Whole Loan, the 105 East 17th Street Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 105 East 17th Street Whole Loan documents. The borrower is also permitted to prepay the 105 East 17th Street Whole Loan on or after the October 2021 due date with a payment of a yield maintenance premium. Voluntary prepayment of the 105 East 17th Street Whole Loan is permitted on or after the due date in May 2029 without payment of any prepayment premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105 east 17th street

The table below summarizes the promissory notes that comprise the 105 East 17th Street Whole Loan. The relationship between the holders of the 105 East 17th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$60,500,000	$60,500,000	MSBNA(1)	Yes
Note A-2	49,500,000	49,500,000	GSMS 2019-GC42	No
Total	$110,000,000	$110,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 105 East 17th Street Property is a four-story office property totaling 125,000 SF situated on a 0.65-acre site in New York, New York. New York University (“NYU”) has occupied 100% of the 105 East 17th Street Property since 2012 through a sublease from Zurich Capital Markets, Inc., expiring in October 2019, and has entered into a direct lease commencing in November 2019 and ending in October 2051, with one, five-year renewal option. NYU has no termination or contraction options available. Since its founding in 1831, NYU has become one of the largest private universities in the United States. NYU has a faculty of more than 3,600 full-time members and enrollment of over 50,000 students. The 105 East 17th Street Property houses NYU’s office of the comptroller and the administrative offices for the human resources and scholarship departments.

The following table presents certain information relating to the sole tenant at the 105 East 17th Street Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
NYU(2)	NR / Aa2 / AA-	125,000	100.0%	$6,457,500	100.0%	$51.66	10/31/2051	1, 5-year option
Totals / Wtd. Avg. Tenant		125,000	100.0%	$6,457,500	100.0%	$51.66

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	NYU took occupancy of the 105 East 17th Street Property in 2012 under a sublease from Zurich Capital Markets, Inc., which has a lease expiring in October 2019. NYU has executed a direct lease commencing in November 2019.

The following table presents certain information relating to the lease rollover schedule at the 105 East 17th Street Property based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	125,000	100.0	100.0%	6,457,500	100.0	51.66	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	125,000	100.0%		$6,457,500	100.0%	$51.66	1

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105 east 17th street

The following table presents certain information relating to historical occupancy at the 105 East 17th Street Property:

Historical Leased %(1)(2)

2016	2017	2018	As of 9/1/2019
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	NYU took occupancy of the 105 East 17th Street Property in 2012 under a sublease form Zurich Capital Markets, Inc., which has a lease expiring in October 2019. NYU has executed a direct lease commencing November 2019. Accordingly, historical occupancy percentages are based on NYU’s physical occupancy of its sublease.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 105 East 17th Street Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rental Revenue	$6,457,500	$51.66
Credit Tenant Rent Steps(3)	613,282	4.91
Total Reimbursements	1,012,115	8.10
Other Income	100,000	0.80
Effective Gross Revenue	$8,182,897	$65.46

Total Operating Expenses	$1,043,468	$8.35

Net Operating Income	$7,139,429	$57.12
TI/LC	0	0.00
Replacement Reserves	31,250	0.25
Net Cash Flow	$7,108,179	$56.87

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	NYU took occupancy of the 105 East 17th Street Property in 2012 under a sublease form Zurich Capital Markets, Inc., whose lease expires in October 2019. NYU has executed a direct lease commencing November 2019. Accordingly, historical operating history is not applicable.

(3)	Credit Tenant Rent Steps includes straight line rent steps for NYU through the term of the 105 East 17th Street Whole Loan.

■	Appraisal. According to the appraisal, the 105 East 17th Street Property had an “as-is” appraised value of $150,000,000 as of July 25, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$147,000,000	N/A	4.25%
Discounted Cash Flow Approach	$150,000,000	5.50%	4.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated August 5, 2019, there are no recognized environmental conditions or recommendations for further action at the 105 East 17th Street Property.

■	Market Overview and Competition. The 105 East 17th Street Property is located in New York, New York with frontage along East 17th Street and East 18th Street. The 105 East 17th Street Property is in the Madison/Union Square submarket of Manhattan. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Madison/Union Square submarket was approximately 7.5%, with average gross market rents of $81.02 PSF and inventory of approximately 32.1 million SF. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Midtown South office market was approximately 7.0%, with average gross market rents of $82.32 PSF and inventory of approximately 69.2 million SF. The appraisal concluded to a gross market rental rate of $90.00 PSF for floors two to four at the 105 East 17th Street Property and a gross market rent of $80.00 PSF for the concourse level at the 105 East 17th Street Property. Additionally, based on NYU’s absolute triple net (“NNN”) lease, the appraisal concluded to an adjusted net market rent at the 105 East 17th Street Property of $56.80 PSF, which is approximately 10.0% greater than the contractual rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105 east 17th street

Comparable Lease Summary(1)

Property/Location	Year Built	SF	Tenant Name	Size	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
105 East 17th Street New York, NY	1960	125,000	NYU	125,000	Nov. 2019(2)	32.0	$51.66	NNN
817 Broadway New York, NY	1895	77,000	SDC Capital	9,942	May 2019	7.0	$105.00	Gross
200 Park Avenue South New York, NY	1908	225,000	Ultimate Software	17,853	Mar. 2019	10.0	$85.00	Gross
104 Fifth Avenue New York, NY	1906	250,671	Red Ventures	22,802	Feb. 2019	10.0	$99.00	Gross
315 Park Avenue South New York, NY	1928	276,000	Pitchbook	17,050	Jan. 2019	10.0	$95.00	Gross
412 West 15th Street New York, NY	2018	144,272	Live Nation	20,756	June 2018	15.0	$96.00	Gross
540 West 26th Street New York, NY	2018	166,525	RocNation	67,100	Apr. 2018	19.2	$105.00	Gross
148 Lafayette Street New York, NY	1930	129,200	Charlotte Tilbury	12,315	Mar. 2018	10.0	$80.00	Gross
315 Park Avenue South New York, NY	1910	293,100	Pitchbook Data, Inc.	34,100	Jan. 2018	10.5	$89.00	Gross

(1)	Source: Appraisal.

(2)	NYU took occupancy of the 105 East 17th Street Property in 2012 under a sublease form Zurich Capital Markets, Inc., which has a lease expiring in October 2019. NYU has executed a direct lease commencing November 2019.

■	The Borrower. The borrower is 105 East 17th Street Associates, L.L.C., a single-purpose Delaware limited liability company that is approximately 72.0% owned by The Related Companies, L.P. (“Related”).

Related is the borrower sponsor and non-recourse carveout guarantor. Founded more than 40 years ago, Related is a real estate company with experience in development, acquisitions, management, finance, fund management, marketing, and sales. Related owns and manages a portfolio of assets, which consist of a diversified mix of properties including 32 luxury rental buildings with over 13,000 apartments, over 30 million SF of commercial space, 5,500 luxury condominium residences and approximately 60,000 affordable and workforce housing units located throughout the United States.

■	Escrows. So long as the NYU Escrow Waiver Conditions (as defined below) are met, and NYU is required to pay taxes (and the borrower is not required to reimburse NYU for such payments pursuant to the NYU lease, the monthly deposits required for real estate taxes will be reduced to account for the amounts paid by NYU. If the NYU Escrow Waiver Conditions are no longer satisfied, the borrower is required to make monthly deposits equal to 1/12 of the estimated annual taxes into the tax reserve.

To the extent NYU is required to pay the insurance premiums with satisfactory evidence of such payments in connection with blanket insurance policies and the NYU Escrow Waiver Conditions are satisfied, the monthly deposits required for insurance premiums will be reduced to account for the amounts paid by NYU. If the NYU Escrow Waiver Conditions are no longer satisfied, the borrower is required to make monthly deposits equal to 1/12 of the estimated annual insurance premiums into the insurance reserve; provided that such deposits are not required as long as (i) the 105 East 17th Street Property is not located in a “special flood hazard area”, (ii) the borrower provides to the lender satisfactory evidence that the insurance policies are blanket insurance policies complying with the requirements of the loan documents and the related insurance premiums have been prepaid for not less than one year in advance (or, with respect to policies delivered at origination of the 105 East 17th Street Whole Loan, for the period of coverage as to which certificates were delivered), and (iii) no event of default is continuing.

“NYU Escrow Waiver Conditions” means (a) NYU is not in monetary default or material non-monetary default under the NYU lease beyond all applicable notice and cure periods and (b) the NYU lease is in full force and effect.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105 east 17th street

■	Lockbox and Cash Management. The 105 East 17th Street Whole Loan is structured with a hard lockbox and springing cash management. Upon the first Cash Sweep Period (as defined below), the borrower is required to establish a cash management account for the sole and exclusive benefit of the lender, and during the continuance of a Cash Sweep Period all funds in the lockbox account are required to be transferred within two business days into, and applied to all required payments and reserves as set forth in the 105 East 17th Street Whole Loan documents.

A “Cash Sweep Period” means a period during which (i) an event of default under the 105 East 17th Street Whole Loan documents has occurred until cured, (ii) the debt service coverage ratio falling below 1.45x after the end of two consecutive calendar quarters until the debt service coverage ratio is equal to or greater than 1.45x for one full calendar quarter since the commencement of such Cash Sweep Period or (iii) upon the occurrence of a Lease Sweep Period (as defined below) until such Lease Sweep Period is cured as described below.

A “Lease Sweep Period” will occur upon or during (a) a bankruptcy, insolvency or similar events of the Lease Sweep Tenant (as defined below) or lease guarantor, (b) a monetary default by a Lease Sweep Tenant under its Lease Sweep Lease (as defined below) beyond all notice and cure periods thereunder, (c) the Lease Sweep Tenant surrendering its space or (d) the borrower or manager receiving written notice of the Lease Sweep Tenant that it is electing to terminate its Lease Sweep Lease, or the Lease Sweep Tenant actually terminates its Lease Sweep Lease, in each case, prior to the Lease Sweep Lease expiration date.

A Lease Sweep Period may be cured as follows: (i) with respect to a Lease Sweep Period under clause (a) above, (1) if the Lease Sweep Tenant became subject to a bankruptcy proceeding, (A) the Lease Sweep Lease has been assumed (but not assigned) by the Lease Sweep Tenant without any negative material change in the economics, scope or duration of such Lease Sweep Lease and a plan of reorganization has been confirmed as to the Lease Sweep Tenant and the effective date of such plan of reorganization has occurred or (B) the assignment and assumption of the Lease Sweep Lease by an unaffiliated third party assignee pursuant to an assignment approved in the bankruptcy proceeding by non-appealable court order and execution of a guaranty of the Lease Sweep Lease by a replacement guarantor; and (2) if the guarantor under the Lease Sweep Lease became subject to a bankruptcy proceeding, (A) the Lease Sweep Lease has remained in effect and no base rent default or material monetary or material non-monetary default has occurred and is continuing (other than the bankruptcy proceeding which caused the subject Lease Sweep Period, provided in such case, clause (1) above will also apply), and a plan of reorganization has been confirmed as to the guarantor of the Lease Sweep Lease and the effective date of such plan of reorganization has occurred (and, if applicable, clause (1) above has been satisfied) or (B) the assignment and assumption of the Lease Sweep Lease by an unaffiliated third party assignee pursuant to an assignment approved in the bankruptcy proceeding by non-appealable court order and execution of a guaranty of the Lease Sweep Lease by a replacement guarantor, and (3) the related bankruptcy proceeding has been dismissed or discharged within 90 days of the filing thereof, (ii) with respect to a Lease Sweep Period under clause (b) above, a cure by the Lease Sweep Tenant of the applicable default under its Lease Sweep Lease, and (iii) with respect to a Lease Sweep Period under clauses (c) and (d) above, (x) the debt service coverage ratio is at least equal to 1.45x and (y) 75.0% or more of the Lease Sweep Lease space is leased pursuant to one or more qualified leases with a replacement tenant reasonably acceptable to the lender and on terms and conditions acceptable to the lender, which are in full force and effect and in the lender’s reasonable judgment, all leasing expenses incurred by the borrower in leasing the Lease Sweep Lease space pursuant to qualified leases, free rent periods and/or rent abatement periods set forth in all such qualified leases and all other landlord obligations of an inducement nature required to be performed by the borrower with respect to such qualified leases have been completed or paid in full.

A “Lease Sweep Lease” means the NYU lease (and any guaranties thereof), and any replacement lease covering all or substantially all the space currently demised under the NYU lease (and any guaranties thereof).

A “Lease Sweep Tenant” means a tenant under a Lease Sweep Lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

105 east 17th street

■	Property Management. The 105 East 17th Street Property is currently self-managed by the borrower. Upon commencement of the direct lease with NYU in November 2019, NYU will have the option to engage either Related Management Company, L.P., an affiliate of the borrower, or a third party, to manage the 105 East 17th Street Property.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 105 East 17th Street Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 105 East 17th Street Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 105 East 17th Street Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	4		Loan Seller		GSMC
Location (City/State)	Various / Various		Cut-off Date Principal Balance(2)		$45,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(1)		$274.99
Size (SF)	881,490		Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 9/1/2019	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2019	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP		Mortgage Rate		3.37000%
Appraised Value	$380,000,000		Original Term to Maturity (Months)		121
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		121

Underwritten Revenues	$31,543,524
Underwritten Expenses	$7,885,881		Escrows
Underwritten Net Operating Income (NOI)	$23,657,643			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,481,345		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	63.8%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	63.8%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.86x / 2.84x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.8% / 9.7%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$242,400,000	64.6%	Purchase Price	$375,000,000	99.9%
Principal's New Cash Contribution	132,983,640	35.4	Origination Costs	383,640	0.1

Total Sources	$375,383,640	100.0%	Total Uses	$375,383,640	100.0%

(1)	Calculated based on the aggregate outstanding balance of the USAA Office Portfolio Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $45,000,000 represents the non-controlling note A-2 of the USAA Office Portfolio Whole Loan evidenced by five pari passu notes. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “USAA Office Portfolio Loan”) is part of a whole loan (the “USAA Office Portfolio Whole Loan”) consisting of five pari passu promissory notes (note A-1, note A-2, note A-3, note A-4 and note A-5) with an aggregate original principal balance of $242,400,000 and is secured by a first mortgage and deed of trust encumbering the borrowers’ respective fee simple interests in a portfolio of four office properties located in Plano, Texas and Tampa, Florida (the “USAA Office Portfolio Properties”). The USAA Office Portfolio Loan, evidenced by non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.2% of the Initial Pool Balance. The related pari passu companion loans, evidenced by the non-controlling note A-3, note A-4 and note A-5 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

The USAA Office Portfolio Whole Loan was originated by Goldman Sachs Bank USA on July 2, 2019. The USAA Office Portfolio Whole Loan has an interest rate of 3.37000% per annum. The borrowers utilized the proceeds of the USAA Office Portfolio Whole Loan to acquire the USAA Office Portfolio Properties and pay origination costs.

The USAA Office Portfolio Whole Loan had an initial term of 121 months and has a remaining term of 119 months as of the Cut-off Date. The USAA Office Portfolio Whole Loan requires interest-only payments during its term. The scheduled maturity date of the USAA Office Portfolio Whole Loan is August 6, 2029. The USAA Office Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on July 6, 2020. Any voluntary prepayments prior to the due date in May 2029, require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

The table below summarizes the promissory notes that comprise the USAA Office Portfolio Whole Loan. The relationship between the holders of the USAA Office Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1	$62,400,000	$62,400,000	CGCMT 2019-GC41	Yes
Note A-2	45,000,000	45,000,000	GSMS 2019-GC42	No
Notes A-3, A-4 and A-5	135,000,000	135,000,000	Goldman Sachs Bank USA(1)	No
Total	$242,400,000	$242,400,000

(1)	Notes A-3, A-4 and A-5 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The USAA Office Portfolio Properties are comprised of five office buildings under four leases that are each 100.0% leased to United Services Automobile Association (“USAA”), a financial services and insurance company, on a long term triple-net lease with 3% annual escalations. The credit rating for USAA is AA and Aa1 by S&P and Moody’s, respectively. The two buildings comprising Legacy Corporate Centre I & II are on the same lease, while each of the three other USAA Office Portfolio Properties is comprised of one building subject to its own individual lease. There are no termination or contraction options except in the case of a major casualty, and the USAA Office Portfolio Properties have a weighted average remaining lease term of 12.22 years as of the Cut-off Date.

—	Legacy Corporate Centre I & II and Legacy Corporate Centre III are located in the Upper Tollway/West Plano submarket of Plano, Texas. Legacy Corporate Centre I & II were constructed in 1999 and Legacy Corporate Centre III was constructed in 2019. These host one of USAA’s software and technology innovation centers.

—	Crosstown Center I and Crosstown Center II are located along the I-75 office corridor in Tampa, Florida. Crosstown Center I was built in 2015 and Crosstown Center II was built in 2018. Tampa serves as a strategic command center for USAA’s customer services operations.

The following table presents certain information relating to the USAA Office Portfolio Properties:

Portfolio Summary

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	Appraised Value	UW NCF
Legacy Corporate Centre I & II	Plano	Texas	30.2%	238,926	1999	$114,824,056	$6,547,460
Crosstown Center I	Tampa	Florida	27.9	260,869	2015	106,065,678	6,610,104
Crosstown Center II	Tampa	Florida	24.8	236,550	2018	93,934,322	6,309,273
Legacy Corporate Centre III	Plano	Texas	17.2	145,145	2019	65,175,943	4,014,509
Totals			100.0%	881,490		$380,000,000	$23,481,345

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

The following table presents certain information relating to USAA, which is the sole tenant at the USAA Office Portfolio Properties:

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name – Property	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
USAA – Crosstown Center I	NR / Aa1 / AA	260,869	29.6%	$6,052,161	29.1%	$23.20	8/31/2030	2, 5-year options
USAA – Legacy Corporate Centre I & II	NR / Aa1 / AA	238,926	27.1	5,992,264	28.8	25.08	12/31/2029	2, 5-year options
USAA – Crosstown Center II	NR / Aa1 / AA	236,550	26.8	5,360,223	25.8	22.66	12/31/2033	2, 5-year options
USAA – Legacy Corporate Centre III	NR / Aa1 / AA	145,145	16.5	3,409,456	16.4	23.49	10/31/2033	2, 5-year options
Totals / Wtd. Avg. Tenants		881,490	100.0%	$20,814,104	100.0%	$23.61

(1)	Based on the underwritten rent roll dated September 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the USAA Office Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	238,926	27.1	27.1%	5,992,264	28.8	25.08	1
2030 & Thereafter	642,564	72.9	100.0%	14,821,840	71.2	23.07	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	881,490	100.0%		$20,814,104	100.0%	$23.61	4

(1)	Calculated based on approximate square footage occupied by the sole tenant.

The following table presents certain information relating to historical occupancy at the USAA Office Portfolio Properties:

Historical Leased %(1)

As of 9/1/2019
100.0%

(1)	Historical leasing information is not available as the USAA Office Portfolio Properties were recently acquired at origination.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the USAA Office Portfolio Properties:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$20,814,104	$23.61
Contractual Rent Steps	5,075,757	5.76
Total Reimbursement Revenue	6,939,575	7.87
Gross Revenue	$32,829,436	$37.24
Vacancy Loss	(1,285,912)	(1.46)
Effective Gross Revenue	$31,543,524	$35.78

Total Operating Expenses	$7,885,881	$8.95

Net Operating Income	$23,657,643	$26.84

TI/LC	0	0.00
Replacement Reserves	176,298	0.20
Net Cash Flow	$23,481,345	$26.64

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flows are based on contractual rents as of September 1, 2019 and contractual rent steps through August 31, 2020.

■	Appraisal. According to the appraisals, the USAA Office Portfolio Properties had an aggregate “as-is” appraised value of $380,000,000 as of June 7, 2019. The dark value of the Legacy Corporate Centre I & II and Legacy Corporate Centre III properties combined is $127,000,000, or approximately $331 per SF, and the dark value of the Crosstown Center I and Crosstown Center II properties combined is $143,000,000, or approximately $287 per SF, according to the appraisals.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Plano, Texas	Direct Capitalization Approach	$180,000,000	N/A	5.50%
Tampa, Florida	Direct Capitalization Approach	$196,000,000	N/A	5.75%
	Discounted Cash Flow Approach	$200,000,000	7.00%	6.50%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental reports dated June 21, 2019 and provided in connection with the origination of the USAA Office Portfolio Whole Loan, there are no recognized environmental conditions or recommendations for further action at the USAA Office Portfolio Properties.

■	Market Overview and Competition. The USAA Office Portfolio Properties total 881,490 SF of Class A office space and are located in Plano, Texas (43.6% of total SF) and Tampa, Florida (56.4% of total SF). Plano and Tampa have highly diversified economies posting corporate employment growth. Plano is located 20 miles north of downtown Dallas and is a hub for major corporate employers, such as PepsiCo, Pizza Hut, Toyota, J.P. Morgan, Fannie Mae, FedEx and Liberty Mutual. East Tampa’s accessibility and affordability have attracted global and national companies including Johnson & Johnson, J.P. Morgan, Citicorp, Progressive Insurance, Spectrum/Bright House, Verizon and Advent Health.

The leases on the USAA Office Portfolio Properties are structured as triple-net leases, with the tenant responsible for all associated operating expenses.

Since 2015, Plano’s population has grown by an estimated 3.3% to 282,700 in 2018. According to residential development projections by the city’s planning department, the population is projected to grow to 292,900 by 2028 and to 300,000 by 2038. According to the U.S. Census Bureau, the median household income of Plano is $85,085 as of January 2019. The unemployment rate in Plano for fiscal year 2018 remained at 3.2%.

The Crosstown Center properties are located in the East Tampa submarket and approximately 8.5 miles east of downtown Tampa, Florida. The City of Tampa serves a population of approximately 385,430. Tampa is home to several company headquarters including Publix Supermarkets, Raymond James Financial, Jabil, TECO Energy, Sykes Enterprises, ALDI, HCA West Florida and Tech Data.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

■	The Borrowers. The borrowers are JDM Legacy TX, LLC and JDM Crosstown FL, LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the USAA Office Portfolio Whole Loan. The non-recourse carveout guarantor and borrower sponsor under the USAA Office Portfolio Whole Loan is JDM Real Estate Funds, LLC, a Delaware limited liability company (“JDM REF”).

JDM REF is a real estate investment fund manager that primarily acquires and holds properties leased to credit tenants through triple-net leases throughout the United States. JDM REF focuses on real estate that is operated by a single tenant, and its diversified portfolio of triple-net leased assets includes corporate offices, data centers, and an industrial facility. JDM REF was founded and is controlled by Jerry Colangelo, David Eaton and Mel Shultz, who have led the business together for over 35 years and who collectively possess over 125 years of real estate, sports and entertainment, development and operational experience. As of December 31, 2018, JDM REF manages a portfolio of 24 individual triple-net leased commercial office, data center and industrial properties located in 17 states comprising approximately 8.5 million rentable square feet of operational space.

■	Escrows. On each due date during the continuance of a USAA Office Portfolio Trigger Period, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that will be payable during the next 12 months, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $73,457.50 and (iii) a capital expenditure reserve in an amount equal to $14,691.50.

A “USAA Office Portfolio Trigger Period” means any period during which (i) for any reason other than the continuance of a USAA Office Portfolio Lease Sweep Period, net operating income (as calculated under the loan documents) falls below $17,177,565.85 as of the end of any fiscal quarter, until net operating income (as calculated under the loan documents) exceeds $17,177,565.85 as of the end of two consecutive fiscal quarters thereafter, (ii) a USAA Office Portfolio Lease Sweep Period is continuing or (iii) an event of default is continuing under any mezzanine loan originated in connection with a request by the lender to restructure the USAA Office Portfolio Whole Loan.

A “USAA Office Portfolio Lease Sweep Period” means any period commencing on the date USAA (i) surrenders, cancels, terminates, or materially modifies any of its leases with the borrowers and ending upon a Replacement Lease Cure; (ii) is required to, but has not, exercised any extension option and ending upon the last day for the exercise of such option has lapsed, or the date that is 12 months prior to expiration of such lease (absent a renewal or extension of such lease) and ending upon either (x) USAA renewing or extending the term of the applicable lease for a term of no less than 10 years on arm’s-length prevailing market terms (or on the terms that would have otherwise applied to an extension or renewal if it had been timely renewed or extended) or (y) a Replacement Lease Cure; (iii) defaults in the payment of rent (after any applicable notice and cure periods) under any USAA lease and ending upon either (x) the cure of such default or (y) a Replacement Lease Cure; (iv) files or is the subject of, or its lease guarantor, if any, files or is the subject of, any bankruptcy or similar insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court and ending upon either (x) the assumption by USAA of the applicable USAA lease, or (y) a Replacement Lease Cure; or (v) notifies the borrowers in writing of its election to terminate any of its leases within the next 12 months in accordance with its terms as a result of the occurrence of a casualty or condemnation and ending upon a Replacement Lease Cure. In addition, a USAA Office Portfolio Lease Sweep Period will be deemed to have ended upon (x) the subaccount of the cash management account known as the excess cash flow reserve account containing funds in the amount of the USAA Office Portfolio Lease Sweep Cap Amount (giving credit for amounts (if any) in the tenant improvements and leasing commissions reserve and the capital expenditure reserve) or (y) the borrowers’ delivery of additional collateral to the lender in the form of cash or a letter of credit reasonably acceptable to the lender in an amount equal to the USAA Office Portfolio Lease Sweep Cap Amount.

A “Replacement Lease Cure” means the borrowers entering into one or more qualified replacement leases for at least 90% of the space demised under the applicable lease or with aggregate net effective rent under such replacement lease(s) of no less than 90% of the net effective rent under the replaced lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

A “USAA Office Portfolio Lease Sweep Cap Amount” means, with respect to any USAA Office Portfolio Trigger Period caused solely by a USAA Office Portfolio Lease Sweep Period, an amount equal to the product of (x) $30 and (y) the rentable square footage under the applicable lease(s) to USAA and to the extent causing the applicable USAA Office Portfolio Lease Sweep Period.

■	Lockbox and Cash Management. The USAA Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at each USAA Office Portfolio Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the USAA Office Portfolio Properties and all other money received by the borrowers or the property manager with respect to the USAA Office Portfolio Properties (other than tenant security deposits) to be deposited into a lender-controlled lockbox account or, during a continuing USAA Office Portfolio Trigger Period or an event of default, a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a USAA Office Portfolio Trigger Period or an event of default, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no USAA Office Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a USAA Office Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the USAA Office Portfolio Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the USAA Office Portfolio Whole Loan, unless such USAA Office Portfolio Trigger Period is solely caused by a USAA Office Portfolio Lease Sweep Period, in which case the amount required to be reserved as additional collateral is equal to the amount necessary to cause the sum of the amounts in the excess cash reserve account, the tenant improvements and leasing commissions reserve account and the capital expenditure reserve account to equal the USAA Office Portfolio Lease Sweep Cap Amount.

■	Property Management. The USAA Office Portfolio Properties are self-managed by the sole tenant. Under the related loan documents, the USAA Office Portfolio Properties are required to be managed during the term of the USAA Office Portfolio Whole Loan by any of (i) the sole tenant, (ii) JLL, (iii) CBRE, (iv) Cushman & Wakefield, (v) any affiliate of the borrower sponsor, (vi) a reputable and experienced owner, operator or manager of commercial properties with at least five years’ experience in the ownership, operation or management of properties similar to the USAA Office Portfolio Properties containing at least 5,000,000 rentable square feet, provided that such property manager is not the subject of bankruptcy or similar proceedings or (vii) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received.

The lender has the right to replace, or require the borrowers to replace, any property manager appointed by the borrowers with a property manager selected by the borrowers, subject to the lender’s reasonable approval (or, in the event of an event of default under the USAA Office Portfolio Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the USAA Office Portfolio Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the USAA Office Portfolio Whole Loan is continuing, the borrowers have a one-time right at any time from and after July 6, 2020 to obtain the release of a single USAA Office Portfolio Property subject to the satisfaction of certain conditions, including, among others: (i) prepayment (together with any applicable yield maintenance premium) in an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable USAA Office Portfolio Property or (y) the portion of the net proceeds received by the borrowers in connection with the sale of such USAA Office Portfolio Property that when applied to the repayment of the USAA Office Portfolio Whole Loan would result in a loan-to-value ratio of not greater than 60% (based on a newly acquired appraisal of the applicable USAA Office Portfolio Properties), (ii) after giving effect to such release, the debt yield (as calculated under the loan documents) for the 12-month period ending on the last day of the most recent fiscal quarter, is no less than the greater of (x) 8.3% and (y) the debt yield (as

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

usaa office portfolio

calculated under the loan documents) immediately prior to such release, and (iii) if requested by lender, delivery of a REMIC opinion.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA is in effect, the borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the USAA Office Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Covington PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	11		Loan Seller		GSMC
Location (City/State)	Various		Cut-off Date Principal Balance		$36,200,000
Property Type	Industrial		Cut-off Date Principal Balance per SF		$30.01
Size (SF)	1,206,288		Percentage of Initial Pool Balance		3.4%
Total Occupancy as of various dates(1)	97.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of various dates(1)	97.2%		Type of Security		Fee Simple / Leasehold
Year Built / Latest Renovation	Various / Various		Mortgage Rate		4.38000%
Appraised Value(2)	$51,750,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		60

Underwritten Revenues	$5,591,191
Underwritten Expenses	$2,087,765		Escrows(5)
Underwritten Net Operating Income (NOI)	$3,503,426			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,097,457		Taxes	$350,972	$38,997
Cut-off Date LTV Ratio(3)	70.0%		Insurance	$0	$0
Maturity Date LTV Ratio(4)	63.9%		Replacement Reserve	$0	$15,052
DSCR Based on Underwritten NOI / NCF	1.61x / 1.43x		TI/LC	$350,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.7% / 8.6%		Other(6)	$195,745	$26,448

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,200,000	100.0%	Origination Costs	$22,372,643	61.8%
			Loan Payoff	9,820,059	27.1
			Principal Equity Distribution	3,110,581	8.6
			Reserves	896,717	2.5

Total Sources	$36,200,000	100.0%	Total Uses	$36,200,000	100.0%

(1)	The Covington Portfolio Properties have various occupancy dates. See “—The Mortgaged Properties” below.

(2)	The Appraised Value represents the aggregate “as-is” appraised value of the Covington Portfolio Properties of $49,350,000 plus an approximately 4.9% portfolio premium.

(3)	The Cut-off Date LTV Ratio is calculated on the basis of the aggregate “as-is” appraised value including an approximately 4.9% portfolio premium which assumes the Covington Portfolio Properties are sold as three separate portfolios. Excluding the portfolio premium, the Cut-off Date LTV Ratio is 73.4%. See “—Appraisal” below.

(4)	The Maturity Date LTV Ratio is calculated on the basis of the aggregate “as-is” appraised value including an approximately 4.9% portfolio premium. Excluding the portfolio premium, the Maturity Date LTV Ratio is 67.0%.

(5)	See “—Escrows” below.

(6)	Other upfront reserve represents a reserve for deferred maintenance at the Covington Portfolio Properties. Other monthly reserve represents a monthly reserve for ground rent at the Covington Portfolio Properties.

■	The Mortgage Loan. The mortgage loan (the “Covington Portfolio Loan”) is evidenced by a promissory note in the original principal amount of $36,200,000, and is secured by first mortgages encumbering the borrowers’ fee simple and leasehold interests in a portfolio of 11 industrial properties located in Texas and South Carolina (the “Covington Portfolio Properties”). The Covington Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $36,200,000 and represents approximately 3.4% of the Initial Pool Balance. The Covington Portfolio Loan was originated by Goldman Sachs Bank USA on August 26, 2019. The Covington Portfolio Loan has an interest rate of 4.38000% per annum. The borrowers utilized the proceeds of the Covington Portfolio Loan to refinance existing debt on the Covington Portfolio Properties, pay origination costs, fund reserves and return equity to the borrower sponsor.

The Covington Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Covington Portfolio Loan requires interest-only payments during the first five years of its term, followed by payments of principal and interest sufficient to amortize the Covington Portfolio Loan over a 30-year amortization term. The scheduled maturity date of the Covington Portfolio Loan is the due date in September 2029. Voluntary prepayment of the Covington Portfolio Loan is prohibited prior to the due date in June 2029. At any time after the second anniversary of the Closing Date, the Covington Portfolio Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

■	The Mortgaged Properties. The Covington Portfolio Properties consist of 11 industrial properties built between 1969 and 1996. The Covington Portfolio Properties include 1,206,288 SF of industrial warehouse/distribution space located across three locations in Texas and South Carolina. The Covington Portfolio Properties are comprised of three sub-portfolios (the “El Paso Industrial Portfolio”, the “Greenville Industrial Portfolio” and the “Greer Industrial Portfolio”).

The following table presents certain information relating to the Covington Portfolio Properties:

Property Name	City/State	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	SF	Year Built	Appraised Value(1)	UW NOI(2)
El Paso Industrial Portfolio
9 Butterfield Trail Boulevard	El Paso, TX	$2,589,984	7.2%	95,479	1981	$3,950,000	$306,416
14 Butterfield Trail Boulevard	El Paso, TX	2,266,015	6.3	80,269	1986	3,270,000	227,577
19 Leigh Fisher Boulevard	El Paso, TX	2,654,990	7.3	121,337	1986	4,510,000	316,719
12 Zane Grey Street	El Paso, TX	2,421,460	6.7	64,000	1986	2,460,000	135,260
7 Zane Grey Street	El Paso, TX	2,439,840	6.7	99,643	1983	4,140,000	230,203
5 Zane Grey Street	El Paso, TX	1,683,506	4.7	83,560	1983	3,470,000	225,111
Sub Total		$14,055,795	38.8%	544,288		$21,800,000	$1,441,286

Greenville Industrial Portfolio
6400 Augusta Road	Greenville, SC	$5,882,472	16.2%	190,000	1996	$7,590,000	$576,489
6410 Augusta Road	Greenville, SC	5,503,294	15.2	170,000	1996	6,830,000	531,033
Sub Total		$11,385,766	31.5%	360,000		$14,420,000	$1,107,522

Greer Industrial Portfolio
1623 South Highway 14	Greer, SC	$3,786,791	10.5%	122,000	1969	$4,920,000	$324,584
1627 South Highway 14	Greer, SC	3,554,614	9.8	80,000	1974	4,210,000	337,525
1631 South Highway 14	Greer, SC	3,417,034	9.4	100,000	1972	4,000,000	292,510
Sub Total		$10,758,439	29.7%	302,000		$13,130,000	$954,618

Total		$36,200,000	100.0%	1,206,288		$49,350,000	$3,503,426

(1)	The Covington Portfolio Properties had an aggregate “as-is” appraised value of $51,750,000 as of May 1, 2019 or May 8, 2019. This is inclusive of portfolio premiums that assume the Covington Portfolio Properties are sold as three separate portfolios

(2)	Based on the underwritten rent roll as of July 1, 2019.

El Paso Industrial Portfolio

The largest sub-portfolio by allocated loan amount is the El Paso Industrial Portfolio, which includes six industrial properties at different locations all within the Butterfield Trail Industrial Park in El Paso, Texas. The individual properties range in age from 33 to 38 years. The individual properties range in size from 64,000 to 121,337 SF. All properties are located on ground leases with the City of El Paso, and each ground lease commenced on July 1, 2015 with a 40-year term and one 10-year option.

The Covington Portfolio Properties in the El Paso Industrial Portfolio are summarized in the chart below:

Property Address	SF	Occupancy	Occupancy Date	Office Finish	Land Area (Acre)	Clear Height	Year Built
9 Butterfield Trail Boulevard	95,479	81.0%	7/1/2019	17%	5.61	18 Ft.	1981
14 Butterfield Trail Boulevard	80,269	100.0%	9/1/2019	11%	4.40	21 Ft.	1986
19 Leigh Fisher Boulevard	121,337	100.0%	9/1/2019	17%	7.42	21 Ft.	1986
12 Zane Grey Street	64,000	92.5%	7/1/2019	7%	3.54	21 Ft.	1986
7 Zane Grey Street	99,643	92.3%	7/1/2019	8%	5.07	21 Ft.	1983
5 Zane Grey Street	83,560	96.0%	7/1/2019	6%	4.32	21 Ft.	1983

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

Greenville Industrial Portfolio

The second largest sub-portfolio by allocated loan amount is the Greenville Industrial Portfolio, a 360,000 SF industrial (warehouse/distribution) portfolio, split between two buildings on two adjacent tax parcels in Greenville, South Carolina. All of the properties were constructed in 1996 and are situated on a total site area of 33.54 acres. The individual properties feature two, single-story buildings totaling 360,000 SF of gross building area with 10,046 SF office space and 349,954 SF warehouse space.

The Covington Portfolio Properties in the Greenville Industrial Portfolio are summarized in the chart below:

Property Address	SF	Occupancy	Occupancy Date	Office Finish	Land Area (Acre)	Clear Height	Year Built
6400 Augusta Road	190,000	100.0%	7/1/2019	3.3%	10.35	20 Ft. to 25 Ft.	1996
6410 Augusta Road	170,000	100.0%	9/1/2019	2.2%	23.19	20 Ft. to 25 Ft.	1996

Greer Industrial Portfolio

The third largest sub-portfolio by allocated loan amount is the Greer Industrial Portfolio, a 302,000 SF industrial (warehouse/distribution) portfolio, split between three buildings on three adjacent tax parcels in Greer, South Carolina. The individual properties were constructed between 1969 and 1974 with various renovations over the years and are situated on a total site area of 20.05 acres.

The Covington Portfolio Properties in the Greer Industrial Portfolio are summarized in the chart below:

Property Address	SF	Occupancy	Occupancy Date	Office Finish	Land Area (Acre)	Clear Height	Year Built
1623 South Highway 14	122,000	100.0%	7/1/2019	6.7%	9.52	16 Ft. to 24 Ft.	1969
1627 South Highway 14	80,000	100.0%	9/1/2019	7.0%	5.23	20 Ft. to 25 Ft.	1974
1631 South Highway 14	100,000	100.0%	9/1/2019	2.7%	5.30	20 Ft. to 25 Ft.	1972

The following table presents certain information relating to the major tenants at the Covington Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenants	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Portfolio GLA	UW Base Rent	UW Base Rent PSF	% of UW Base Rent	Lease Expiration	Renewal / Extension Options
Pratt Corrugated Holdings, Inc.	NR/NR/NR	170,000	14.1%	$584,800	$3.44	13.2%	1/31/2021	2, 3-year options
Tianhai Electric North America, Inc.	NR/NR/NR	121,337	10.1	462,294	3.81	10.4	11/30/2024	1, 5-year option
Bunzl Retail Services, LLC	NR/NR/NR	108,000	9.0	378,000	3.50	8.5	9/30/2020	1, 3-year option & 1, 5-year option
Magna Mirrors of America	NR/NR/NR	80,000	6.6	366,400	4.58	8.3	3/31/2022	N/A
Kimberly-Clark Global Sales, LLC	NR/NR/NR	100,000	8.3	355,000	3.55	8.0	2/28/2022	2, 3-year options
Key Tronic Corporation	NR/NR/NR	80,269	6.7	305,022	3.80	6.9	9/30/2023	2, 3-year options
Ram Board, Inc.(3)	NR/NR/NR	92,169	7.6	303,841	3.30	6.8	Various	2, 5-year options
Con-Pearl North America, Inc.	NR/NR/NR	82,000	6.8	295,200	3.60	6.6	6/30/2026	3, 3-year options
US Customs and Border Protection(4)	AAA / Aaa / AA+	33,212	2.8	239,779	7.22	5.4	7/31/2023	1, 5-year option
Valeo North America, Inc.	NR/NR/NR	55,100	4.6	224,257	4.07	5.1	2/28/2026	2, 3-year options
Ten Largest Tenants		922,087	76.4%	$3,514,593	$3.81	79.2%
Remaining Tenants		250,242	20.7	925,157	3.70	20.8
Vacant Space		33,959	2.8	0	0.00	0.0
Total Tenants		1,206,288	100.0%	$4,439,750	$3.79	100.0%

(1)	Based on the underwritten rent rolls as of July 1, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Ram Board, Inc. has 18,654 SF leased on a month-to-month basis and 73,515 SF expiring on January 31, 2026.

(4)	US Customs and Border Protection can terminate its lease at any time with at least 180 days’ notice.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Covington Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned SF	% of Owned SF	Cumulative % of Owned SF	UW Base Rent	% of UW Base Rent	UW Base Rent PSF	# of Expiring Tenants
MTM	48,485	4.0%	4.0%	$157,457	3.5%	$3.25	2
2019	0	0.0	4.0%	0	0.0	0.00	0
2020	108,000	9.0	13.0%	378,000	8.5	3.50	1
2021	195,600	16.2	29.2%	683,872	15.4	3.50	2
2022	230,000	19.1	48.3%	891,400	20.1	3.88	3
2023	147,081	12.2	60.4%	675,169	15.2	4.59	3
2024	165,548	13.7	74.2%	631,461	14.2	3.81	3
2025	42,000	3.5	77.7%	159,600	3.6	3.80	1
2026	235,615	19.5	97.2%	862,792	19.4	3.66	4
2027	0	0.0	97.2%	0	0.0	0.00	0
2028	0	0.0	97.2%	0	0.0	0.00	0
2029	0	0.0	97.2%	0	0.0	0.00	0
2030 & Thereafter	0	0.0	97.2%	0	0.0	0.00	0
Vacant	33,959	2.8	100.0%	0	0.0	0.00	0
Total	1,206,288	100.0%		$4,439,750	100.0%	$3.79	19

(1)	Calculated based on the approximate SF occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Covington Portfolio Properties:

Historical Leased %(1)

Property	Location	2015	2016	2017	2018	As of 7/1/2019
9 Butterfield Trail Boulevard	El Paso, TX	60.6%	60.6%	80.5%	80.5%	81.0%
14 Butterfield Trail Boulevard	El Paso, TX	100.0%	100.0%	100.0%	100.0%	100.0%
19 Leigh Fisher Boulevard	El Paso, TX	0.0%	41.6%	100.0%	100.0%	100.0%
12 Zane Grey Street	El Paso, TX	52.5%	52.5%	52.5%	92.5%	92.5%
7 Zane Grey Street	El Paso, TX	100.0%	50.0%	50.0%	92.0%	92.3%
5 Zane Grey Street	El Paso, TX	95.5%	95.5%	65.9%	96.0%	96.0%
6400 Augusta Road	Greenville, SC	96.3%	96.3%	96.3%	96.3%	100.0%
6410 Augusta Road	Greenville, SC	100.0%	0.0%	64.7%	100.0%	100.0%
1623 South Highway 14	Greer, SC	0.0%	84.7%	84.7%	100.0%	100.0%
1627 South Highway 14	Greer, SC	100.0%	100.0%	75.0%	100.0%	100.0%
1631 South Highway 14	Greer, SC	100.0%	100.0%	0.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Covington Portfolio Properties:

Cash Flow Analysis(1)(2)

	2016	2017	2018	TTM 5/31/2019	Underwritten	Underwritten $ Per SF
Base Rental Revenue	$2,600,957	$3,041,306	$3,450,610	$3,863,950	$4,439,750	$3.68
Total Reimbursement Revenue	734,364	773,547	1,084,699	1,200,227	1,345,259	1.12
Market Revenue - Vacant Units	0	0	0	0	97,885	0.08
Other Revenue	12,463	2,922	0	250	0	0.00
Gross Revenue	$3,347,784	$3,817,775	$4,535,309	$5,064,427	$5,882,894	$4.88
Vacancy Loss	0	0	0	0	(291,703)	(0.24)
Effective Gross Revenue	$3,347,784	$3,817,775	$4,535,309	$5,064,427	$5,591,191	$4.64

Real Estate Taxes	$335,146	$418,907	$431,450	$431,540	$698,967	$0.58
Insurance	74,141	70,715	80,549	99,150	99,125	0.08
Utilities	9,671	45,717	108,597	124,503	133,200	0.11
Repairs & Maintenance	486,858	568,161	497,716	500,007	429,048	0.36
Management Fee	213,570	181,374	152,943	186,076	223,648	0.19
General & Administrative – Direct	178,974	161,301	202,915	206,742	139,939	0.12
Ground Rent	298,229	323,842	317,381	310,665	363,838	0.30
Total Operating Expenses	$1,596,589	$1,770,017	$1,791,551	$1,858,683	$2,087,765	$1.73

Net Operating Income	$1,751,195	$2,047,758	$2,743,758	$3,205,744	$3,503,426	$2.90
TI/LC	0	0	0	0	225,026	0.19
Replacement Reserves	0	0	0	0	180,943	0.15
Net Cash Flow	$1,751,195	$2,047,758	$2,743,758	$3,205,744	$3,097,457	$2.57

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flows are based on in-place rent rolls as of July 1, 2019 and contractual rent steps through September 30, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

■	Appraisal. According to the appraisals, the Covington Portfolio Properties had an aggregate “as-is” appraised value of $51,750,000 as of May 1, 2019 or May 8, 2019 (El Paso Industrial Portfolio ($21,800,000), Greer Industrial Portfolio ($14,300,000) and Greenville Industrial Portfolio ($15,650,000)). This is inclusive of portfolio premiums for two of the sub-portfolios that assume the Covington Portfolio Properties are sold as three separate portfolios (Greer Industrial Portfolio (8.9%) and Greenville Industrial Portfolio (8.5%)). The El Paso Industrial Portfolio does not have a portfolio premium. The aggregate “as-is” appraised value of the Covington Portfolio Properties without the portfolio premium is $49,350,000.

Location	Portfolio/Properties	Appraisal Approach	Value	Discount Rate	Capitalization Rate
El Paso, Texas	El Paso Industrial Portfolio - El Paso, TX
	9 Butterfield Trail Boulevard (As Stabilized)	Direct Capitalization Approach	$3,840,000	N/A	9.00%
	9 Butterfield Trail Boulevard (As Is)	Direct Capitalization Approach	$3,760,000	N/A	9.00%
	14 Butterfield Trail Boulevard	Direct Capitalization Approach	$2,930,000	N/A	8.00%
	19 Leigh Fisher Boulevard	Direct Capitalization Approach	$4,400,000	N/A	8.00%
	5 Zane Grey Street	Direct Capitalization Approach	$3,130,000	N/A	8.00%
	7 Zane Grey Street	Direct Capitalization Approach	$3,150,000	N/A	8.00%
	12 Zane Grey Street	Direct Capitalization Approach	$2,180,000	N/A	8.00%
	9 Butterfield Trail Blvd (As Stabilized)	Discounted Cash Flow Approach	$4,020,000	9.25%	8.50%(1)
	9 Butterfield Trail Blvd (As Is)	Discounted Cash Flow Approach	$3,950,000	9.25%	8.50%(1)
	14 Butterfield Trail Blvd	Discounted Cash Flow Approach	$3,270,000	9.25%	8.50%(1)
	19 Leigh Fisher Blvd	Discounted Cash Flow Approach	$4,510,000	9.25%	8.50%(1)
	5 Zane Grey Street	Discounted Cash Flow Approach	$3,470,000	9.25%	8.50%(1)
	7 Zane Grey Street	Discounted Cash Flow Approach	$4,140,000	9.25%	8.50%(1)
	12 Zane Grey Street	Discounted Cash Flow Approach	$2,460,000	9.25%	8.50%(1)

Greenville, South Carolina	Greenville Industrial Portfolio - Greenville, SC
	6400 Augusta Road	Direct Capitalization Approach	$7,360,000	N/A	7.75%
	6410 Augusta Road	Direct Capitalization Approach	$6,940,000	N/A	7.75%
	6400 Augusta Road	Discounted Cash Flow Approach	$7,590,000	8.50%	8.25%(1)
	6410 Augusta Road	Discounted Cash Flow Approach	$6,830,000	8.50%	8.25%(1)

Greer, South Carolina	Greer Industrial Portfolio - Greer, SC
	1623 South Highway 14	Direct Capitalization Approach	$4,650,000	N/A	7.75%
	1627 South Highway 14	Direct Capitalization Approach	$4,340,000	N/A	7.75%
	1631 South Highway 14	Direct Capitalization Approach	$4,160,000	N/A	7.75%
	1623 South Highway 14	Discounted Cash Flow Approach	$4,920,000	8.50%	8.25%(1)
	1627 South Highway 14	Discounted Cash Flow Approach	$4,210,000	8.50%	8.25%(1)
	1631 South Highway 14	Discounted Cash Flow Approach	$4,000,000	8.50%	8.25%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to Phase I environmental reports, dated June 28, 2019 or July 1, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Covington Portfolio Properties other than the implementation of an asbestos operations and maintenance program at certain of the Covington Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

■	Market Overview and Competition.

El Paso Industrial Portfolio (38.8% of Cut-off Date Allocated Loan Amount)

The El Paso Industrial Portfolio properties are located on the east side of El Paso (Franklin Mountains separate the east and west sides of El Paso) near the El Paso International Airport in an industrial park called the Butterfield Trail Industrial Park. The neighborhood is bounded by Highway 601 to the north, US Highway 288 to the east, Loop 375 to the west and Interstate 10 to the south.

Fort Bliss, one of the largest military complexes of the United States Army, lies to the east and northeast of the city. According to the U. S. Department of Defense, Fort Bliss is currently home to 92,343 active duty, reservist, family members and civilians. The post supports a population of over 170,000, including veterans, retirees and family members.

The El Paso Industrial Portfolio properties are located in the micro-submarket referred to as the Butterfield Trail Industrial Park, which is at the northwest side of the El Paso International Airport. Per a market research report, the Butterfield submarket included approximately 6.9 million and had a total vacancy rate of 2.7% and quoted average asking rents of $4.19 PSF, an increase of 2.6% over the past 12 months.

The following table presents certain information relating to comparable leases for the El Paso Industrial Portfolio properties:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rate per SF	Tenant	Lease Size (SF)	Lease Date	Approx. Lease Term (Years)
19 Leigh Fisher Boulevard	El Paso, TX	NNN	$4.99	Tianhai Electric North America, Inc.	121,337	Oct 2017	7.2
27 Spur Drive	El Paso, TX	NNN	$4.25	Legett & Platt, Inc.	136,167	Dec 2018	5.0
43 Butterfield Trail	El Paso, TX	NNN	$4.25	Confidential	23,853	Aug 2018	3.0
45 Butterfield Circle	El Paso, TX	NNN	$3.99	Confidential	25,000	Mar 2018	3.2
32 Spur Drive	El Paso, TX	NNN	$3.70	Confidential	209,100	Feb 2018	10.0
Total / Wtd. Avg.(2)					394,120		7.4

(1)	Source: Appraisal.

(2)	Excludes the El Paso Industrial Portfolio properties.

The appraisal concluded a market rent rate of $4.25 PSF NNN for the El Paso Industrial Portfolio properties, which is slightly lower than the tenant’s weighted average in place rental rate of $4.99 PSF NNN.

Greenville Industrial Portfolio (31.5% of Cut-off Date Allocated Loan Amount)

The Greenville Industrial Portfolio properties are located on the west side of Augusta Road, approximately 7 miles south of the Greenville CBD. The neighborhood is bounded by I-385 and U.S. Highway 123 to the north, Interstate 385 to the east, S.C. Highway 8 to the west and Interstate 185 to the south. Land uses within the neighborhood consist of a mixture of commercial (retail, office and industrial), institutional (religious and airport), and single-family residential development. The Greenville Industrial Portfolio properties are located less than two miles from the Donaldson Center Airport and 14 miles southwest of the Greenville-Spartanburg International Airport.

The Greenville Industrial Portfolio properties are located in the I-85/Donaldson submarket within the Greenville MSA. Per a market research report, the submarket inventory totaled approximately 15.5 million SF and had a total vacancy rate of 2.6% and quoted average asking rents of $4.42 PSF. There have been approximately 60,000 SF of deliveries in the last 12 months and the submarket experienced a positive net absorption of 80,000 SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

The following table presents certain information relating to comparable leases for the Greenville Industrial Portfolio properties:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rental Rate	GBA (SF)	Year Built	Clear Height
Greenville Industrial Portfolio	Greenville, SC	NNN	$4.48	360,000	1996	20 Ft. - 25 Ft.
4241 Orchard Park Boulevard	Spartanburg, SC	NNN	$3.75	17,500	1994	24 Ft.
Southwest Industrial Park Building	Spartanburg, SC	NNN	$2.95	15,000	1980	12 Ft. - 16 Ft.
White Horse Industrial Park	Greenville, SC	NNN	$3.50	358,500	1987	20 Ft. - 24 Ft.
625 South Old Piedmont Highway	Greenville, SC	NNN	$3.25	400,000	1955	19 Ft.
513 Old Griffin Road	Piedmont, SC	NNN	$3.75	210,891	1993	24 Ft.
139 Interstate Park BLDG	Spartanburg, SC	NNN	$3.25	52,000	1996	24 Ft.
Highway 290 Commerce Park	Duncan, SC	NNN	$3.94	30,000	1993	20 Ft.
Total				1,083,891

(1)	Source: Appraisal.

The appraisal concluded a market rent rate of $3.50 PSF NNN for the Greenville Industrial Portfolio properties, which is slightly lower than the tenant’s current rental rate of $4.48 PSF NNN.

Greer Industrial Portfolio (29.7% of Cut-off Date Allocated Loan Amount)

The Greer Industrial Portfolio properties are located on the north side of South Highway 14 (South Main Street), approximately 14 miles northeast of the Greenville CBD. The neighborhood is bounded by U.S. Highway 29 to the north, Interstate 26 to the east, U.S. Highway 25 to the west and S.C. Highway 417 to the south.

Land uses within the neighborhood consist of a mixture of commercial (retail, office and industrial), institutional (religious and airport), and single-family residential development. The Greer Industrial Portfolio properties are located less than two miles from the Greenville-Spartanburg International Airport. In addition, the BMW North America manufacturing plant is located less than five miles east of the Greer Industrial Portfolio.

The Greer properties are located in the Route 14 submarket within the Greenville MSA. Per a market research report, during the second quarter of 2019, the Route 14 submarket inventory totaled approximately 3.8 million SF and had a total vacancy rate of 11.9% and quoted average asking rents of $4.87 PSF.

The following table presents certain information relating to comparable leases for the Greenville Industrial Portfolio and Greer Industrial Portfolio properties:

Industrial Lease Comparables(1)

Property Name	Location	Lease Type	Quoted Rental Rate	GBA (SF)	Year Built	Clear Height
Greer Industrial Portfolio	Greer, SC	NNN	$4.75	302,000	1971	16 Ft. - 25 Ft.
4241 Orchard Park Boulevard	Spartanburg, SC	NNN	$3.75	17,500	1994	24 Ft.
Southwest Industrial Park Building	Spartanburg, SC	NNN	$2.95	15,000	1980	12 Ft. - 16 Ft.
White Horse Industrial Park	Greenville, SC	NNN	$3.50	358,500	1987	20 Ft. - 24 Ft.
625 South Old Piedmont Highway	Greenville, SC	NNN	$3.25	400,000	1955	19 Ft.
513 Old Griffin Road	Piedmont, SC	NNN	$3.75	210,891	1993	24 Ft.
139 Interstate Park BLDG	Spartanburg, SC	NNN	$3.25	52,000	1996	24 Ft.
Highway 290 Commerce Park	Duncan, SC	NNN	$3.94	30,000	1993	20 Ft.
Total				1,083,891

(1)	Source: Appraisal.

The appraisal concluded a market rent rate of $3.50 PSF NNN for typical industrial space, which is slightly higher than the current weighted average in place rent of $3.24 PSF NNN and $4.50 PSF NNN for fully conditioned space, which is slightly lower than the tenant’s current rental rate of $4.75 PSF NNN.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

■	The Borrowers. The borrowers are ELP Butterfield 9 LLC, ELP Leigh 19 LLC, ELP Zane 5 LLC, ELP Zane 7 LLC, ELP Zane 12 LLC, GreenAug 6400, LLC, GreenAug 6410, LLC, GreenGre 1623, LLC, GreenGre 1627, LLC and GreenGre 1631, LLC, each a Nevada limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Covington Portfolio Loan. The non-recourse carveout guarantor under the Covington Portfolio Loan is Kenneth Sheer.

Kenneth Sheer is a founding partner and CEO of Covington Investments, LLC and has over 25 years of real estate experience. Covington Group has over 130 years of partner experience, manages approximately 6.75 million square feet and has over 150 tenants in its portfolio as of September 2019.

■	Escrows. At origination, the borrowers funded (i) a deferred maintenance and environmental reserve in the amount of $195,745, relating to, among other things, repair of damaged interior structural steel column and pavement repair, (ii) a tenant improvement and leasing commission reserve in the amount of $350,000 and (iii) a tax reserve in the amount of approximately $350,972.

On each due date, the borrowers are required to fund (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the property taxes, ground rents and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless, in the case of insurance premiums, the borrowers are maintaining a blanket policy and no event of default under the Covington Portfolio Loan is continuing, (ii) a tenant improvement and leasing commission reserve in an amount equal to $12,500 (subject to an aggregate cap of $350,000, exclusive of termination proceeds) and (iii) a capital expenditure reserve in an amount equal to one-twelfth of the product of (a) $0.15 times (b) the aggregate number of rentable square feet then contained in the Covington Portfolio Properties.

■	Lockbox and Cash Management. The Covington Portfolio Loan is structured with a hard lockbox and springing cash management. The borrowers were required to deliver tenant direction letters instructing each tenant to deposit rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the Covington Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Covington Portfolio Properties (other than tenant security deposits) to be deposited in the lockbox account or a lender-controlled cash management account (to the extent there is a continuing Covington Portfolio Cash Management Period) within one business day following receipt. On each business day that no Covington Portfolio Cash Management Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a Covington Portfolio Cash Management Period, all amounts in the lockbox account are required to be remitted to the cash management account.

During the continuance of a Covington Portfolio Cash Management Period, but absent a continuing Covington Portfolio Trigger Period or event of default under the Covington Portfolio Loan, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly due date are required to be swept into the operating account on each business day.

During the continuance of a Covington Portfolio Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the Covington Portfolio Loan, the Covington Portfolio Loan documents require that all amounts on deposit in the cash management account after payment of debt service on the Covington Portfolio Loan, required reserves and budgeted operating expenses, are required to be reserved as additional collateral for the Covington Portfolio Loan. Additionally, during the continuance of an event of default under the Covington Portfolio Loan, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

A “Covington Portfolio Cash Management Period” means (i) the period from the commencement of the initial Covington Portfolio Trigger Period until the end of such Covington Portfolio Trigger Period, (ii) the period from the commencement of the initial event of default under the Covington Portfolio Loan until the end of such event of default, or (iii) the period from the commencement of any subsequent Covington Portfolio Trigger Period or event of default under the Covington Portfolio Loan through the end of the term of the Covington Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Covington PORTFOLIO

“Covington Portfolio Trigger Period” means each period (i) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 1.25x, and concluding when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 1.30x, and (ii) commencing upon the borrowers’ failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Covington Portfolio Trigger Period is ongoing.

■	Ground Leases. The borrowers’ interests in six Covington Portfolio Properties located in El Paso, Texas are pursuant to ground leases with the City of El Paso, which commenced on July 1, 2015 and expire on July 1, 2055. The applicable borrowers are required to pay approximately $317,380 in annual rent, with rent adjustments every five years based on the Consumer Price Index, with increases capped at 20.0% more than the previous period.

■	Property Management. The Covington Portfolio Properties are currently managed by Covington Realty Advisors, LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the Covington Portfolio Loan documents, the Covington Portfolio Properties are required to be managed by (i) Covington Realty Advisors LLC (as to general management services), (ii) Covington Investments LLC (as to asset management services) or (iii) any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the Covington Portfolio Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval, (i) during the continuance of an event of default under the Covington Portfolio Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the Covington Portfolio Loan, the Covington Portfolio Loan documents permit a partial release of one or more of the individual Covington Portfolio Properties at any time after the second anniversary of the Closing Date, subject to certain conditions, including, without limitation, the following: (i) the sale of any such individual property is pursuant to an arm’s-length agreement with an unaffiliated third party, (ii) the related borrowers defease a portion of the Covington Portfolio Loan equal to the Covington Portfolio Release Price, (iii) the debt yield and debt service coverage ratio (each as calculated under the loan documents) for the 12-month period ending on last day of the most recent quarter, recalculated to include only income and expense attributable to the remaining Covington Portfolio Properties, is no less than (a) with respect to the debt yield, the greater of (1) 9.69% and (2) the debt yield immediately prior to such release, and (b) with respect to the debt service coverage ratio, the greater of (1) 1.60x and (2) the debt service coverage ratio immediately prior to such release, (iv) loan-to-value ratio of the remaining Covington Portfolio Properties is no less than 69.95% and (v) delivery of a REMIC opinion.

“Covington Portfolio Release Price” means, with respect to the release of any Covington Portfolio Property, (i) for the first individual property to be released, the greater of (y) 110% of the allocated loan amount of the individual property being released and (z) 65% of the sales price paid for such individual property and (ii) for any subsequent individual property to be released, the greater of (y) 125% of the allocated loan amount of the individual property being released and (z) 85% of the sales price paid for such individual property.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Covington Portfolio Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.s. Industrial Portfolio V

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	30		Loan Seller	GSMC
Location (City/State)	Various		Cut-off Date Principal Balance(3)	$32,800,000
Property Type	Industrial		Cut-off Date Principal Balance per SF(2)	$36.36
Size (SF)	3,585,623		Percentage of Initial Pool Balance	3.1%
Total Occupancy as of 9/1/2019	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2019	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various		Mortgage Rate	3.78000%
Appraised Value(1)	$202,500,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120
			Borrower Sponsor(4)	BIG SC-USIP30P LLC

Underwritten Revenues	$13,695,724
Underwritten Expenses	$273,914		Escrows
Underwritten Net Operating Income (NOI)	$13,421,810			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,440,535		Taxes	$0	$0
Cut-off Date LTV Ratio(1)(2)	64.4%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.4%		Replacement Reserves	$50,000	$0
DSCR Based on Underwritten NOI / NCF(2)	2.69x / 2.49x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.3% / 9.5%		Other(5)	$194,450	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$130,358,000	66.2%	Purchase Price	$195,250,000	99.2%
Principal’s New Cash Contribution	66,425,420	33.8	Closing Costs	1,288,970	0.7
			Reserves	244,450	0.1

Total Sources	$196,783,420	100.0%	Total Uses	$196,783,420	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio V properties of $194,670,000 plus an approximately 4.02% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio V Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 67.0%.

(2)	Calculated based on the aggregate outstanding balance of the U.S. Industrial Portfolio V Whole Loan.

(3)	The Cut-off Date Principal Balance of $32,800,000 represents the non-controlling note A-2 of the $130,358,000 U.S. Industrial Portfolio V whole loan evidenced by three pari passu notes (the “U.S. Industrial Portfolio V Whole Loan”).

(4)	Michael Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Eduardo E. Paneque, Brad S. O’Halloran, Allen H. Crosswell, W. Troy MacMane and Greenwood Holding Company, LLC are the non-recourse carveout guarantors under the U.S. Industrial Portfolio V Whole Loan.

(5)	Other upfront reserves include $172,450 of deferred maintenance related to roof work at the Sherwood Foods Cleveland property and $22,000 of environmental reserves related to vapor at the Gem City property.

The table below summarizes the promissory notes that comprise the U.S. Industrial Portfolio V Whole Loan. The relationship between the holders of the U.S. Industrial Portfolio V Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$50,000,000	$50,000,000	CGCMT 2019-GC41	Yes
Note A-2	32,800,000	32,800,000	GSMS 2019-GC42	No
Note A-3	47,558,000	47,558,000	Goldman Sachs Bank USA(1)	No
Total	$130,358,000	$130,358,000

(1)	Expected to be contributed to one or more future securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.s. Industrial Portfolio V

The following table presents certain information relating to the U.S. Industrial Portfolio V properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Cast Aluminum Solutions	Batavia	IL	1.9%	59,719	1988	$3,780,000	$223,758
CECO - Indianapolis	Indianapolis	IN	2.1	66,000	1971	4,100,000	238,527
BlueLinx Corporation Brooklyn Park	Brooklyn Park	MN	4.8	136,167	1978, 2000	9,300,000	594,250
BlueLinx Corporation Little Rock	North Little Rock	AR	1.4	82,959	1971	2,750,000	178,691
BlueLinx Corporation Gulfport	Long Beach	MS	1.3	88,061	1965	2,475,000	173,603
Chemcore Austin	Austin	TX	2.9	40,662	1982	5,580,000	334,980
Chemcore Elk Grove	Elk Grove Village	IL	1.3	25,576	1966	2,475,000	155,301
Custom Extrusions Rome	Rome	GA	2.4	151,693	1960	4,745,000	305,992
ATG Precision Canton	Canton	MI	2.7	55,118	1994	5,300,000	330,031
Dirksen Screw Shelby	Shelby Township	MI	3.9	80,967	1988, 1998	7,550,000	472,717
Dreison	Cleveland	OH	3.3	206,471	1955	6,460,000	477,862
Exec Cabinetry SC	Simpsonville	SC	4.7	205,912	1964, 1980, 1987, 1993	9,220,000	590,895
Design Cabinetry TGK	Rockledge	FL	2.5	92,367	1998	4,900,000	315,403
Design Cabinetry Barnes	Rockledge	FL	0.6	21,572	1987	1,165,000	75,184
Gem City	Dayton	OH	3.2	147,847	1941	6,270,000	385,477
Hunter Defense Tech	Florence	KY	6.4	260,366	1962	12,450,000	764,620
Metalex (Jason Industries)	Libertyville	IL	4.3	155,799	1924	8,400,000	518,579
Owens Corning	Tallmadge	OH	7.0	222,900	1989	13,660,000	1,002,726
Polartec	Cleveland	TN	2.6	175,306	1986	5,100,000	315,916
Pyramyd Air	Solon	OH	1.9	70,867	1970	3,720,000	225,793
Sterling Jewelers	Barberton	OH	6.2	134,565	2002	12,000,000	780,264
Techniks	Indianapolis	IN	1.4	40,418	2005	2,800,000	165,198
Techniplas	Nashotah	WI	4.6	137,206	1964-1995	9,000,000	587,254
Nyloncraft	Mishawaka	IN	4.0	185,631	1961	7,700,000	451,281
Workstream	Fairfield	OH	1.8	76,893	1973, 1988	3,540,000	218,006
Global Flooring	Kentwood	MI	3.7	121,464	1984	7,170,000	479,289
Sherwood Foods Cleveland	Maple Heights	OH	11.2	345,009	1967	21,750,000	1,261,216
Total Plastics	Wyoming	MI	1.2	44,033	1999	2,410,000	160,445
LMI Aerospace - 3600 Mueller	Saint Charles	MO	2.1	62,712	1973, 1989	4,100,000	276,188
LMI Aerospace - 3030 N. Highway 94	Saint Charles	MO	2.5	91,363	1966, 2000	4,800,000	381,088
Total			100.0%	3,585,623		$194,670,000	$12,440,535

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.s. Industrial Portfolio V

The following table presents certain information relating to the major tenants for the U.S. Industrial Portfolio V properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Sherwood Food Distributors, LLC	NR / NR / NR	345,009	9.6%	$1,524,720	10.7%	$4.42	3/31/2032	2, 5-year options
Techniplas, LLC / Nyloncraft, Inc.	NR / NR / NR	322,837	9.0	1,206,774	8.5	3.74	12/31/2032	None
Executive Cabinetry, LLC / Designer’s Choice Cabinetry, LLC	NR / NR / NR	319,851	8.9	1,109,197	7.8	3.47	8/31/2036	None
BlueLinx Corporation(3)	NR / NR / NR	307,187	8.6	1,076,003	7.6	3.50	Various(3)	None
Owens Corning Foam Insulation, LLC	BBB- / Ba1 / BBB	222,900	6.2	975,844	6.9	4.38	3/31/2031	2, 5-year options
Dirksen Screw Products Co. / ATG Precision Products, LLC	NR / NR / NR	136,085	3.8	943,883	6.6	6.94	Various(4)	2, 5-year options
HDT Expeditionary Systems, Inc.	NR / NR / NR	260,366	7.3	893,819	6.3	3.43	12/31/2031	None
Sterling Jewelers, Inc.	NR / NR / NR	134,565	3.8	848,710	6.0	6.31	2/29/2032	3, 5-year options
Leonard’s Metal, Inc.	NR / NR / NR	154,075	4.3	744,175	5.2	4.83	10/31/2030	2, 5-year options
Metalex Corporation	NR / NR / NR	155,799	4.3	613,828	4.3	3.94	4/30/2032	None
Ten Largest Tenants		2,358,674	65.8%	$9,936,953	70.0%	$4.21
Remaining Tenants		1,226,949	34.2	4,262,750	30.0	3.47
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		3,585,623	100.0%	$14,199,704	100.0%	$3.96

(1)	Where multiple tenants are listed, their leases are guaranteed by the same entity.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	BlueLinx Corporation acquired Cedar Creek, LLC and leases 219,126 SF of industrial space scheduled to expire on June 30, 2031 and 88,061 SF of industrial space scheduled to expire on May 31, 2031.

(4)	Dirksen Screw Products Co. leases 80,967 SF of industrial space scheduled to expire on April 30, 2033 and ATG Precision, LLC leases 55,118 SF of industrial space scheduled to expire on February 28, 2033.

The following table presents certain information relating to the lease rollover schedule for the U.S. Industrial Portfolio V properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030	543,228	15.2	15.2%	1,843,563	13.0	3.39	5
2031	850,172	23.7	38.9%	3,214,889	22.6	3.78	6
2032	1,024,448	28.6	67.4%	4,765,965	33.6	4.65	7
2033	427,007	11.9	79.3%	1,885,145	13.3	4.41	5
2034	0	0.0	79.3%	0	0.0	0.00	0
2035	0	0.0	79.3%	0	0.0	0.00	0
2036	319,851	8.9	88.3%	1,109,197	7.8	3.47	3
2037	147,760	4.1	92.4%	522,844	3.7	3.54	2
2038	273,157	7.6	100.0%	858,100	6.0	3.14	2
2039	0	0.0	100.0%	0	0.0	0.00	0
2040 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total	3,585,623	100.0%		$14,199,704	100.0%	$3.96	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.s. Industrial Portfolio V

The following table presents certain information relating to historical occupancy for the U.S. Industrial Portfolio V properties:

Historical Leased %(1)

As of 9/1/2019
100.0%

(1)	The U.S. Industrial Portfolio V properties were acquired in 2019 and no historical occupancy figures were available.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the U.S. Industrial Portfolio V properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)(4)	Underwritten $ per SF
Base Rental Revenue	$14,291,882	$3.99
Reimbursement Revenue	246,043	0.07
Gross Revenue	$14,537,924	$4.05
Vacancy Loss	(842,200)	(0.23)
Effective Gross Revenue	$13,695,724	$3.82

Expenses	$0	$0.00
Management Fee	273,914	0.08
Total Operating Expenses	$273,914	$0.08

Net Operating Income	$13,421,810	$3.74
TI/LC	622,712	0.17
Replacement Reserves	358,562	0.10
Net Cash Flow	$12,440,535	$3.47

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The U.S. Industrial Portfolio V properties were acquired in 2019 and no historical financials were available.

(3)	Underwritten cash flow based on contractual rents as of September 1, 2019 and contractual rent steps ($92,178) through June 30, 2020.

(4)	Underwritten cash flow assumes market vacancy for the submarkets in which the properties are located.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CAPITOL COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Lansing, Michigan		Cut-off Date Balance	$32,500,000
Property Type	Office		Cut-off Date Principal Balance per SF	$175.21
Size (SF)	185,494		Percentage of Initial Pool Balance	3.1%
Total Occupancy as of 9/1/2019	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2019	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / 2016-2018		Mortgage Rate	3.75000%
Appraised Value	$47,200,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	264
			Original Interest Only Period (Months)	NAP
			Borrower Sponsor(1)	Sam X. Eyde, Joel I. Ferguson,
				Sam X. Eyde Trust No. 1 and
				Joel I. Ferguson Trust
Underwritten Revenues	$5,652,235
Underwritten Expenses	$1,894,715	Escrows
Underwritten Net Operating Income (NOI)	$3,757,521		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,475,570	Taxes	$96,344	$48,172
Cut-off Date LTV Ratio	68.9%	Insurance	$10,036	$3,345
Maturity Date LTV Ratio	44.8%	Replacement Reserve	$0	$4,174
DSCR Based on Underwritten NOI / NCF	1.73x / 1.60x	TI/LC	$0	$19,322
Debt Yield Based on Underwritten NOI / NCF	11.6% / 10.7%	Other(2)	$87,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$32,500,000	100.0%	Loan Payoff	$31,433,129	96.7%
			Origination Costs	483,543	1.5
			Principal Equity Distribution	389,447	1.2
			Reserves	193,880	0.6
Total Sources	$32,500,000	100.0%	Total Uses	$32,500,000	100.0%

(1)	Sam X. Eyde, Joel I. Ferguson, Sam X. Eyde Trust No. 1 and Joel I. Ferguson Trust are the non-recourse carveout guarantors under the Capitol Commons loan.
(2)	The Upfront Other reserve consists of $87,500 of deferred maintenance which was collected at 125% of recommended reserves.

Largest Owned Tenant by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
State of Michigan	AA / Aa1 / AA	185,494	100.0%	$5,588,008	100.0%	$30.13	6/30/2029	NAP
Total / Wtd. Avg.		185,494	100.0%	$5,588,008	100.0%	$30.13

(1)	Based on the underwritten rent roll dated September 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $500,067 of present value contractual rent steps.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CAPITOL COMMONS

The following table presents certain information relating to the lease rollover schedule at the Capitol Commons property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(1)	% of Total UW Base Rent(1)	UW Base Rent $ per SF(1)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	185,494	100.0	100.0%	5,588,008	100.0	30.13	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	0.0%	0	0.0	0.00	0
Total / Wtd. Avg.	185,494	100.0%		$5,588,008	100.0%	$30.13	1

(1)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $500,067 of present value contractual rent steps.

The following table presents certain information relating to historical leasing at the Capitol Commons property:

Historical Leased%(1)

2016	2017	2018	As of 9/1/2019(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated September 1, 2019.

■

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Capitol Commons property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 6/30/2019	Underwritten	Underwritten $ per SF
Base Rent	$5,007,340	$5,132,523	$5,260,841	$5,326,626	$5,087,942	$27.43
Contractual Rent Steps	0	0	0	0	500,067	2.70
Potential Income from Vacant Space	0	0	0	0	0	0.00
Reimbursements	0	0	0	0	361,713	1.95
Gross Potential Income	$5,007,340	$5,132,523	$5,260,841	$5,326,626	$5,949,721	$32.08
Other Income(2)	3,570	28,520	837	0	0	0.00
Vacancy & Credit Loss(3)	0	0	0	0	(297,486)	(1.60)
Effective Gross Income	$5,010,910	$5,161,043	$5,261,678	$5,326,626	$5,652,235	$30.47

Real Estate Taxes	$497,051	$501,781	$520,687	$550,538	$550,538	$2.97
Insurance	28,244	29,288	30,497	30,527	38,233	0.21
Management Fee	71,196	75,309	78,648	78,648	169,567	0.91
Other Operating Expenses	741,169	767,139	774,615	761,769	1,136,377	6.13
Total Operating Expenses	$1,337,660	$1,373,517	$1,404,447	$1,421,482	$1,894,715	$10.21

Net Operating Income	$3,673,249	$3,787,527	$3,857,231	$3,905,144	$3,757,521	$20.26
TI/LC	0	0	0	0	231,868	1.25
Capital Expenditures	0	0	0	0	50,083	0.27
Net Cash Flow	$3,673,249	$3,787,527	$3,857,231	$3,905,144	$3,475,570	$18.74

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Income consists of administrative fees.
(3)	Vacancy is underwritten to the current, economic vacancy of 5.0%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

POWERED SHELL PORTFOLIO - MANASSAS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	GSMC
Location (City/State)	Manassas, Virginia	Cut-off Date Principal Balance(2)	$32,250,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(1)	$115.04
Size (SF)	728,460	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 9/1/2019	100.0%	Number of Related Mortgage Loans(3)	2
Owned Occupancy as of 9/1/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017, 2019 / NAP	Mortgage Rate	3.63730%
Appraised Value	$150,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(4)	BREIT Operating Partnership, L.P.

Underwritten Revenues	$8,383,057
Underwritten Expenses	$85,615	Escrows
Underwritten Net Operating Income (NOI)	$8,297,442	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,078,671	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	55.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	55.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.68x / 2.61x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.9% / 9.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$83,800,000	57.3%	Purchase Price	$144,932,315	99.1%
Principal’s New Cash Contribution	62,482,431	42.7	Origination Costs	1,350,116	0.9

Total Sources	$146,282,431	100.0%	Total Uses	$146,282,431	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Powered Shell Portfolio – Manassas Whole Loan.
(2)

The Cut-off Date Principal Balance of $32,250,000 represents the non-controlling note A-2 of the $83,800,000 Powered Shell Portfolio – Manassas Whole Loan evidenced by two pari passu notes (the “Powered Shell Portfolio – Manassas Whole Loan”).

(3)	The borrower sponsor for the Powered Shell Portfolio – Manassas Whole Loan is also the borrower sponsor for the Powered Shell Portfolio – Ashburn mortgage loan.
(4)	BREIT Operating Partnership, L.P. is the non-recourse carveout guarantor under the Powered Shell Portfolio – Manassas Whole Loan.

The table below summarizes the notes that comprise the Powered Shell Portfolio – Manassas Whole Loan. The relationship between the holders of the Powered Shell Portfolio – Manassas Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$51,550,000	$51,550,000	CGCMT 2019-GC41	Yes
Note A-2	32,250,000	32,250,000	GSMS 2019-GC42	No
Total	$83,800,000	$83,800,000

The following table presents certain information relating to the Powered Shell Portfolio – Manassas properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Powered Shell Portfolio – Manassas DC-18	Manassas	Virginia	30.2%	215,650	2017	$44,300,000	$2,448,285
Powered Shell Portfolio – Manassas DC-20	Manassas	Virginia	28.3	215,650	2017	44,000,000	2,254,411
Powered Shell Portfolio – Manassas DC-19	Manassas	Virginia	20.7	148,580	2017	31,100,000	1,677,639
Powered Shell Portfolio – Manassas DC-23	Manassas	Virginia	20.7	148,580	2019	30,600,000	1,698,335
Total			100.0%	728,460		$150,000,000	$8,078,671

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

POWERED SHELL PORTFOLIO - MANASSAS

The following table presents certain information relating to the major tenants for the Powered Shell Portfolio – Manassas properties:

Four Largest Tenants Based on Underwritten Base Rent

Tenant Name - Property	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-18	A+ / A3 / AA-	215,650	29.6%	$2,313,684	30.2%	$10.73	12/31/2027	4, 5-year options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-20	A+ / A3 / AA-	215,650	29.6	2,166,858	28.3	10.05	4/30/2027	4, 5-year options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-19	A+ / A3 / AA-	148,580	20.4	1,586,268	20.7	10.68	4/30/2027	4, 5-year options
Vadata, Inc. - Powered Shell Portfolio – Manassas DC-23	A+ / A3 / AA-	148,580	20.4	1,582,463	20.7	10.65	4/30/2029	4, 5-year options
Four Largest Tenants		728,460	100.0%	$7,649,273	100.0%	$10.50
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		728,460	100.0%	$7,649,273	100.0%	$10.50

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule for the Powered Shell Portfolio – Manassas properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	579,880	79.6	79.6%	6,066,810	79.3	10.46	3
2028	0	0.0	79.6%	0	0.0	0.00	0
2029	148,580	20.4	100.0%	1,582,463	20.7	10.65	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	728,460	100.0%		$7,649,273	100.0%	$10.50	4

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy for the Powered Shell Portfolio – Manassas properties:

Historical Leased %(1)

As of 9/1/2019
100.0%

(1)	There are no historical occupancy figures as the Powered Shell Portfolio – Manassas properties were built in 2017 and 2019 and went through individual periods of tenant specific build-outs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

POWERED SHELL PORTFOLIO - MANASSAS

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Powered Shell Portfolio – Manassas properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$7,649,273	$10.50
Contractual Rent Steps	912,267	1.25
Reimbursement Revenue	85,615	0.12
Gross Revenue	$8,647,156	$11.87
Vacancy Loss	(264,099)	(0.36)
Effective Gross Revenue	$8,383,057	$11.51

Management Fee	85,615	0.12

Net Operating Income	$8,297,442	$11.39
TI/LC	176,549	0.24
Replacement Reserves	42,222	0.06
Net Cash Flow	$8,078,671	$11.09

(1)

Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There are no historical cash flow figures as the Powered Shell Portfolio – Manassas properties were built in 2017 and 2019 and went through individual periods of tenant specific build-outs.
(3)	Underwritten cash flow based on contractual rents as of September 1, 2019 and contractual rent steps through July 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MILLENNIUM PARK PLAZA

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	Chicago, Illinois		Cut-off Date Principal Balance(2)		$30,000,000
Property Type	Mixed Use		Cut-off Date Principal Balance per SF(1)		$374.94
Size (SF)	560,083		Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 5/31/2019	99.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2019	99.2%		Type of Security		Fee Simple
Year Built / Latest Renovation	1982 / 2015		Mortgage Rate		3.6600%
Appraised Value	$319,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120
			Borrower Sponsor(3)	Donal P. Barry, Sr.

Underwritten Revenues	$22,411,024
Underwritten Expenses	$6,752,423		Escrows
Underwritten Net Operating Income (NOI)	$15,658,602			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,647,202		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	65.8%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	65.8%		Replacement Reserves	$1,000,000	$0
DSCR Based on Underwritten NOI / NCF(1)	2.01x / 2.01x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.5% / 7.5%		Other(4)	$77,030	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$210,000,000	99.7%	Loan Payoff	$206,691,937	98.1%
Principal’s New Cash Contribution	609,705	0.3	Origination Costs	2,840,738	1.3
			Reserves	1,077,030	0.5

Total Sources	$210,609,705	100.0%	Total Uses	$210,609,705	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Millennium Park Plaza Whole Loan.

(2)	The Cut-off Date Principal Balance of $30,000,000 represents the non-controlling note A-2 of the $210,000,000 Millennium Park Plaza whole loan evidenced by four pari passu notes (the “Millennium Park Plaza Whole Loan”).

(3)	Donal P. Barry, Sr. is the non-recourse carveout guarantor under the Millennium Park Plaza Whole Loan.

(4)	Other reserves represents an unfunded obligations reserve for two tenants, Nandos of Michigan Ave LLC (4,055 SF) and Stan’s Donuts (2,058 SF).

The table below summarizes the promissory notes that comprise the Millennium Park Plaza Whole Loan. The relationship between the holders of the Millennium Park Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$70,000,000	$70,000,000	CGCMT 2019-GC41	Yes
Note A-2	$30,000,000	$30,000,000	GSMS 2019-GC42	No
Notes A-3 and A-4	$110,000,000	$110,000,000	Goldman Sachs Bank USA(1)	No
Total	$210,000,000	$210,000,000

(1)	Notes A-3 and A-4 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

The following table presents certain information relating to the multifamily units and rent at the Millennium Park Plaza property:

Unit Mix(1)

Unit Type	# of Units	Total SF	Average SF per Unit	Monthly UW Rent per Unit
1 Bedroom	263	176,209	670	$1,834
2 Bedroom	125	122,845	983	2,665
3 Bedroom	103	125,440	1,218	3,373
Studio	66	32,122	487	1,648
Total / Wtd. Avg.	557	456,616	820	$2,283

(1)	As provided by the borrower per the underwritten rent roll dated May 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MILLENNIUM PARK PLAZA

The following table presents certain information relating to the major retail and office tenants (of which, certain tenants may have co-tenancy provisions) at the Millennium Park Plaza property:

Ten Largest Retail and Office Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Ferrero USA Inc(3)	NR / NR / NR	2,785	2.7%	$603,867	9.8%	$216.83	5/31/2027	2, 5-year options
Centurylink, Inc	BB / B2 / BB	9,558	9.2	502,200	8.1	52.54	Various(4)	1, 5-year option
Broadwing Communications	NR / NR / NR	6,000	5.8	428,040	6.9	71.34	10/29/2019	None
Stan’s Donuts	NR / NR / NR	2,058	2.0	353,600	5.7	171.82	5/31/2027	2, 5-year options
Nandos of Michigan Ave LLC	NR / NR / NR	4,055	3.9	305,000	4.9	75.22	10/31/2032	3, 5-year options
GPS Millennium Park LLC Garrett Popcorn	NR / NR / NR	1,540	1.5	261,482	4.2	169.79	10/31/2024	2, 5-year options
PB Restaurants LLC	NR / NR / NR	1,476	1.4	198,492	3.2	134.48	12/31/2024	2, 5-year options
Angelini Ori Abate Law	NR / NR / NR	3,900	3.8	142,679	2.3	36.58	11/30/2025	None
Hat World, Inc.	NR / NR / NR	809	0.8	141,443	2.3	174.84	12/31/2024	2, 5-year options
Davids Tea (USA) Inc.	NR / NR / NR	877	0.8	141,113	2.3	160.90	Various(5)	None
Largest Tenants		33,058	32.0%	$3,077,915	49.9%	$93.11
Remaining Owned Tenants		65,740	63.5	3,085,496	50.1	46.93
Vacant Spaces (Owned Space)		4,669	4.5	0	0.0	0.00
Totals / Wtd. Avg. Tenants		103,467	100.0%	$6,163,411	100.0%	$62.38

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

(3)	Ferrero USA Inc has the right to terminate its lease after May 31, 2020 with three months’ notice and a payment of a termination fee.

(4)	Centurylink, Inc leases 430 SF of office space scheduled to expire on July 31, 2023 and 9,128 SF of office space scheduled to expire on September 30, 2023.

(5)	Davids Tea (USA), Inc. leases 777 SF of retail space scheduled to expire on November 30, 2024 and 100 SF of office space scheduled to expire on October 31, 2021.

The following table presents certain information relating to the lease rollover schedule for the Millennium Park Plaza property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	10,552	10.2%	10.2%	$362,391	5.9%	$34.34	21
2019	13,187	12.7	22.9%	875,256	14.2	$66.37	29
2020	17,282	16.7	39.6%	822,543	13.3	$47.60	37
2021	8,148	7.9	47.5%	348,399	5.7	$42.76	16
2022	15,186	14.7	62.2%	775,127	12.6	$51.04	18
2023	15,448	14.9	77.1%	757,920	12.3	$49.06	8
2024	6,197	6.0	83.1%	816,629	13.2	$131.78	6
2025	3,900	3.8	86.9%	142,679	2.3	$36.58	1
2026	0	0.0	86.9%	0	0.0	$0.00	0
2027	4,843	4.7	91.6%	957,467	15.5	$197.70	2
2028	0	0.0	91.6%	0	0.0	$0.00	0
2029	0	0.0	91.6%	0	0.0	$0.00	0
2030 & Thereafter	4,055	3.9	95.5%	305,000	4.9	$75.22	1
Vacant	4,669	4.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	103,467	100.0%		$6,163,411	100.0%	$62.38	139

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

The following table presents certain information relating to the historical leasing at the Millennium Park Plaza property:

Historical Leased %(1)

2016	2017	2018	As of 5/31/2019
99.0%	97.8%	97.4%	99.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MILLENNIUM PARK PLAZA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Millennium Park Plaza property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 5/31/2019	Underwritten(2)	Underwritten $ per SF
Effective Rental Revenue	$14,294,293	$14,499,950	$15,294,647	$14,972,622	$15,260,112	$27.25
Retail Income	693,788	1,293,179	1,586,708	2,018,496	2,073,872	3.70
Office Income	2,357,420	2,446,628	2,466,636	2,540,208	2,667,207	4.76
Telecom Income	1,376,674	1,402,323	1,488,043	1,710,226	1,456,707	2.60
Miscellaneous Revenue	754,502	767,780	939,866	953,126	953,126	1.70
Total Other Revenue	$5,182,384	$5,909,910	$6,481,253	$7,222,056	$7,150,912	$12.77
Effective Gross Revenue	$19,476,677	$20,409,860	$21,775,900	$22,194,678	$22,411,024	$40.01

Total Operating Expenses	$5,920,924	$6,198,041	$6,410,039	$6,549,845	$6,752,423	$12.06

Net Operating Income	$13,555,753	$14,211,819	$15,365,861	$15,644,833	$15,658,602	$27.96
Upfront Replacement Reserve	0	0	0	0	(100,000)	(0.18)
Replacement Reserves	0	0	0	0	111,400	0.20
Net Cash Flow	$13,555,753	$14,211,819	$15,365,861	$15,644,833	$15,647,202	$27.94

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, retail lease tenant improvement concessions, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of May 31, 2019 and contractual rent steps through July 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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PHARR TOWN CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Pharr, Texas		Cut-off Date Principal Balance(2)		$30,000,000
Property Type	Retail		Cut-off Date Principal Balance per SF(1)		$159.88
Size (SF)	437,815		Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 6/25/2019	97.3%		Number of Related Mortgage Loans		None
Owned Occupancy as of 6/25/2019	97.3%		Type of Security	Fee Simple
Year Built / Latest Renovation	2013-2019 / NAP		Mortgage Rate		4.45000%
Appraised Value	$104,360,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		36
			Borrower Sponsor(3)	Herbert L. Levine
Underwritten Revenues	$8,952,839
Underwritten Expenses	$2,942,618		Escrows
Underwritten Net Operating Income (NOI)	$6,010,221			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,738,775		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	67.1%		Insurance	$37,602	$0
Maturity Date LTV Ratio(1)	58.6%		Replacement Reserves	$0	$4,378
DSCR Based on Underwritten NOI / NCF(1)	1.42x / 1.36x		TI/LC(4)	$101,284	$18,242
Debt Yield Based on Underwritten NOI / NCF(1)	8.6% / 8.2%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$70,000,000	88.4%	Loan Payoff	$77,511,456	97.9%
Principal's New Cash Contribution	9,185,024	11.6	Origination Costs	1,534,683	1.9
			Upfront Reserves	138,885	0.2

Total Sources	$79,185,024	100.0%	Total Uses	$79,185,024	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Pharr Town Center Whole Loan.

(2)	The Cut-off Date Principal Balance of $30,000,000 represents the non-controlling Note A-2, which is part of a larger whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 (the “Pharr Town Center Whole Loan”), which also consists of one controlling Note A-1 with an original principal balance of $40,000,000 which was contributed to the CD 2019-CD8 securitization transaction.

(3)	Herbert L. Levine is the non-recourse carveout guarantor under the Pharr Town Center Whole Loan.

(4)	TI/LC reserves are capped at $1,150,000.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Pharr Town Center property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	UW Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(2)	Renewal / Extension Options
Anchors/Subanchors
Academy(3)	NR / Caa1 / CCC+	71,821	16.4%	$739,038	$10.29	3/31/2031	$278	5.8%	3, 5-year options
Cinemark	NR / NR / BB	63,504	14.5	$984,312	$15.50	12/31/2028	$252	8.5%	4, 5-year options
Main Event(4)	NR / B3 / B-	58,000	13.2	$696,000	$12.00	8/31/2029	$155	11.6%	3, 5-year options
Ross Dress for Less(5)	NR / A2 / A-	28,000	6.4	$322,000	$11.50	1/31/2028	$464	3.8%	5, 5-year options
Buy Buy Baby(6)	NR / Baa3 / BB+	25,056	5.7	$175,392	$7.00	1/31/2028	$191	6.8%	3, 5-year options
TJ Maxx	NR / A2 / A+	22,000	5.0	$220,000	$10.00	5/31/2026	$477	3.3%	4, 5-year options
Bealls	NR / NR / NR	21,000	4.8	$231,000	$11.00	1/31/2027	$143	11.9%	4, 5-year options
Jo-Ann Stores	NR / NR / NR	20,157	4.6	$226,766	$11.25	1/31/2027	N/A	N/A	3, 5-year options
Total Anchors/Subanchors		309,538	70.7%	$3,594,508	$11.61

Remaining Major Tenants (>10,000 SF)(7)		85,278	19.5%	$1,190,360	$13.96
Occupied Inline (<10,000 SF)(8)		31,167	7.1	$990,508	$31.78
Vacant Spaces		11,832	2.7	$0	$0.00
Total / Wtd. Avg.		437,815	100.0%	$5,775,376	$13.56

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant Sales $ per SF and Occupancy Costs are as of December 31, 2018.

(3)	Academy has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease. If Academy remains dark for a specified period of time the borrower has the right to terminate its lease.

(4)	Main Event has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease. If Main Event remains dark for a specified period of time the borrower has the right to terminate its lease.

(5)	Ross Dress for Less has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease. If Ross Dress for Less remains dark for a specified period of time the borrower has the right to terminate its lease.

(6)	Buy Buy Baby has the right to go-dark at any time, but they are obligated to continue paying rent and otherwise perform all of their obligations under the lease. If Buy Buy Baby remains dark for a specified period of time the borrower has the right to terminate its lease.

(7)	Major Tenants UW Total Rent is inclusive of Crunch Fitness.

(8)	Inline Tenants UW Total Rent is inclusive of Sprint Spectrum LP (Tower).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PHARR TOWN CENTER

The following table presents certain information relating to the lease rollover schedule at the Pharr Town Center property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Total Rent	% of Total UW Total Rent	UW Total Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	2,500	0.6	0.6%	$54,000	0.9	$21.60	1
2020	0	0.0	0.6%	$0	0.0	$0.00	0
2021	3,300	0.8	1.3%	$87,000	1.5	$26.36	2
2022	26,188	6.0	7.3%	$522,772	9.1	$19.96	6
2023	1,300	0.3	7.6%	$29,900	0.5	$23.00	1
2024	14,556	3.3	10.9%	$297,068	5.1	$20.41	3
2025	0	0.0	10.9%	$0	0.0	$0.00	0
2026	39,400	9.0	19.9%	$498,600	8.6	$12.65	4
2027	43,657	10.0	29.9%	$607,766	10.5	$13.92	3
2028	159,254	36.4	66.3%	$2,095,732	36.3	$13.16	6
2029	64,007	14.6	80.9%	$843,500	14.6	$13.18	3
2030 & Thereafter	71,821	16.4	97.3%	$739,038	12.8	$10.29	1
Vacant	11,832	2.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	437,815	100.0%		$5,775,376	100.0%	$13.56	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the Pharr Town Center property:

Historical Leased %(1)

2018(2)	As of 6/25/2019
96.0%	97.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	The Pharr Town Center property was not substantially completed until 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pharr Town Center property:

Cash Flow Analysis(1)

	2018	T-12 3/31/2019	Underwritten	Underwritten PSF
Base Rent	$5,468,287	$5,538,684	$5,775,376	$13.19
Rent Steps(2)	0	0	49,695	0.11
Gross Up Vacancy	0	0	367,384	0.84
Gross Potential Rent	$5,468,287	$5,538,684	$6,192,455	$14.14
Reimbursements	2,283,014	2,349,633	2,559,037	5.85
Other Income(3)	559,154	715,744	638,921	1.46
Less Vacancy & Credit Loss	(27,801)	(27,801)	(437,575)	(1.00)
Effective Gross Income	$8,282,654	$8,576,261	$8,952,839	$20.45

Real Estate Taxes	1,768,212	1,781,995	1,876,572	$4.29
Insurance	136,806	142,549	166,195	0.38
Management Fee	346,722	343,041	358,114	0.82
Other Operating Expenses	575,270	606,042	541,738	1.24
Total Operating Expenses	$2,827,010	$2,873,627	$2,942,618	6.72

Net Operating Income	$5,455,644	$5,702,634	$6,010,221	$13.73
TI/LC	0	0	218,908	0.50
Capital Expenditures	0	0	52,538	0.12
Net Cash Flow	$5,455,644	$5,702,634	$5,738,775	$13.11

(1)	Historical cash flows are unavailable because the Pharr Town Center property was not substantially completed until 2017.

(2)	Represents contractual rent steps through August 2020.

(3)	Other Income represents sales tax reimbursements under the tax increment financing agreement (“TIF Agreement”) and % rent stemming from Buy Buy Baby. Underwritten Other Income includes $500,900 in sales tax reimbursements under the TIF Agreement, and $138,021 in % rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—	Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness. Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

—	Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or to take any other action which may be required by a prospective investor for the purposes of its compliance with the EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

—	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—	Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders and the RR Interest Owner if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” "as stabilized" or other values prospective investors should consider that those assumptions may not be accurate and that the "as stabilized" or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class F-RR, Class G-RR and Class H-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, of Goldman Sachs Bank USA, one of the originators, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that GSMC and CREFI (or either party’s “majority-owned affiliate” as defined in the Credit Risk Retention Rules) are expected to hold the VRR Interest as described in “Credit Risk Retention” in the Preliminary Prospectus. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders and the RR Interest Owner. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR Interest Owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each affiliated with an Underwriter Entity.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.